As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-160093

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

EMPIRE AMERICAN REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

25 Philips Parkway
Montvale, NJ 07645
(201) 326-3300

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Ezra Beyman
c/o Empire American Holdings, LLC
25 Philips Parkway
Montvale, New Jersey 07645
(201) 326-3300

(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Tel: (212) 969-3000 Fax: (212) 969-2900	David Newman c/o Empire American Holdings, LLC 25 Philips Parkway Montvale, New Jersey 07645 Tel: (201) 326-3300 Fax: (201) 326-6936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	100,000,000 shares	$10.00	$1,000,000,000	$55,800.00
Common Stock, $0.01 par value per share	10,000,000 shares(1)	$9.50	$95,000,000	$5,580.00

(1)	Represents shares to be issued pursuant to distribution reinvestment program. The offering price per share issuable pursuant to the distribution reinvestment program is estimated for purposes of calculating the registration fee at $9.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED AUGUST 14, 2009	SUBJECT TO COMPLETION

250,000 shares of common stock — minimum offering
110,000,000 shares of common stock — maximum offering

EMPIRE AMERICAN REALTY TRUST, INC.

$10.00 PER SHARE Minimum Initial Purchase — 200 Shares

Empire American Realty Trust, Inc. is a newly formed Maryland corporation incorporated on March 26, 2009 and sponsored by Empire American Holdings, LLC, one of the largest private property holders in the United States. We are offering up to 100,000,000 shares of common stock to investors who meet our suitability standards and up to 10,000,000 shares of common stock to participants in our distribution reinvestment program. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. We intend to use substantially all of the net proceeds from this offering to acquire a diverse portfolio of multifamily properties located in the United States and real estate-related debt and securities. The dealer manager of the offering, Empire American Realty, LLC, has applied for membership as a member firm of the Financial Industry Regulatory Authority. Our dealer manager is not required to sell a specific number or dollar amount of shares but will use its best efforts to sell 100,000,000 of our shares and may engage third party soliciting dealers in connection with this offering.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 15 for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	We are a “blind pool” offering because we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have no operating history or established financing sources;
•	No public market currently exists for our shares of common stock, no public market for such shares may ever exist and our shares are illiquid;
•	There are substantial conflicts between the interests of our investors, our interests and the interests of our advisor, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources;
•	Our charter permits us to maintain a level of leverage as high as 75% of the aggregate fair market value of our properties;
•	As long as we maintain our status as a real estate investment trust for U.S. federal income tax purposes (a “REIT”), five or fewer individuals are generally prohibited from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties, and our incentive fee structure may result in our advisor recommending riskier or more speculative investments;
•	Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Subject to certain limited exceptions, there is no limit to the amount of distributions that we may pay from offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may use proceeds from this offering and financings to fund distributions in anticipation of cash flow to be received in later periods;
•	We are not yet a REIT and may be unable to qualify as a REIT; and
•	The current economic downturn and disruption in the financial markets could have an adverse impact on our tenant’s ability to make rental payments and the demand for rental space.

This offering will end no later than   , 2011 unless we elect to extend it to a date no later than   , 2012 in states that permit us to make this one-year extension. We will deposit subscription payments in an escrow account held by the escrow agent,     , in trust for the subscriber’s benefit, pending release to us. A minimum of 250,000 shares of common stock must be sold within one year following this offering (unless the offering is extended) or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Subscription payments held in escrow will be placed in short term, low risk, highly liquid, interest bearing investments. If a refund is made because we do not achieve the minimum offering, our sponsor will pay any escrow fees and no amounts will be deducted from the escrow funds.

PENNSYLVANIA INVESTORS: The minimum closing amount is $2,500,000. Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and inquire as to the current dollar volume of our subscriptions. We will not release any subscription proceeds from Pennsylvania investors from escrow until we have $50,000,000 in subscriptions.

These are speculative securities and this investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in us is not permitted.

	Price to Public	Sales Commissions	Dealer Manager Fee	Proceeds to Us Before Expenses(1)(2)
Primary Offering Per Share	$10.00	$.70	$.30	$9.00
Total Minimum	$2,500,000.00	$175,000.00	$75,000.00	$2,250,000.00
Total Maximum	$1,000,000,000.00	$70,000,000.00	$30,000,000.00	$900,000,000.00
Distribution Reinvestment Plan Offering Per Share(1)	$9.50	$—	$—	$9.50
Total Maximum	$95,000,000.00	$—	$—	$95,000,000.00

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.
(2)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Prospectus dated        , 2009

INVESTOR SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment. We have established suitability standards for investors who purchase our common stock. These suitability standards are intended to help ensure, given the high degree of risk inherent in, the long-term nature of an investment in, and the relative illiquidity of, our shares, that shares of our common stock are an appropriate investment for those of you who become investors. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all of the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

The minimum purchase is 200 shares ($2,000), except in certain states. The minimum purchase for New York residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least 100 shares ($1,000), except for purchases made by residents of states with a different requirement, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

General Standards for all Investors.  Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

California.  Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $100,000.

Kentucky.  Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Iowa.  Investors must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000. In addition, shares will only be sold to Iowa residents that represent that they have a combined liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Massachusetts, Michigan, Ohio, Oregon, Pennsylvania and Washington.  Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Oregon, Pennsylvania or Washington investor’s net worth.

Kansas, Missouri and California.  In addition to the general suitability standards described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other REITs. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Alabama.  In addition to the general suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Tennessee.  In addition to the general suitability standards described above, shares will only be sold to Tennessee residents that represent that their maximum investment in us and our affiliates does not exceed 10% of their liquid net worth.

Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $50,000,000.

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The foregoing suitability standards must be met by the investor who purchases the shares. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the “ERISA Considerations” section of this prospectus.

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for 6 years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Shareholder,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?
A:	REIT stands for an entity electing to be treated as a “real estate investment trust” for U.S. federal income tax purposes. In general, a REIT is a company that:
•	pools the capital of many investors to acquire or provide financing for real estate properties;
•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	is required to pay distributions to investors of at least 90% of its taxable income (excluding net capital gain) each year; and
•	avoids the U.S. federal “double income taxation” treatment of income that results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income tax and excise tax on its net income, so long as it complies with certain tax requirements.
Q:	What is an UPREIT?
A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds substantially all of its properties through a partnership in which the REIT (directly or indirectly) holds an interest as a general partner and/or a limited partner, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences. Generally, a sale of property directly to a REIT is a taxable sale to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may in some cases transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.
Q:	What is the experience of your management?
A:	Our advisor, Empire American Advisors, LLC, is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf. Our advisor’s current team of senior management averages approximately 20 years of industry experience among them. Our advisor will select investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.
Q:	What is your investment strategy?
A:	Our investment strategy is to acquire a diverse portfolio of multifamily properties located in the United States. We plan to diversify our portfolio by size, property location and risk with the goal of attaining a portfolio of multifamily properties and real estate-related debt and securities that will generate attractive returns for our investors, with the potential for capital appreciation. We expect that we will target mostly value-added properties, and to a lesser extent opportunistic properties, in various phases of redevelopment or in need of repositioning. We expect to also target existing properties that are already well positioned and producing rental income. We will focus on responsibly reducing the operating costs of our properties while still maintaining high standards of repair and capital improvements.
Q:	Will you invest in anything other than real property?
A:	We may invest in real estate-related securities and other real estate-related debt and investments that we believe present the potential for high current income or total return without subjecting principal to undue risk, including but not limited to mortgage, bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies. We may also invest in entities that make similar investments.

Although our charter does not limit the portion of our assets that may be invested in real estate-related securities and other investments, our investment guidelines provide that such investments will not constitute more than 15% of our portfolio by asset value.
Q:	If I buy shares of your common stock, will I receive distributions, and if so, how often?
A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90% of our taxable income (excluding net capital gain). We are taxed on any undistributed income, including on any net capital gain. Subject to the approval of our board of directors and applicable law, we intend to make distributions to our stockholders on a monthly basis after we achieve the minimum offering, and we intend to make distributions sufficient to meet the annual distribution requirements in order to maintain our qualification as a REIT and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We intend to commence distributions in the first month after we achieve the minimum offering. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations or other sources, such as borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, we may use the net proceeds from this offering to fund distributions. Our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.
Q:	Can I reinvest my distributions in additional shares of common stock?
A:	Yes, you may elect to participate in our distribution reinvestment program by checking the appropriate box on the subscription agreement, or by filling out an enrollment form which we will provide you at your request. The purchase price for shares purchased pursuant to the distribution reinvestment program will be $9.50 per share for the duration of this offering and 95% of our net asset value thereafter.
Q:	Will the distributions I receive be taxable as ordinary income?
A:	Distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our distribution reinvestment program, will be taxed as ordinary income to the extent that they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends will generally be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. Please note that each investor’s tax considerations are different, therefore, we suggest that you consult with your tax advisor prior to making an investment in our shares.
Q.	Will I receive a stock certificate?
A.	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.
Q.	What happens if we do not raise the minimum $2,500,000 in this offering?
A.	This offering will end no later than , 2011, unless we elect to extend it to a date no later than , 2012 in the states that permit us to make this one-year extension. We will not sell any shares of our common stock unless we sell a minimum of 250,000 shares to the public by (one year from the date of the effective date of this prospectus), unless the offering is extended to a date no later than , 2012 in the states that permit such extension. Pending satisfaction of the minimum offering requirement, all subscription payments will be placed in escrow in trust for the subscribers’ benefit pending release to us. If we do not sell the minimum number of shares to the public by (one year from the effective date of this prospectus, unless extended), we will terminate this offering and return all subscribers’ funds held in escrow, plus interest. If we are successful in raising the minimum offering, the proceeds held in escrow, plus interest, will be released to us.
Q.	How do I subscribe for shares of common stock?
A.	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Investor Suitability Standards” of this prospectus. Investors that would like to purchase shares of our common stock should:
•	Read the entire final prospectus and any appendices and supplements accompanying the final prospectus;
•	Complete and sign the subscription agreement, a copy of which is included in this prospectus as Appendix C.
•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Initially, your check should be made payable to “ , as escrow agent for Empire REIT.” After we meet the minimum offering requirements, your check should be made payable to “Empire American Realty Trust, Inc,” except that Pennsylvania investors should continue to make checks payable to “ , as escrow agent for Empire REIT” until we have received and accepted subscriptions for $50 million.

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;
•	You received a copy of our final prospectus not less than five business days prior to signing the subscription agreement;
•	You meet the minimum income, net worth and any other applicable suitability standards established for you;
•	You are purchasing our common stock for your own account; and
•	You acknowledge that our shares are not liquid.

Each of the above representations is included in the subscription agreement in order to help us satisfy our responsibility, which our broker dealer will undertake as our agent, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

Q.	How will the payment of fees and expenses affect my invested capital?
A.	We will pay sales commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our advisor for our organization and offering expenses not to exceed, together with the dealer manager fees and selling commissions, 15% of the gross proceeds of our offering. We estimate such expenses will be approximately 1.5% of the gross offering proceeds raised if we achieve the maximum offering. We will also pay our advisor acquisition fees for substantial services provided in he acquisition of investments. The payment of fees and expenses will reduce the funds available to us for investment in multifamily properties and real estate-related debt and securities.

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Q:	How does a “best efforts” offering work?
A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the offered securities. Therefore, no specified dollar amount is guaranteed to be raised.
Q:	Who can buy shares of your common stock?
A:	Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (i) a net worth of at least $250,000 or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that some states impose higher minimum levels than the limits above and/or additional restrictions on your investment. See the more detailed descriptions of investor requirements in the “Investor Suitability Standards” section of this prospectus.
Q:	Is there any minimum investment required?
A:	Generally, the required minimum investment is $2,000, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment program. Please note that certain states have imposed higher minimum investment amounts.
Q:	If I buy shares of common stock in this offering, how can I subsequently sell them?
A:	At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange or national market system. Moreover, there will not be a public market for the shares when you purchase them and a public market may never develop. As a result, it may be difficult to find a buyer for your shares. You may, however, sell your shares to any buyer unless such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.8% in value or in number, whichever is more restrictive, of outstanding shares of our common stock, unless otherwise excepted by our board of directors or charter.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us. We may repurchase shares through the program, from time to time, at prices ranging from $9.00 per share for stockholders who have owned shares for at least one year to $9.50 per share for stockholders who have owned shares for at least five years, however, our board of directors, in its sole discretion, may change these repurchase prices. Stockholders who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website to our repurchase agent. However, if a stockholder dies prior to or after owning the shares for one year, the one-year holding period will not be applicable, and any shares held for less than one year by the deceased will be repurchased at a price equal to $9.00 per share. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.

In the case of any repurchases other than upon the death of a stockholder, we are authorized to use only the proceeds from our distribution reinvestment plan during that month and we will limit the number of shares repurchased during any calendar year to 2.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the case of repurchases made upon the death of a stockholder, we are authorized to use any funds to complete the repurchase, and neither the limit regarding funds available from the distribution reinvestment plan nor the 2.0% limit will apply. The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program, without prior notice to stockholders. Further, our board reserves the right in its sole discretion to reject any requests for repurchases. Our board of directors may reject requests at any point prior to the date of repurchase.

Q:	Do you intend to list your common stock? If not, is there any other planned liquidity event?
A:	We presently intend to complete a transaction providing liquidity for our stockholders within 7 to 10 years from the completion of our offering. This may involve listing our common stock on a national securities exchange. If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of that period, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of an extension of this deadline or of the liquidation of the company.
Q:	Will I receive notification as to how my investment is doing?
A:	You will receive periodic reports on the performance of your investment with us, including:
•	an annual report that updates and details your investment;
•	an annual report, including audited financial statements, as filed with the Securities and Exchange Commission;
•	an annual IRS Form 1099-DIV; and
•	supplements to the prospectus, as may be required by the federal securities laws.
Q:	When will I receive my tax information?
A:	We intend to mail your IRS Form 1099-DIV tax information by January 31st of each year.
Q:	Who can I contact to answer questions I may have?
A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, please contact your registered representative or:

Empire American Realty Trust, Inc.
c/o Empire American Holdings, LLC
25 Philips Parkway
Montvale, New Jersey 07645
Tel: (201) 326-3300

PROSPECTUS SUMMARY

This summary highlights some of the material information contained elsewhere in this prospectus. Because it is only a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus and its appendices carefully, including the “Risk Factors” section and the financial statements, before you decide to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Empire American Realty Trust, Inc., a Maryland corporation. We refer to: Empire American Advisors, LLC, a Delaware limited liability company, as our advisor; Empire American Realty Operating Partnership, LP, a Delaware limited partnership, as our operating partnership; Empire American Realty, LLC, a Delaware limited liability company, as our dealer manager or our broker dealer; Empire American Management, LLC, a Delaware limited liability company, as our property manager; and Empire American Holdings, LLC, a Delaware limited liability company, as our sponsor.

Empire American Realty Trust, Inc.

We are a newly organized Maryland corporation and we intend to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) beginning with the taxable year ending December 31, 2010, or the first year during which we begin material operations. We intend to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of multifamily properties and real estate-related debt and securities, with a primary focus on well-located multifamily properties that we believe present opportunities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and properties available at opportunistic prices from distressed or time-constrained sellers. We also intend to acquire well-located, quality multifamily properties with strong and stable cash flows. We intend to implement a strategy at these multifamily properties that we believe will increase rents, tenant retention and property values, and as a result will generate attractive returns for our investors. In addition, we may invest in real estate-related debt and securities that we believe present the potential for high current income or total returns without subjecting principal to undue risk, including without limitation, mortgage, bridge, subordinated, mezzanine, construction or other loans, debt securities and preferred or other equity securities of other real estate companies. We do not own, nor have we identified any specific properties or real estate-related assets for investment, and therefore, we are considered to be a “blind pool.”

Our principal executive offices are located at 25 Philips Parkway, Montvale, NJ 07645, our telephone number is 201-326-3300, and our website address is         . The contents of that website are not incorporated by reference or otherwise made part of this prospectus.

Our Sponsor

Empire American Holdings, LLC, our sponsor, is a national real estate investment firm based in New Jersey that focuses on acquiring, managing and redeveloping residential and commercial properties across the United States. Our sponsor has been ranked by the National Multi Housing Counsel in its publication, the NMHC 50, as of January 1, 2009, as the 28th largest U.S. apartment owner and the 24th largest U.S. apartment manager. Our sponsor employs approximately 40 staff and professionals. Since 1983, our sponsor has acquired residential properties across the United States, currently totaling approximately 328 properties with more than 40,000 residential units in 17 states.

Certain officers and directors of our sponsor and its affiliates also have senior management positions with us. The positions and biographical information for these directors and officers can be found below in “Management — Our Directors and Officers.”

Terms of the Offering

We are offering a minimum of 250,000, and a maximum of 100,000,000, shares of our common stock in this offering. These shares are being offered on a best efforts basis through our dealer manager at $10.00 per share, subject to volume discounts and other discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered, and therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering. In addition, we are offering up to 10,000,000 shares of our common stock at $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment program.

If we do not sell the minimum of 250,000 shares before       , 2011 this offering will be terminated and our escrow agent will promptly send you a full refund of your investment (with interest) and without deduction for escrow expenses. However, our board of directors may extend the offering for an additional year in the states that permit us to make such an extension.

Investment Objectives

Our primary investment objectives are to:

•	preserve your investment in us without subjecting principal to undue risk;
•	generate cash flows from our operations for distributions to our stockholders;
•	realize growth in the value of our investments; and
•	invest in a diversified portfolio of multifamily properties.

Investment Strategy

Using substantially all of the net proceeds from this offering, we intend to achieve our investment objectives by acquiring a diverse portfolio of multifamily properties located in the United States. We plan to diversify our portfolio by size, property location and risk with the goal of attaining a portfolio of multifamily properties and real estate-related debt and securities that will generate returns for our investors with the potential for capital appreciation. We will target mostly value-added properties, and to a lesser extent opportunistic properties, in various phases of redevelopment or in need of repositioning, as well as existing properties that are already well positioned and producing rental income. We will focus on responsibly reducing the operating costs of our properties while still maintaining high standards of repair and capital improvements.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment opportunity, we will generally evaluate the following: the performance and risk characteristics of that investment; how that investment will fit within our target portfolio objectives; and the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

To further diversify, we may invest in first and second mortgages, subordinated, bridge, mezzanine, construction and other loans and real estate-related securities, including securities issued by other real estate companies, either for investment or in change-of-control transactions, completed on a negotiated basis or otherwise.

Our targeted portfolio is as follows:

•	Value-Added Properties. We intend to allocate approximately 50% of our portfolio to investments in well-located multifamily communities that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed sellers or time-constrained sellers in need of liquidity. Distressed sellers are those that may need to sell a property (i) because the debt on such property is maturing, (ii) because the property is being foreclosed upon, or (iii) to raise capital in order to make loan payments on other properties.
•	Core Properties. We intend to allocate approximately 35% of our portfolio to investments in well-located, quality multifamily communities with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement strategies at these properties that we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.
•	Real Estate-Related Debt and Securities. We may allocate up to approximately 15% of our portfolio to investments in other real estate-related debt and securities with the potential for high current income or total returns without subjecting principal to undue risk. These allocations may include first and second mortgages, subordinated, bridge, mezzanine, construction and other loans, as well as debt securities related to or secured by real estate and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our advisor.

The above summarizes our targeted portfolio, however, we may make adjustments at any time based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We expect to allocate approximately 5% – 10% of our net assets in any one individual property and approximately 1% – 5% of our net assets in any one investment in real estate-related investment, assuming we achieve the maximum offering.

Our ability to diversify our portfolio will depend on, among other things, prevailing real estate market conditions, prevailing credit market conditions, our ability to raise funds in this offering and the availability of attractive investment opportunities. Although our focus is on multifamily properties, our charter does not restrict us from acquiring other types of properties and real estate-related assets and will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We are making this offering on a best efforts basis and the offering is conditioned on the sale of at least 250,000 shares of common stock for $2,500,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments will be limited by the amount of funds we raise. If we are unable to raise additional funds, we may not be able to execute our diversification strategy, which may adversely affect your investment. Further, we do not anticipate diversifying our investments in properties by industry, that is, we plan to only invest in the multifamily industry. Therefore, a downturn in such industry will likely have a more pronounced effect on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments by industry.

Financing Strategy

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments that would otherwise be possible, resulting in a larger and more diversified portfolio. See the “Risk Factors” section of this prospectus for more information about the risks related to operating on a leveraged basis.

As set forth in our investment guidelines, we intend to limit our leverage to 50% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year by our board of directors. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset.

Our secured and unsecured aggregate borrowings will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. Pursuant to our charter, the maximum amount of these borrowings in relation to net assets will not exceed 300% of net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over this 300% level must be approved by a majority of independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess.

In addition, our charter limits our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties, unless any excess borrowing is approved by a majority of independent directors and is disclosed to our stockholders. Subject to these limitations set forth in our charter, there is no limitation on the amount that we may borrow for any single investment.

Our Dealer Manager

Empire American Realty, LLC, a Delaware limited liability company, will serve as our dealer manager for this offering. Our dealer manager has applied for membership as a member firm of the Financial Industry Regulatory Authority (“FINRA”), but it is not yet registered as a member firm nor is it registered as a broker dealer in any state. Until our dealer manager becomes a FINRA member and is properly registered in the states where it is required to be registered, it may not engage in the conduct of a securities business including, but not limited to, participating in the offering or serving as our dealer manager. Our dealer manager is located at 25 Philips Parkway, Montvale, NJ 07645 and its telephone number is               .

Our Advisor

Our advisor is Empire American Advisors, LLC, a Delaware limited liability company formed on March 26, 2009, which is responsible for managing our day-to-day business operations and acquiring investments on our behalf. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. Our advisor is located at 25 Philips Parkway, Montvale, NJ 07645 and its telephone number is 201-326-3300.

Our Management

We are managed by our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of independent directors, must approve each investment proposed by our advisor, except that our advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 without the prior approval of a majority of our board of directors. We have seven board members, four of whom are independent. Our independent directors have responsibility for reviewing, among other things, our advisor’s performance.

Our Operating Partnership

We are a holding company and expect to own substantially all of our properties and real estate-related investments through our operating partnership, Empire American Realty Operating Partnership, LP, a Delaware limited partnership. We are the general partner of our operating partnership and have full, exclusive and complete responsibility and discretion in the management and control of the partnership. Our structure is generally referred to as an “UPREIT” structure. This structure in some cases may enable us to acquire assets from other partnerships and individual owners in a manner that will defer the recognition of gain to the transferors, assuming certain conditions are met.

Our Property Manager

Our property manager is Empire American Management, LLC, a Delaware limited liability company formed on April 21, 2009. Our property manager will provide services to us in connection with the rental, leasing, operation and management of our properties. Our property manager is located at 25 Philips Parkway, Montvale, NJ 07645 and its telephone number is 201-326-3300.

Empire American ALP, LLC

Empire American ALP, LLC is a Delaware limited liability company formed on June 3, 2009 and is an associate limited partner of our operating partnership. Empire American ALP, LLC is wholly-owned by EAH Holdings, LLC, which is wholly-owned by our sponsor. Through the sponsor’s ownership and control of Empire American ALP, LLC, the sponsor may be entitled to certain fees in connection with our liquidation or listing on a national stock exchange. The payment of these fees to Empire American ALP, LLC is related to our successful performance. The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance fee. The fee is calculated as 10% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 8% annual cumulative, non-compounded return. If our net sale proceeds do not result in an annual cumulative, non-compounded return greater than 8%, then Empire

American ALP, LLC would not earn this incentive fee. If we list our common stock on a national securities exchange, Empire American ALP, LLC will be entitled to a fee equal to 10% of the amount, if any, by which (a) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of then returned capital raised from investors and the amount of cash flow necessary to generate a 8% annual cumulative, non-compounded return to investors.

EAH Holdings, LLC

EAH Holdings, LLC, a Delaware limited liability company formed on March 26, 2009, is wholly-owned by our sponsor. EAH Holdings, LLC is a holding company that owns 100% of the outstanding limited liability company interests in each of our property manager, our dealer manager, our advisor and Empire American ALP, LLC. Except for the foregoing ownership interests, EAH Holdings, LLC has no operations nor equity interest in any other entity.

Organizational Structure

The following chart shows our organizational structure:

ORGANIZATIONAL STRUCTURE

Estimated Use of Proceeds

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 250,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 100,000,000 shares in this offering, with both scenarios contemplating a price of $10.00 per share. Our advisor or its affiliates may advance, and we will reimburse for, organizational and offering costs incurred on our behalf, but only to the extent that the reimbursement of the selling commissions, dealer manager fee and organization and offering costs would not cause such organization and offering expenses to exceed 15% of the gross proceeds of our offering. Assuming the maximum number of shares is sold, we estimate that at least 25.5% of the money raised in this offering. The table below does not give effect to special sales or volume discounts which could reduce selling commissions or any sales pursuant to our distribution reinvestment plan and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. We intend to use the net proceeds of this offering to acquire a diverse portfolio of multifamily properties located in the United States and real estate-related debt and securities.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$2,500,000	100%	$1,000,000,000	100%
Less offering expenses
Selling commissions and dealer manager fee(1)	$250,000	10%	$100,000,000	10%
Organizational and offering expenses(2)	$37,500	1.5%	$15,000,000	1.5%
Net proceeds	2,212,500	88.5%	885,000,000	88.5%
Acquisition costs
Acquisition fees(3)	$55,313	2.2%	$22,125,000	2.2%
Acquisition expenses(4)	$20,000	0.8%	$8,000,000	0.8%
Initial working capital reserves(5)	$—	—%	$—	—%
Total proceeds available for investment(6)	$2,137,187	85.5%	$854,875,000	85.5%

(1)	Includes selling commissions equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Our broker dealer, in its sole discretion, intends to reallow selling commissions of up to 7% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts.
(2)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers) and other marketing, coordination, administrative oversight and organization costs, other than selling commissions and the dealer manager fee. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 15% of the gross offering proceeds. We currently estimate that approximately $11,500,000 of organization and offering costs will be incurred if the maximum offering of 100,000,000 shares is sold.
(3)	Acquisition fees do not include acquisition expenses. Acquisition fees also exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Fees payable to our advisor in the amount of 2.5% of the gross contract purchase price (including any mortgage assumed) of the asset purchased. For purposes of this table we have assumed that all of the net proceeds after organizational and offering expenses (including selling commissions and dealer manager fees) have been invested in assets. Our advisor will receive acquisition fees but only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract price of the asset. Assuming that we incur leverage up to 50% of the combined market value of all of our assets, as set forth in our investment guidelines, the minimum and the maximum acquisition fees would be $110,625 and $44,250,000, respectively.
(4)	Acquisition expenses are estimated by us, for illustrative purposes, based on the prior experience of our sponsor in acquiring the types of assets that we intend to acquire. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of asset acquired, the aggregate purchase price paid to acquire the asset, the aggregate amount borrowed, if any, to acquire the asset, the number of assets acquired, and the type of consideration, cash or common stock, used to pay the expenses. Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of assets, whether or not acquired. For purposes of this table, we have assumed expenses of 0.8% of net proceeds; however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular asset will not exceed, in the aggregate, 6% of the contract purchase price of the asset. We will reimburse our advisor for acquisition expenses up to a maximum amount, which collectively with all acquisitions fees and expenses will not exceed, in the aggregate, 6% of the contract price of the asset.

For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case exclusive of acquisition fees and acquisition expenses, but in each case including any indebtedness assumed or incurred in respect of such investment.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish working capital reserves with respect to particular investments.
(6)	We intend to commence distributions in the first month after we achieve the minimum offering. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. If we pay such distributions from offering proceeds, then we will have less offering proceeds available for investment.

REIT Status

If we qualify as a REIT, we generally will not be subject to U.S. federal income or excise tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its REIT annual taxable income (excluding net capital gain) to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income.

Summary Risk Factors

An investment in shares of our common stock involves a number of risks which are described in detail in the “Risk Factors” section. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	Since this is initially a blind pool offering, you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative;
•	We do not currently own any properties and we have not identified any properties to acquire with the offering proceeds;
•	The profitability of our acquisitions is uncertain;
•	We have no operating history or established financing sources;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates;
•	We may borrow to make distributions to our stockholders if we are unable to make distributions with our cash flows from our operations. Such distributions could reduce the cash available to us and could constitute a return of capital to stockholders;
•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently occurring in the United States credit markets;
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;
•	There are limitations on ownership and transferability of our shares;
•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 75% of the fair market value of all of our properties);
•	Our advisor may have an incentive to incur high levels of leverage due to the fact that asset management fees payable to our advisor are based on total assets, including assets purchased with indebtedness;
•	If only the minimum number of shares is sold in this offering, our ability to diversify our investments will be limited;
•	Our dealer manager has not conducted an independent review of this prospectus;
•	We may fail to qualify or continue to qualify to be treated as a REIT;

•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity; and
•	We may be deemed to be an investment company under the Investment Company Act of 1940 (“Investment Company Act”) and thus subject to regulation under the Investment Company Act.

Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates, including our sponsor and our advisor. Some of these potential conflicts include:

•	The possibility that our affiliates may invest in properties that meet our investment profile;
•	Competition for the time and services of personnel that work for us and our affiliates;
•	Substantial compensation payable by us to our advisor, property manager, dealer manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
•	The possibility that we may acquire or consolidate with our advisor;
•	The possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other;
•	The possibility that our advisor, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and the acquisition of real estate-related debt and securities, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and reducing the value of your investment in us;
•	The possibility that our advisor and its affiliates may make recommendations to us that we buy, hold or sell property or other investments in order to increase their own compensation;
•	The possibility that, if we acquire properties from or make investments in entities owned or sponsored by affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third-party, but we would do so only if our board of directors, including a majority of our independent directors, approves the investment and only if there is substantial justification for such excess price and such excess is reasonable;
•	The possibility that our advisor and its affiliates, including our officers (some of whom are also our directors), will face conflicts of interest caused by their ownership of our advisor and their roles with other programs, resulting in actions that are not in the long-term best interests of our stockholders; and

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements. See the “Conflicts of Interest” section for more details on these and other conflicts of interest.

Compensation

We will pay our advisor, property manager, dealer manager fees and reimburse certain expenses for services rendered to us. The most significant items of compensation and reimbursement are outlined in the table below. For a more complete explanation of the fees and expenses, as well as restrictions on compensation, see the “Compensation Table” and “Management” sections.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
	Offering Stage
Selling Commissions	Payable to our dealer manager up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager intends to reallow 100% of commissions earned for those transactions that involve participating broker dealers.	$70,000,000
Dealer Manager Fee	Payable to our dealer manager up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.	$30,000,000
Organization and Offering Expenses	We will pay our advisor up to 1.5% of the gross offering proceeds for organizational and offering expenses. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses (including dealer manager fees and selling commissions) in excess of 15% of the gross offering proceeds.	$15,000,000
	Operational Stage
Acquisition Fees	Fees payable to our advisor in the amount of 2.5% of the contract purchase price (including any mortgage assumed) of the property, loans or other real estate-related assets purchased. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition fees and we will reimburse our advisor for acquisition fees only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract purchase price of our assets.	$22,125,000 (or $44,250,000 assuming that we incur our expected leverage set forth in our investment guidelines.)

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Acquisition Expenses	Expenses reimbursed to our advisor incurred in connection with the purchase of an asset. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition expenses and we will reimburse our advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract price of our assets.	$8,000,000 (or $16,000,000 assuming that we incur our expected leverage set forth in our investment guidelines.)
Asset Management Fees	Payable to our advisor in the amount of 0.75% of average invested assets. “Average invested assets” means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee.	Not determinable at this time because the fee is based on a fixed percentage of aggregate asset value; there is no maximum dollar amount of this fee.
Property Management and Leasing Fees	Payable to our property manager on a monthly basis in the amount of 5% of the gross revenues. Additionally, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates; there is no maximum dollar amount of this fee.
Operating Expenses	We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory agreement to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Financing Coordination Fee	If our advisor provides services in connection with the refinancing of any debt that we obtain, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. The services our advisor may perform include, without limitation, searching for lenders in connection with a proposed refinancing and negotiating the terms of any proposed refinancing with such lenders.	Not determinable at this time because the fee is based on a fixed percentage of any debt financing; there is no maximum dollar amount of this fee.
Liquidation Distributions
Disposition Fee on Sale of Assets	We may pay our advisor a commission upon the sale of one or more of our properties or other assets in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or (b) 1% of the sale price of the asset. Payment of such fee may be made only if the advisor provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or an amount equal to 6% of the sale price of such asset.

	We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan we will pay a disposition fee upon the sale of such property.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties or commission that would be reasonable, customary and competitive at the time of sale.
Subordinated Participation in Net Sale Proceeds	After investors have received a return of their capital contributions invested and a 8% annual cumulative, non-compounded return, then Empire American ALP, LLC is entitled to receive 10% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the sale proceeds of specific properties.
Subordinated Incentive Listing Fee	Upon listing our common stock on a national securities exchange, Empire American ALP, LLC is entitled to a fee equal to 10% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of then returned capital raised from investors and the amount of cash flow necessary to generate a 8% annual cumulative, non-compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Not determinable at this time because actual amounts are dependent upon the future value of our stock and distributions that may be paid by us.

Distributions

United States federal income tax law requires that a REIT generally distribute annually at least 90% of its REIT taxable income (excluding net capital gain). In order to qualify for REIT status, we may be required to make distributions in excess of cash available. We intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. For a discussion of the tax treatment of distributions to you, see “Certain Material U.S. Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. We cannot assure that regular distributions will continue to be made nor that we will maintain any particular level of distributions that we may establish. We intend to commence distributions on a monthly basis after we achieve the minimum offering. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of 2 years or less, to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

We will be an accrual basis taxpayer, and as such, our REIT taxable income could be higher than the cash available to us. We may therefore borrow to make distributions, which could reduce the cash available to us, in order to distribute 90% of our REIT taxable income as a condition to our election to be taxed as a REIT. To the extent that distributions to stockholders are not designated as capital gain dividends and exceed our earnings and profits (as determined for U.S. federal income tax purposes), such excess amounts would generally constitute a return of capital for U.S. federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Because our earnings and profits are reduced for depreciation and other non-cash items, a portion of each distribution may constitute a tax-deferred return of capital for U.S. federal income tax purposes.

The amount of distributions will depend upon a variety of factors, including without limitation:

•	our cash available for distribution;
•	our overall financial condition;
•	our capital requirements;
•	the annual distribution requirements applicable to REITs under U.S. federal income tax laws; and
•	such other considerations as our board of directors may deem relevant.

We may pay distributions from sources other than from our cash flow from operations. Until we acquire properties or other real estate-related investments, we will not generate sufficient cash flow from operations to pay distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Our inability to acquire properties or other real estate-related investments may result in a lower return on your investment than you expect. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire properties or real estate-related investments may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. In addition, funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse affect on your investment.

Distribution Reinvestment and Share Repurchase Programs

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of our common stock at a discount by reinvesting distributions. Our share repurchase program may provide our stockholders with limited, interim liquidity by enabling them to sell their shares back to us, subject to restrictions. However, our board of directors reserves the right to terminate either program for any reason without cause by providing written notice.

Listing or Liquidation

Depending upon then-prevailing market conditions, it is our intention to consider beginning the process of listing or liquidation between 7 to 10 years after the termination of this primary offering. If we have not begun the process to list our shares for trading on a national securities exchange or to liquidate at any time after the 10th anniversary of the termination of this primary offering, unless such date is extended by our board of directors, including a majority of our independent directors, we will furnish a proxy statement to stockholders to vote on a proposal for our orderly liquidation upon the written request of stockholders owning 10% or more of our outstanding common stock. The liquidation proposal would include information regarding appraisals of our portfolio. Stockholders holding a majority of our shares could vote to approve our liquidation. If our stockholders did not approve the liquidation proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% or more of our outstanding common stock.

In making the decision to apply for listing of our shares for trading on a national securities exchange, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time; however, liquidity would likely be one factor that the board will consider when deciding between listing or liquidating. Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this period because the precise timing will depend on the real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

Suitability

In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either (i) $70,000 in annual gross income and a minimum net worth of $70,000, or (ii) a minimum net worth of $250,000. Note that certain states impose higher financial suitability standards on their residents. Employee benefit plans covered by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), must consider additional factors before investing. To invest in this offering, you must complete a subscription agreement which, in part, provides that you meet these standards.

RISK FACTORS

The purchase of shares of our common stock involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and/or you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also harm our business.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate our likely performance and this investment.

We and our advisor are both newly formed entities with no prior operating history and we may both be unable to successfully operate our businesses or achieve our investment objectives. The past performance of other real estate investment programs sponsored by our sponsor or affiliates of our sponsor may not be indicative of the performance we may achieve. We have no income, cash flow, funds from operations or funds from which we can make distributions to you. We may not be able to conduct our business as planned and/or successfully.

We differ from prior programs sponsored by our sponsor in a number of respects, and therefore, the past performance of those programs may not be indicative of our future results.

The past performance of prior investment programs sponsored by our sponsor may not be indicative of our future results and we may not be able to successfully implement our strategies and operate our business. Our business is different in a number of respects from the operations of such prior programs and our portfolio is unlikely to mirror the portfolios of the prior programs, resulting in returns to our stockholders that vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by our sponsor or any of its affiliates. Therefore, the prior programs of our sponsor, which were all conducted through privately-held entities, were not subject to the up-front commissions, fees and expenses associated with this offering, the limitations on leverage associated with a public program, or to many of the laws and regulations to which we will be subject. Our sponsor has no experience making such investments or in operating a REIT or any other publicly-offered investment program. As a result of all of these and other factors, you should not assume that your investment will generate returns, if any, comparable to those experienced by investors in the prior programs sponsored by our sponsors or its affiliates.

This is initially a blind pool offering, therefore you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Currently, we do not own any properties or other investments, have not obtained any financing and do not conduct any operations. Further, we have yet to identify any investments that we may make. As a result, we are not able to provide you with information to evaluate our investments prior to acquisition. You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be relying entirely on the ability of our advisor to select well-performing investment properties. Additionally, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, borrowers or managers. These factors increase the risk that your investment may not generate the returns that you seek by investing in our shares.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

This offering is being made on a “best efforts” basis whereby our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our common stock. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In such case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if its shares are sold.

Our board of directors arbitrarily determined the offering price of $10 per share for our common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. The offering price determination was based primarily on the range of offering prices of other REITs that do not have a public trading market. Our offering price may not reflect the price at which the shares may trade if they are listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. If we list our shares on a national securities exchange, the share price might drop below your original investment. Neither prospective investors nor stockholders should assume that the per share prices reflect the intrinsic or realizable value of the shares or otherwise reflect our value, earnings or other objective measures of worth.

Currently, our common stock is not listed on an exchange and there is no public trading market for it, therefore it may be difficult for you to sell your stock. If you sell your stock, it may be at a substantial discount.

Following this offering, our common stock will not be listed on a stock exchange and there is no current public trading market, nor is there any assurance that a public trading market will ever exist, for our stock. Our charter contains restrictions on the ownership and transfer of our stock, which may inhibit your ability to sell your stock. We plan to adopt a share repurchase program which will be limited in terms of the number of shares of stock that may be repurchased annually. Our board of directors may also limit, suspend or terminate our share repurchase program at any time. As a result, it may be difficult for you to sell your shares of stock. If you are able to sell your stock, it might be at a substantial discount from the price you paid. This may be the result because, in part, the amount of funds available for investment is expected to be reduced by selling commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. You should consider our stock as an illiquid investment and must be prepared to hold your stock for an indefinite period of time. See “Description of Securities — Restrictions on Ownership and Transfer” for a more detailed description.

Our dealer manager has no experience in public offerings, which may affect the amount of funds it raises in this offering.

Our dealer manager, Empire American Realty, LLC, was formed on March 26, 2009 and has not conducted any public offering such as this, nor does it have any established relationships with registered broker dealers, registered investment advisors or bank trust departments, which increases the risk that we will not achieve the minimum offering. This lack of experience may affect the way in which our dealer manager conducts this offering. Until we achieve the minimum offering, your investment in us will be held in escrow and be invested in accordance with the terms of the escrow agreement. If we do not achieve the minimum offering, the return on your investment in us may be less than the return you would have achieved if you had invested your money in other investments.

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission (“SEC”) regarding internal control over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return on your investment.

In order to comply with SEC rules, we expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting and our management will spend a significant amount of time assessing the effectiveness of such internal control. It is unlikely that such costs and the amount of time our management spends will be significantly less if we sell substantially less than the maximum number of shares we are offering.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon our advisor’s performance in the acquisition of, and arranging of financing for, investments, as well as our property manager’s performance in the selection of residents and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. You will not have the opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the investment. As a result, we may be unable to acquire certain properties or real estate-related assets that otherwise would be a suitable investment. We could suffer delays in our investment acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start, or during the early stages of, construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection and acquisition of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties and real estate-related assets in a timely manner, we will hold the proceeds of this offering in an interest-bearing escrow account, invest the proceeds in short-term, investment-grade investments, or ultimately, liquidate. In such an event, our ability to make distributions and pay returns to our stockholders would be adversely affected.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our board of directors will determine the amount and timing of distributions. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to fund distributions nor can we assure you that sufficient cash will be available to make distributions to you. We may borrow funds, return capital or sell assets to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time.

As we raise proceeds from this offering, the sufficiency of cash flow to fund future distributions with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and distributions. Also, because we may receive income from rents or interest at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, including without limitation, our ability to acquire properties and real estate-related investments as offering proceeds become available, the income from those investments and yields on securities of other real estate companies that we invest in, and our operating expense levels. Further, if the aggregate amount of our distributions in any given year exceeds our earnings and profits (as determined for U.S. federal income tax purposes), the excess amount will either be (i) a return of capital or (ii) gain from the sale or exchange of property to the extent that a stockholder’s tax basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions, in each case for U.S. federal income tax purposes. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Certain Material U.S. Federal Income Tax Considerations.”

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

As mentioned above, we may pay distributions from sources other than from our cash flow from operations. Until we acquire properties or other real estate-related investments, we will not generate sufficient cash flow from operations to pay distributions. Our inability to acquire properties or other real estate-related investments may result in a lower return on your investment than you expect. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire properties or real estate-related investments may have a negative affect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse affect on your investment.

We do not have agreements or letters of intent in place for any financing sources and our ability to obtain financing on reasonable terms would be impacted by negative market conditions.

Currently, we do not have any agreements or letters of intent in place for any financing sources. Our strategy depends, in part, on our ability to obtain financing on reasonable terms. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. The dislocation in the credit markets has had a negative affect on the ability of purchasers of real estate to obtain financing. Consequently, there is greater uncertainty regarding our ability to access the credit markets in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Your percentage of ownership may become diluted if we issue new shares of stock.

Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own.

Investors who invest later in this offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions from sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments. Earlier investors will benefit from the investments made with funds raised later in the offering, however, later investors may not share in all of the net offering proceeds raised from earlier investors.

The properties we acquire or develop may not produce the cash flow required to meet our REIT minimum distribution requirements, and we may decide to borrow funds to satisfy such requirements, which could adversely affect our overall financial performance.

We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, any or all of which may decrease future distributions to stockholders.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Risks Related to Our Organization, Structure and Management

We are dependent upon our sponsor, advisor and their affiliates to conduct our operations, and therefore, any adverse changes in the financial health of our sponsor, advisor or their affiliates, or our relationship with any of them, could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our advisor will make all decisions with respect to the management of our company. Neither our sponsor, advisor nor any of their affiliates has any experience operating a public company. Our advisor will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of, or our relationship with, our advisor or property manager could hinder their ability to successfully manage our operations and our portfolio of investments.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor. In particular, we depend on the skills and expertise of Ezra Beyman, the director of our investment strategies. Neither we nor our advisor has an employment agreement with any of our or its key personnel, including Mr. Beyman, and we cannot guarantee that all, or any, will remain affiliated with us or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of Mr. Beyman or any of our key personnel.

We believe our future success depends upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our sponsor, our advisor or their affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our sponsor, our advisor and/or their affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our sponsor, our advisor and/or their affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Maryland General Corporation Law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland General Corporation Law, “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as (i) any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland General Corporation Law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See “Description of Securities — Provisions of Maryland Law and of Our Charter and Bylaws.”

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required under the

North American Securities Administrators Association (“NASAA”) REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;
•	increase or decrease the aggregate number of our shares;
•	increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and
•	effect certain reverse stock splits;
•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets or similar reorganization.

All other matters are subject to the discretion of our board of directors.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Our board of directors may amend or terminate our sdistribution reinvestment program or our share repurchase program, which may have a material effect on your investment.

The directors, including a majority of independent directors, may by majority vote amend or terminate the distribution reinvestment program upon 10 days’ notice to participants. If our directors terminate our distribution reinvestment program, you will not be able to reinvest your distributions to purchase our shares at a lower price, which may have a material affect on your investment. In addition, limitations on participation in our share repurchase program, and the ability of our board of directors to modify, suspend or terminate the plan, may restrict your ability to participate in and receive liquidity on your investment through this program. As a result, you should not rely on our share repurchase program to provide you with liquidity.

Our rights and the rights of our stockholders to recover on claims against our directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland General Corporation Law provides that a director has no liability in such capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his or her obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter and/or bylaws. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter prohibits us from indemnifying our directors, our advisor and its affiliates for any loss or liability that they suffer or holding harmless our directors, the advisor and its affiliates for any loss or liability that we suffer unless certain conditions are met. For details regarding these restrictions, their effect on our ability to indemnify or hold harmless for liability and circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or our advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

As a result of the foregoing, our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

In the future, our board of directors may consider internalizing the functions performed for us by our advisor by acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. Such an acquisition could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

If we do not successfully implement our listing or liquidation policy, you may have to hold your investment for an indefinite period.

We presently intend to complete a transaction providing liquidity to stockholders within seven to ten years from the completion of our offering stage. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or the commencement of our liquidation beyond ten years from the termination of our offering stage. If our board of directors does determine to pursue our liquidation policy, we would be under no obligation to conclude the process within a set time. The timing of the sale of assets will depend on real estate and financial markets, economic conditions in the areas in which properties are located, and U.S. federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets. After we adopt a plan of liquidation, we would remain in existence until all properties and assets are liquidated. If we do not pursue a liquidity event, or delay such an event due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Risks Related to Conflicts of Interest

Our advisor, executive officers and their affiliates may face conflicts of interest and if inadequate time is devoted to our business, your investment may be negatively impacted.

We do not have any employees, and as a result, will rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. Our sponsor and its affiliates are general partners, managing members and sponsors of other real estate programs having similar investment objectives to ours. The employees of our sponsor and its affiliates currently control and/or operate other entities that own properties in the markets in which we may seek to invest, and they spend a material amount of time managing these properties and other assets that are unrelated to our business. Each of our executive officers are also officers of our sponsor and/or its affiliates, and as a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and its affiliates have such interests in other real estate programs and engage in other business activities, the employees of our sponsor and its affiliates may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of the foregoing events occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material affect on our operations and your investment. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, our sponsor may compete with us for the acquisition and/or refinancing of properties.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers and directors. Among other matters, the compensation arrangements, which might entitle affiliates of our advisor to disposition fees and other possible fees in connection with its services for the seller, could affect the judgment of our advisor or its affiliates with respect to property acquisitions from, or the making of investments in, other programs sponsored by our sponsor. Therefore, considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our income, and as a result, our ability to make distributions to you and/or a decline in the value of your investment.

Property management services are being provided by an affiliated party, which may impact our sale of properties, and as a result, affect your investment.

Our property manager is controlled by our sponsor, and is thus subject to an inherent conflict of interest. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties, or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliate as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships, which may impact the purchase terms, and as a result, affect your investment.

If we purchase properties from third parties who have sold, or may sell, properties to our advisor or its affiliates, our advisor may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. As a result of this conflict, the terms of any transaction between us and such third parties may not reflect the terms that we could receive in the market on an arm’s length basis. If the terms we receive in a transaction are less favorable to us, our results from operations may be adversely affected.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments, as well as the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. The agreements between us and our advisor or its affiliates, and the fees paid to them pursuant to such agreements, will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third-party; that is, a third-party unaffiliated with our advisor may be willing to provide such services to us at a lower price. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Compensation Table” and “Management.”

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders.

As mentioned above, we will pay or cause to be paid substantial compensation to our dealer manager, advisor, property manager and other affiliates and their employees. In addition, generally, our dealer manager and advisor will receive compensation that is not be dependent on our success or profitability. These payments are payable before the payment of dividends to our stockholders and none of these payments are subordinated to a specified return to our stockholders. Also, although our property manager will receive compensation under a management agreement, such compensation will generally be dependent on our gross revenues. Further, other affiliates of our sponsor may, from time to time, provide services to us if approved by a majority of the disinterested directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Our advisor and its affiliates receive fees and other compensation based upon our investments, which may impact operating decisions, and as a result, affect your investment.

Ezra Beyman owns 100% of the ownership interests, either directly or indirectly, of our sponsor, our advisor, our property manager and our dealer manager. In addition, Ezra Beyman is our President, Chief Executive Officer

and Chairman of the Board of Directors and the President and Chief Executive Officer of our advisor. As a result, Mr. Beyman has a direct interest in all fees paid to our affiliates and is in a position to make decisions about our investments in ways that could maximize fees payable to our affiliates. Some compensation is payable to our advisor whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership, and leveraging, our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. In addition, our advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Our advisor may receive substantial fees in connection with the refinancing of any debt that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties.

In connection with any refinancing of our debt that we use to acquire properties or to make other permitted investments, including any indebtedness assumed by us in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. There is no limit on our ability to refinance our indebtedness. As a result, our advisor has an incentive to recommend that we refinance our existing indebtedness, regardless of whether the structure, terms or conditions are favorable to us given our then-existing debt levels and current market conditions. Although our charter limits the amount of indebtedness that we may incur, our advisor may have an incentive to recommend that we refinance our indebtedness and incur additional indebtedness in connection with such refinancing.

We may compete with other entities affiliated with our sponsor for tenants.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business ventures, including ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate. Our sponsor and/or its affiliates may own and/or manage properties in the same geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsor and its affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsor and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, have economic or business interests or goals which are inconsistent with our interests or goals, or take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

General Risks Related to Investments in Real Estate

Economic conditions may adversely affect the residential real estate market and our income.

A residential property’s income and value may be adversely affected by international, national and regional economic conditions. Currently, the U.S. and international markets are experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices and commercial real estate, limited access to credit markets, increased energy costs, increased unemployment rates, and a national and global recession. If such conditions persist, the residential real estate industry may experience a significant decline in business caused by a reduction in overall renters. The current economic downturn and increase in unemployment rates may also have an adverse affect on our operations if the tenants occupying the residential properties we acquire cease making rent payments to us.

In addition, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates, may adversely affect a property’s income and value. The continued rise in energy costs could result in higher operating costs, which may affect our results from operations. In addition, local conditions in the markets in which we own or intend to own properties may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include: layoffs, plant closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy; an oversupply of, or a lack of demand for, apartments; a decline in household formation; the inability or unwillingness of residents to pay rent increases; and rent control, rent stabilization and other housing laws, which could prevent us from raising rents.

We cannot predict when the residential real estate market will recover. Therefore, to the extent that there are adverse economic conditions in the residential market, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

Our investments in real estate-related investments will be subject to the risks typically associated with real estate, which may have a material affect on your investment.

Our loans held for investment will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Any investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters, such as hurricanes, earthquakes and floods;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	adverse changes in national and local economic and real estate conditions;
•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
•	costs of remediation and liabilities associated with environmental conditions affecting properties; and
•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of the borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

Rising expenses could reduce cash flow and funds available for future acquisitions, which may have a material affect on your investment.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. Some of the leases on our properties may require the tenants to pay all or a portion of the expenses, however, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those expenses. Such increased expenses could adversely affect funds available for future acquisitions or cash available for distributions.

Failure to generate sufficient cash flows from operations may reduce distributions to stockholders.

We intend to rely primarily on our cash flow from operations to make distributions to our stockholders. The cash flow from equity investments in our multifamily properties depends on the amount of revenue generated and expenses incurred in operating our properties. The revenue generated and expenses incurred in operating our properties depends on many factors, some of which are beyond our control. For instance, rents from our properties may not increase as expected or the real estate-related investments we purchase may not generate the anticipated returns. If our properties do not generate revenue sufficient to meet our operating expenses, debt service and capital expenditures, our cash flows and ability to make distributions to you will be adversely affected.

If we purchase assets at a time when the residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The residential real estate market may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that, if the real estate market subsequently ceases to attract the same level of capital investment, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. Some of our leases also provide the tenant with a right of first refusal on any proposed sale. These provisions may lessen the ability of the advisor and our board of directors to freely control the sale of the property.

Although we may grant a lessee a right of first offer or option to purchase a property, there is no assurance that the lessee will exercise that right or that the price offered by the lessee in the case of a right of first offer will be adequate. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and supply and demand. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or real estate-related asset. If we are unable to sell a property or real estate-related asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations. As a result, we may not have funds to make distributions to our stockholders.

We may not make a profit if we sell a property, which could adversely impact our ability to make cash distributions to our stockholders.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified by geographic location or by type, which may increase the risk of your investment.

We are making this offering on a best efforts basis and the offering is conditioned on the sale of at least 250,000 shares of common stock for $2,500,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. If we are unable to raise additional funds, we may not be able to execute our diversification strategy, which may adversely affect your investment. Moreover, even if we sell 100,000,000 shares of common stock for $1,000,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Additionally, we intend to acquire properties principally in the Northeast region. As a result, we are subject to risks related to that geographic region, including adverse economic conditions, natural disasters, acts of terrorism and other regional risks. If we are unable to diversify our investments by region, our performance will be linked to a greater extent to economic conditions in the regions in which we acquire properties. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income, and thus affect the amount of distributions we can make to you. Further, we do not anticipate diversifying our investments in properties by industry, that is, we plan to only invest in the multifamily industry. Therefore, a downturn in such industry will likely have a more pronounced effect on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments by industry.

We may have to make expedited decisions on whether to invest in certain properties or real estate-related assets, including prior to receipt of detailed information on the investment.

Our advisor and board of directors may be required to make expedited decisions in order to effectively compete for the acquisition of properties and other real estate-related assets. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property or real estate-related asset acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited. In these cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

We may incur liabilities in connection with properties we acquire.

Our anticipated acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, as mentioned above, absent a determination that an expedited acquisition is necessary, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and undertakings from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include, without limitation:

•	liabilities for clean-up of undisclosed environmental contamination;
•	claims by tenants or other persons dealing with the former owners of the properties;
•	liabilities incurred in the ordinary course of business; and
•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, and with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. In some cases, mortgage lenders have begun to insist that specific coverage against terrorism be purchased by owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to such coverage.

Because of our inability to obtain specialized coverage at rates that correspond to our perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their space, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment units. In addition, we may require substantial funds to renovate a multifamily community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing will increase our interest expense, therefore, our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which require rehabilitation. In particular, we may acquire “affordable” properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control the rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specifications.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that most of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without any penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

The profitability of our acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

We will face competition from third parties, including other apartment communities, which may limit our profitability and the return on your investment.

The residential apartment industry is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily communities, which would adversely affect our operations. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may be able to accept more risk than we can effectively manage. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to our stockholders. Our competitors include those in other apartment communities both in the immediate vicinity where our multifamily communities will be located and the broader geographic market. Such competition may also result in overbuilding of apartment communities, causing an increase in the number of apartment units available and potentially decreasing our occupancy and apartment rental rates. We may also be required to expend substantial sums to attract new residents. The resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

The large amount of foreclosed homes and low residential mortgage rates may result in potential renters purchasing residences rather than leasing them, and as a result, cause a decline in occupancy rates.

The large amount of foreclosed homes available at very attractive prices, along with the low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has resulted in a record high level on the National Association of Realtor’s Housing Affordability Index, an index used to measure whether or not a typical family could qualify for a mortgage loan on a typical home.The foregoing factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the occupancy rates of our properties.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our sponsor’s, advisor’s or any of our affiliates’ historical experience in their existing markets in owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We are likely to acquire multiple properties in a single transaction. Such portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate, or attempt to dispose of, these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We expect the returns that we can earn on such cash to be less than the ultimate returns on real property, and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our commercially reasonable efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take such purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as full or partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold or refinanced or we have otherwise disposed of such promissory notes or other property. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid, and as a result, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;
•	repay debt, if any;
•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;
•	create working capital reserves; or
•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code.

We may acquire properties with lock-out provisions, or agree to such provisions in connection with obtaining financing, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions, that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Additionally, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Lock-out provisions could materially restrict us from selling, otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders, and therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders, which could result in lower investment returns to our stockholders.

We may enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions;
•	a co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;
•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;
•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;
•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;
•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or
•	that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

Risks Associated with Debt Financing and Investments

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected, or all of our, real properties to obtain funds to acquire additional real properties and/or make capital improvements to properties. We may also borrow funds, if necessary, to satisfy the requirement that we generally distribute to stockholders as dividends at least 90% of our annual REIT taxable income (excluding net capital gain), or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

We intend to incur mortgage debt on a particular property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one or more of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

We may also finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

There is no limitation on the amount we may invest in any single property or other asset or, subject to the limitations in our charter, on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our secured and unsecured borrowings in relation to net assets cannot exceed 300% of net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Our charter also limits our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties, unless any excess borrowing is approved by a majority of independent directors and is disclosed to our stockholders. This restriction does not, however, apply to individual properties, and therefore, does not limit our ability to borrow more than 75% of the contract purchase price for any individual property.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Our ability to obtain financing on reasonable terms could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility, uncertainty and a tightening of liquidity in both the investment grade debt and equity capital markets. The commercial real estate debt markets are also experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the frozen Collateralized Mortgage Backed Securities market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions. This may result in our acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution.

The recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact on revenues and income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate asset.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets.

Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act which would restrict our operations.

If we fail to qualify for an exemption or exception from the Investment Company Act, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and force us to discontinue our business. Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to regulation under the Investment Company Act. If, however, in the future we acquire mortgage loans, debt securities and investments in joint ventures (not structured in compliance with the Investment Company Act) and other investment assets that are deemed by the SEC or the courts to be “investment securities,” and such assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to additional regulatory and operational restrictions including, but not limited to, limitations on capital structure, restrictions on specified investments, prohibitions on transactions with affiliates, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Even if otherwise deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act. For example, under the real estate/mortgage exception in Section 3(c)(5)(C) of the Investment Company Act, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and other liens on, and interests in, real estate are exempt from registration under the Investment Company Act. Under this exception, the SEC has provided guidance that would require us to maintain 55% of our assets in qualifying real estate assets and at least another 25% of our assets in additional qualifying real estate-related assets. In order for an asset to constitute a qualifying real estate asset or a qualifying real estate-related asset, certain criteria must be met. Fee interests in real estate and whole mortgage loans are generally considered qualifying real estate assets. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

As mentioned above, we intend to incur debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In providing financing to us, a lender may impose restrictions on us that affect our ability to incur additional debt and which affect our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Such loan documents may contain other negative covenants that may limit our ability to discontinue insurance coverage, replace our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

In financing our property acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Therefore, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

We may be subject to risks related to interest rate fluctuations, and the derivative financial instruments that we may use may be costly and ineffective and may reduce the overall returns on your investment.

We may be subject to risks related to interest rate fluctuations if any of our debt is subject to a floating interest rate. To the extent that we use derivative financial instruments in connection with our floating interest rate debt, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. As mentioned above, from time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, as defined below in “Certain Material U.S. Federal Income Tax Considerations,” unless specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (i) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets or (ii) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% and 95% Income Tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Compliance with Laws

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Examples of Federal laws include: National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on residents, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

There may also be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. The existence of lead paint is especially a concern in residential units. A structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead, however, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values may also be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields (“EMFs”) to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed (primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. Due to such recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (i) properly manage and maintain the asbestos, (ii) notify and train those who may come into contact with asbestos and (iii) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be liable for any such costs.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties, or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel of our advisor and/or other sanctions.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including asbestos and lead-based paint (which are both discussed above).

The cost of defending against such claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We cannot assure you that properties which we acquire will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or a third party to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our multifamily communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We must comply with the Fair Housing Amendments Act of 1988 (the “FHAA”), and failure to comply may affect cash available for distributions.

We must comply with the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

United States Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income and gains it distributes to its stockholders on a timely basis. Although we do not intend to request a ruling from the Internal Revenue Service (“IRS”) as to our REIT status, we have received the opinion of our tax counsel, Proskauer Rose LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Proskauer Rose LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and representations related to our future conduct. Proskauer Rose LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification, including changes with retroactive effect.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;
•	we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;
•	we could be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;
•	we would have less cash to make distributions to our stockholders; and
•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

Although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine to delay or revoke our REIT election. Even if we qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes.

We encourage you to read the “Certain Material U.S. Federal Income Tax Considerations” section below for further discussion of the tax issues related to this offering.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we generally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings, it is possible that we might not always be able to do so. See “Certain Material U.S. Federal Income Tax Considerations.”

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment program, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the program. For U.S. federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash. Further, to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See “Certain Material U.S. Federal Income Tax Considerations.”

There is a risk that you may receive shares of our common stock as dividends.

We have the ability to declare a large portion of a dividend for the purpose of fulfilling our REIT distribution requirements in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2009) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock. Stockholders who elect cash may experience greater dilution than other stockholders if we elect to distribute our common stock as a dividend.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

The use of taxable REIT subsidiaries would increase our overall tax liability.

Some of our assets may need to be owned or sold, or operations conducted, by taxable REIT subsidiaries. Any of our taxable REIT subsidiaries will be subject to U.S. federal and state income tax on their taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we will incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s length rental amount, such amount is potentially subject to the excise tax. We intend that all transactions between us and our taxable REIT subsidiaries will be conducted on an arm’s length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us will not be subject to the excise tax; provided, however, no assurance can be given that no excise tax would arise from such transactions.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax adviser with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion was based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Distributions to tax-exempt investors may be classified as unrelated business taxable income (“UBTI”) and tax-exempt investors would be required to pay tax on such income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute UBTI to a tax-exempt investor. However, there are certain exceptions to this rule, including:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as UBTI if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);
•	part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute UBTI if such investor incurs debt in order to acquire the common stock; and
•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as UBTI.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “Certain Material U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Distributions to foreign investors may be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.

In general, foreign investors will be subject to regular U.S. federal income tax with respect to their investment in our stock if the income derived therefrom is “effectively connected” with the foreign investor’s conduct of a trade or business in the United States. A distribution to a foreign investor that is not attributable to gain realized by us from the sale or exchange of a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain dividend, will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable treaty. See the “Certain Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section below.

Foreign investors may be subject to FIRPTA tax upon the sale of their shares of our stock.

A foreign investor disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While we intend to qualify as “domestically controlled” we cannot assure you that we will. If we were to fail to so qualify, gain realized by foreign investors on a sale of shares of our stock would be subject to FIRPTA tax, unless the shares of our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Certain Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section below.

Foreign investors may be subject to FIRPTA tax upon the payment of a capital gain dividend.

A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. Additionally, capital gain dividends paid to foreign investors, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See the “Certain Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section below for further discussion.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

Employee Benefit Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans (“ERISA Plans”), and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;
•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;
•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the Benefit Plan;
•	your investment will not produce UBTI for the Benefit Plan;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and
•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in “Investor Suitability Standards.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively utilize the proceeds raised in this offering;
•	changes in economic conditions generally and the real estate and debt markets specifically;
•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);
•	the availability of capital;
•	interest rates; and
•	changes to U.S. generally accepted accounting principles (“GAAP”).

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property manager and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property manager and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance, and as a result, on distributions to you and the value of our stock.

Our advisor, executive officers and their affiliates may face conflicts of interest.

We do not have any employees, and, as a result, will rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. Our sponsor and its affiliates are general partners, managing members and sponsors of other real estate programs having similar investment objectives to ours. The employees of our sponsor and its affiliates currently control and/or operate other entities that own properties in the markets in which we may seek to invest, and they spend a material amount of time managing these properties and other assets that are unrelated to our business. Each of our executive officers are also officers of our sponsor and/or its affiliates, and as a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. Because our sponsor and its affiliates have such interests in other real estate programs and engage in other business activities, the employees of our sponsor and its affiliates may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business, however, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us and all of the other activities for which they are responsible.

If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer. Some of these individuals could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material effect on our operations and your investment. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they provide to us. In addition, our sponsor may compete with us for the acquisition and/or refinancing of properties of a type suitable for our investment following the final closing of this offering.

Property management services are being provided by an affiliated party.

Our property manager is controlled by our sponsor, and is thus subject to an inherent conflict of interest. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties, or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliate as evidenced by an appraisal of the property. In no event will we acquire property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships.

If we purchase properties from third parties who have sold, or may sell, properties to our advisor or its affiliates, our advisor may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. As a result of this conflict, the terms of any transaction between us and such third parties may not reflect the terms that we could receive in the market on an arm’s length basis. If the terms we receive in a transaction are less favorable to us, our results from operations may be adversely affected.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the selection and acquisition of our properties and other investments. They will be paid significant fees for these services, which will reduce the amount of cash available for investment and for distribution to stockholders. Although our board of directors will review the compensation of our advisor on an annual basis, the agreements between us and our advisor or its affiliates, and the fees paid to them pursuant to such agreements, will not be reached through arm’s-length negotiations and may not reflect the terms that would be available from a third-party. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Compensation Table” and “Management.”

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders.

Ezra Beyman owns 100% of the ownership interests, either directly or indirectly, of our sponsor, our advisor, our property manager and our dealer manager. In addition, Ezra Beyman is our President, Chief Executive Officer and Chairman of the Board of Directors and the President and Chief Executive Officer of our advisor. As a result, Mr. Beyman has a direct interest in all fees paid to our affiliates and is in a position to make decisions about our investments in ways that could maximize fees payable to our affiliates. We will pay or cause to be paid substantial compensation to our dealer manager, advisor, property manager and other affiliates and their employees. In addition, generally, our dealer manager and advisor will receive compensation that is not dependent on our success or profitability. These payments are payable before the payment of dividends to our stockholders and none of these payments are subordinated to a specified return to our stockholders. Also, although our property manager will receive compensation under a management agreement, such compensation will generally be dependent on our gross revenues. Further, other affiliates of our sponsor may, from time to time, provide services to us if approved by our board of directors, including a majority of the disinterested directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Our advisor and its affiliates receive fees and other compensation based upon our investments.

Some compensation is payable to our affiliates whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership, and leveraging, our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. These fees could influence our advisor’s advice to us. In addition, our advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Our advisor may receive substantial fees in connection with the refinancing of any debt that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties.

In connection with any refinancing of our debt that we use to acquire properties or to make other permitted investments, including any indebtedness assumed by us in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. There is no limit on our ability to refinance our indebtedness. As a result, our advisor has an incentive to recommend that we refinance our existing indebtedness, regardless of whether the structure, terms or conditions are favorable to us given our then-existing debt levels and current market conditions. Although our charter limits the amount of indebtedness that we may incur, our advisor may have an incentive to recommend that we refinance our indebtedness and incur additional indebtedness in connection with such refinancing.

We may compete with other entities affiliated with our sponsor for tenants.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business ventures, including ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate. Our sponsor and/or its affiliates may own and/or manage properties in the same geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by our sponsor and its affiliates. Our sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by our sponsor and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives.

In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, have economic or business interests or goals which are inconsistent with our interests or goals, or take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

Certain Conflict Resolution Measures

Allocation of Investment Opportunities

As previously mentioned, we rely on our sponsor and its executive officers, and real estate professionals acting on behalf of our advisor, to identify suitable investments. Such executive officers and real estate professionals currently serve as advisors and managers for other real estate investment programs sponsored by affiliates of our sponsor. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by our sponsor or affiliates of our sponsor, and we will rely upon the same executive officers and real estate professionals to identify suitable investments for us as such other programs. Such real estate professionals have complete discretion in allocating investment opportunities, and as a result, could direct attractive investment opportunities to other entities or investors. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by its affiliates are important criteria in the determination by our independent directors whether to continue or renew our contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor or its affiliates.

Before the advisor may take advantage of an investment opportunity for its own account or recommend it to others, the advisor is obligated to present such opportunity to us if (a) such opportunity is compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have financial resources to take advantage of such opportunity. In the event that an investment opportunity becomes available that is suitable for both us and a public or private entity with which the advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, and the requirements of the preceding sentence have been satisfied, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.

In determining whether or not an investment opportunity is suitable for more than one (1) entity, our Board of Directors and the advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Directors and the advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the advisor may determine that the other entity affiliated with the advisor or its affiliates will make the investment. It shall be the duty of our Board of Directors, including our independent directors, to ensure that the method used by the advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. Our charter also empowers the independent directors to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;
•	offerings of our securities;
•	sales of properties and other investments;
•	investments in properties and other assets;
•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our sponsor and advisor;
•	whether and when we seek to list our shares of common stock on a national securities exchange;
•	whether and when we seek to become self-managed, which decision could lead to our acquisition of our advisor and affiliates at a substantial price; and
•	whether and when our company or its assets are sold.

A majority of our board of directors, including a majority of our independent directors, will approve any investments we acquire from our sponsor, advisor, directors or any of their respective affiliates.

Charter Provisions Relating to Conflicts of Interest

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation

Our charter requires that our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. Each such determination will be reflected in the minutes of the meeting of the board of directors. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for the account of its other clients.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Either a majority of our independent directors or our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions

We will not purchase or lease properties in which our advisor, any of our directors, or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us. We expect that, from time to time, our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets, all or a portion of which is to be assigned to us prior to closing, or may purchase property or other investments in their own name and temporarily hold title for us.

Other Transactions Involving Affiliates

A majority of our independent directors must conclude that all other transactions with affiliates, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses

Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Our limitation on operating expenses is an ongoing limitation. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain from the sale of our assets; and (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our advisor will reimburse us annually after the completion of our annual audit and no later than March 31 of any such year. Our board of directors will measure our aggregate total net income by reviewing our annual report and the financial statements included therein. Our board of directors will measure our average invested assets on a quarterly basis by reviewing our quarterly financial statements. If our independent directors do not determine that any excess is justified, our advisor will reimburse us for the amount by which the aggregate expenses exceeded the limitation.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property manager, dealer manager, sponsor and their affiliates were not determined by arm’s-length negotiations. The following table discloses the compensation which we may pay to such parties. In those instances in which there are maximum amounts on the compensation which may be received, our affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. See the “Conflicts of Interest” section of this prospectus for more information about the conflicts of interest with our affiliates.

We define “net income” as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term net income for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. However, this net income definition is not in accordance with GAAP, because we do not deduct depreciation and other non-cash reserves in determining net income.

We define the term “net investment” as the original issue price paid for our common stock, reduced by distributions from the sale or refinancing of our properties.

For a description of undertakings we have made to limit compensation paid to our affiliates, see “Management” and “Reports to Stockholders.”

Non-Subordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
	Offering Stage
Selling Commissions	Payable to our dealer manager up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager intends to reallow 100% of commissions earned for those transactions that involve participating broker dealers.	$70,000,000
Dealer Manager Fee	Payable to our dealer manager up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.	$30,000,000
Organization and Offering Expenses	We will pay our advisor up to 1.5% of the gross offering proceeds for organizational and offering expenses. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses (including dealer manager fees and selling commissions) in excess of 15% of the gross offering proceeds.	$15,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operational Stage
Acquisition Fees	Fees payable to our advisor in the amount of 2.5% of the gross contract purchase price (including any mortgage assumed) of the property, loans or other real estate-related assets purchased. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition expenses and we will reimburse our advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract purchase price of our assets.	$22,125,000 (or $44,250,000 assuming that we incur our expected leverage set forth in our investment guidelines.)
Acquisition Expenses	Expenses reimbursed to our advisor incurred in connection with the purchase of an asset. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the gross contract purchase price (including any mortgage assumed) of the asset. Our advisor will be paid acquisition fees and we will reimburse our advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract purchase price of our assets.	$8,000,000 (or $16,000,000 assuming that we incur our expected leverage set forth in our investment guidelines.)
Asset Management Fees	Payable to our advisor in the amount of 0.75% of average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves.	Not determinable at this time because the fee is based on a fixed percentage of aggregate asset value; there is no maximum dollar amount of this fee.
We will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1875% of average invested assets as of the last day of such quarter.
Property Management and Leasing Fees	Payable, on a monthly basis in the amount of 5% of the gross revenues, to our property manager for services in connection with the rental, leasing, operation and management of our properties and the supervision of any third parties that are engaged by our property manager to provide such services. Additionally, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	Not determinable at this time because the fee is based on a fixed percentage of gross revenue and/or market rates; there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Operating Expenses	We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for personnel employment costs incurred by our advisor or its affiliates in performing services under the advisory agreement to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.
Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. Excess amounts relating to items listed above may not need to be reimbursed. See “Management — Our Advisory Agreement” for an explanation of circumstances where the excess amount may not need to be reimbursed.
Financing Coordination Fee	If our advisor provides services in connection with the refinancing of any debt that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations. The services our advisor may perform include, without limitation, searching for lenders in connection with a proposed refinancing and negotiating the structure, terms and conditions of any proposed refinancing with such lenders.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (100,000,000 Shares)
Liquidation Distributions
Disposition Fee on Sale of Assets	We may pay our advisor a commission upon the sale of one or more of our properties or other assets in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or (b) 1% of the sale price of the asset. Payment of such fee may be made only if the advisor provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or an amount equal to 6% of the sale price of such asset.

	We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan we will pay a disposition fee upon the sale of such property.	Not determinable at this time because actual amounts are dependent upon the sale price of specific properties or commission that would be reasonable, customary and competitive at the time of sale.
Subordinated Participation in Net Sale Proceeds	After investors have received a return of their capital contributions invested and a 8% annual cumulative, non-compounded return, then Empire American ALP, LLC is entitled to receive 10% of the remaining net sale proceeds.	Not determinable at this time because actual amounts are dependent upon the sale proceeds of specific properties.
Subordinated Incentive Listing Fee	Upon listing our common stock on a national securities exchange, Empire American ALP, LLC is entitled to a fee equal to 10% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of then-returned capital raised from investors and the amount of cash flow necessary to generate a 8% annual cumulative, non-compounded return to investors. We have no intent to list our shares at this time.	Not determinable at this time because actual amounts are dependent upon the future value of our stock and distributions that may be paid by us.

(1)	Organization and offering expenses consist of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including without limitation, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in connection with this offering, which includes without limitation, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering in addition to certain oversight costs.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The following section contains information on prior real estate investment programs sponsored by our sponsor and its principal, Ezra Beyman. This discussion includes a narrative summary of our sponsor’s experience in the last ten years for (i) all non-public programs sponsored by it and its affiliates which raised funds from outside investors, and (ii) investments for its own account. The information set forth is current as of March 31, 2009, except where a different date is specified.

For purposes of this summary and the tables included in this prospectus, we have divided the information into two separate sections. One section describes with the investment performance of our sponsor investing for its own account in the last ten years. These investments are referred to as “Non-Program Properties.” The other section describes with the investment performance of the non-public real estate investment program sponsored by our sponsor and its affiliates which raised funds from outside investors during the ten years ended December 31, 2008 and the three months ended March 31, 2009. These investments are referred to as “Program Properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of our sponsor and its affiliates.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN EMPIRE AMERICAN REALTY TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Empire American Holdings, LLC, our sponsor, is a national real estate investment firm based in New Jersey that focuses on acquiring and managing residential and commercial properties across the United States. Our sponsor has been ranked by the National Multi Housing Counsel in its publication, the NMHC 50, as of January 1, 2009, as the 28th largest U.S. apartment owner and the 24th largest U.S. apartment manager. Since 1983, our sponsor has acquired residential properties across the United States, currently totaling approximately 328 properties with more than 40,000 residential units in 17 states. Our sponsor is supported by Empirian Property Management, Inc. (“Empirian”), a property management company that employs over 1,100 people nationwide.

During the last ten years, our sponsor has invested in numerous real estate properties, which were, generally, Non-Program Properties. Our sponsor also purchased certain Program Properties through a non-public program in which it raised funds from outside investors commencing in 2003.

Program Properties

Prospective investors should read the Prior Performance Tables for Program Properties included herein carefully together with the information concerning the Program Properties as set forth in the foregoing Prior Performance Summary. Investors in our shares will not own any interest in any of the Program Properties and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Program Properties.

Our advisor is responsible for managing our day-to-day business operations, including operation, maintenance and resale of real estate properties. Mr. Beyman controls our advisor and is a President or manager of each of the entities owning the Program Properties or its controlling entity. The financial results of the Program Properties thus provide the performance of properties for which Mr. Beyman was ultimately responsible during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I —	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II —	Compensation to Sponsor (in Dollars)
Table III —	Annual Operating Results of Prior Real Estate Programs
Table IV —	Results of Completed Programs
Table V —	Results of Sales or other Dispositions of Properties

Additional information relating to the acquisition of Program Properties is contained in Table VI, included in Part II of the registration statement, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request.

These Program Properties have similar investment objectives as us. Nevertheless, the Program Properties’ objectives differ from ours in that: (i) a substantial portion of our sponsor’s returns have come from refinancing proceeds; (ii) our sponsor utilizes more leverage than we are permitted to use; (iii) the entities owning the Program Properties generally do not pay any Acquisition Fees, asset management fees or other fees to our sponsor which we pay; and (iv) the operational documents of the entities owning the Program Properties generally do not contain the prohibitions on self-dealing activities and the operational and investment limitations that are applicable to us.

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

Narrative Summary of Program Properties: January 1, 1998 through March 31, 2009

Our sponsor’s two programs commenced during the year ended December 31, 2003. From January 1, 1998 through March 31, 2009, our sponsor and its predecessor entities and affiliates sponsored two programs: Empire Asset Group, LLC and Empirian Bay Investors, LLC. During such time period, the sponsor raised capital from outside investors in the aggregate of $155,488,897. Empire Asset Group currently continues to raise additional capital from investors. During such time period the programs had 367 outside investors. The aggregate acquisition cost for the Program Properties was $964,076,741. 100% of the Program Properties consisted of old properties. During such period the sponsor caused the sale of 8 properties in the aggregate from the Programs. During 2005, all investors of Empirian Bay Investors transferred their investment interest to Empire Asset Group. This transfer was done to consolidate all investors in one program. The sponsor believed that investors in the Empirian Bay Investors program would benefit from this consolidation because the Empire Asset Group program had a more diversified portfolio of multifamily properties. In 2005, all the investors of Empirian Bay Investors transferred their investment interests to Empire Asset Group. This transfer was done to consolidate all investors in one program because Empire Asset Group had a more diversified portfolio of multifamily properties from which investors in Empirian Bay Investors would benefit.

During this period, the sponsor purchased, with the use of senior and mezzanine financing, 35 multifamily residential properties located in the Southeastern, Southwestern, Northwestern and Mid-Atlantic regions of the United States. During 2005 and 2006, the sponsor sold 7 of such multifamily residential properties.

From January 1, 2006 through March 31, 2009, our sponsor acquired individual communities known as:

•	Alta Cove at Greenbreier Apartments, now known as Empirian Chesapeake, a 374 unit residential property located in Chesapeake, Virginia;
•	Highlands at Alexander Pointe, now known as Empirian Highlands, a 309 unit residential property located in Charlotte, North Carolina;
•	Carrington Park at Lanier, now known as Empirian Lanier, a 210 unit residential property located in Gainesville, Georgia;
•	Waterford Landing, now known as Empirian Waterford Landing, a 260 unit residential property located in McDonough, Georgia;

•	Carrington Place at Wildewood, now known as Empirian Wildewood, a 240 unit residential property located in Columbia, South Carolina, and
•	Springhill Lake*, now known as Empirian Village of Maryland, a 2,877 unit residential property located in Greenbelt, Maryland.

On August 30, 2007, our sponsor acquired a 9 property portfolio known as the Gibraltar Portfolio*, consisting of:

•	Avon Creek Apartments, now known as Empirian Avon Creek, a 256 unit residential property located in West Avon, Indiana;
•	Brownsburg Crossing Apartments, now known as Empirian Brownsburg Crossing, a 224 unit residential property located in Brownsburg, Indiana;
•	Greenfield Crossing Apartments, now known as Empirian Greenfield Crossing, a 272 unit residential property located in Greenfield, Indiana;
•	Island Club Apartments, now known as Empirian Island Club, a 272 unit residential property located in Ft. Wayne, Indiana;
•	The Reserve at Dawson’s Creek Apartments, now known as Empirian Dawson’s Creek, a 274 unit residential property located in Ft. Wayne, Indiana;
•	Saratoga Crossing Apartments, now known as Empirian Saratoga Crossing, a 240 unit residential property located in Plainfield, Indiana;
•	Settler’s Run Apartments, now known as Empirian Settler’s Run, a 304 unit residential property located in Danville, Indiana;
•	The Landings Apartments, now known as Empirian Bellevue Landings, a 240 unit residential property located in Bellevue, Nebraska, and
•	The Overlook Apartments, now known as Empirian Bellevue Overlook, a 330 unit residential property located in Bellevue, Nebraska.

On March 19, 2008, our sponsor acquired a 4 property portfolio known as the Toledo Portfolio* consisting of:

•	The Cloisters Apartments, now known as Empirian CKT, a 506 unit residential property located in Toledo, Ohio;
•	Country Club Apartments, now known as Empirian Country Club, a 316 unit residential property located in Toledo, Ohio;
•	Hawthorne Hills Apartments, now known as Empirian Hawthorne Hills, an 88 unit residential property located in Toledo, Ohio, and
•	The Woodlands Apartments, now known as Empirian Woodlands, a 150 unit residential property located in Toledo, Ohio.

Other than due to current economic conditions, the sponsor’s programs have operated with no major adverse business developments or conditions that are material to investors in the programs.

Non-Program Properties

During the past ten years, our sponsor has invested in numerous real estate properties. Generally, our sponsor acquired such properties for its own account. These personal account investments are referred to as “Non-Program Properties”. Additionally, our sponsor also purchased certain real estate properties through non-public and public programs in which it raised funds from outside investors during the last ten years, which we refer to as “Program Properties”.

The following is a summary of the investment performance of our sponsor that represents the results of our sponsor’s Non-Program Properties since January 1, 2004. This information is presented to show our sponsor’s

*	Purchased outside of the Program and subsequently transferred to the Program in exchange for preferred interests.

experience investing in Non-Program Properties. For all Non-Program Properties, our sponsor has operational control, including making all material property decisions.

The following definitions are applicable to the Non-Program Properties summaries below:

•	“Acquisition Costs” include a Non-Program Properties total purchase price including closing costs (e.g., legal fees and expenses, appraisals, accounting fees, due diligence expenses, title insurance and similar and related costs).
•	“Cumulative Capital Advanced” is the total cash capital contributed or loans advanced to the owning entities by our Sponsor and its affiliates.
•	“Cumulative Cash Distributions” is the aggregate amount of cash distributed by the owning entities from operating cash flow and sale and refinancing to our Sponsor and its affiliates.

These Non-Program Properties have similar investment objectives as us: to realize growth, to generate cash flows from operations and to invest in a diversified portfolio of multifamily properties. The Non-Program Properties differ from those that we may acquire in that: (i) a substantial portion of our sponsor’s returns have come from refinancing proceeds; (ii) our sponsor utilizes more leverage than we are permitted to use; (iii) the Non-Program Properties owning entities generally do not pay any acquisition fees, asset management fees or other fees to our sponsor which the we will pay affiliates of our sponsor; and (iv) the Non-Program Properties owning entities operational documents generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to us. YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

At March 31, 2009, the aggregate acquisition cost of the Non-Program Properties owned is approximately $1.35 billion. Such cost is the actual total acquisition costs of the Non-Program Properties and does not represent the current fair market value of such properties. The Cumulative Capital Advanced in the Non-Program Properties is approximately $90.0 million with no capital advanced remaining in such properties (after taking into account all cash distributions as indicated in the table below). As a percentage of capital invested in these properties, cash distributions during the five years and three months ended March 31, 2009 averaged 55.4% per year. Based on appraisals and other valuations, we believe that the value of the equity in these Non-Program Properties as of March 31, 2009 is in excess of the Cumulative Capital Advanced.

Other than due to current economic conditions, none of the sponsor’s Non-Program Properties have operated with any major adverse business developments or conditions.

For the period January 1, 2004 through March 31, 2009, the Non-Program Properties owned by our sponsor made aggregate cash distributions to our sponsor from operations, sales and refinancing proceeds of approximately $9.4 million, $1.4 million and $253 million, respectively. Information on such Non-Program Properties owned is set forth in the table below.

Aggregate Cash Distributions from Non-Program Properties for the Period January 1, 2004 to March 31, 2009

Except as otherwise indicated in the table, all figures are shown as of January 1 of the year indicated.

	2004	2005	2006	2007	2008	2009(1)
Number of Non-Program Real Estate Properties Owned	4	5	5	294	301	304
Cumulative Acquisition Costs to date	$40,859,579	$108,754,666	$108,754,666	$1,191,754,666	$1,282,910,341	$1,305,518,798
Cumulative Capital Advanced as of the end of the period	$2,231,534	$17,814,666	$21,191,180	$74,259,118	$86,280,271	$89,923,858
Cumulative Cash Distributions as of the end of the period	$2,623,724	$34,422,119	$34,422,119	$253,029,118	$263,529,203	$264,148,368
Total Acquisition Costs during the period	$69,185,285	$—	$1,120,972,180	$91,155,675	$20,608,456	$—
Original Mortgage	$52,100,000	$—	$1,069,700,000	$81,820,000	$17,414,000	$—
Cash down Payment	$17,085,285	$—	$51,272,180	$9,335,675	$3,194,456	$—
Capital Invested during the period	$1,211,955	$—	$3,376,514	$1,795,758	$2,685,478	$449,130
Total Cash distributions during the period	$2,256,028	$31,798,395	$—	$218,606,999	$10,500,085	$619,165
From operating cash flow	$871,745	$842,021	$—	$4,124,070	$2,935,679	$619,165
From sales	$1,384,283	$—	$—	$—	$—	$—
From refinancing	$—	$30,956,374	$—	$214,482,929	$7,564,406	$—
Non Program Debt at December 31	$108,000,000	$136,200,000	$1,205,900,000	$1,631,820,000	$1,658,334,000	$1,658,334,000

(1)	As of March 31.

Narrative Summary of Non-Program Properties: January 1, 1998 through March 31, 2009

From January 1, 1999 through March 31, 2009, our sponsor purchased a number of Non-Program Properties, including commercial office buildings and residential multifamily properties. Our sponsor has had control over the investment and operating decisions of the Non-Program Properties since the date of purchase. The approximate acquisition cost of such properties was in excess of $1.3 billion, which represents the approximate prices paid for the properties and not their current fair market value. The properties were purchased with a combination of our sponsor’s capital and senior and mezzanine financing. From January 1, 1998 through March 31, 2009, the aggregate cash distributions to our sponsor from the operations, sales and refinancing proceeds of the Non-Program Properties was approximately $264 million.

Lexford Portfolio

On October 5, 2006, our sponsor purchased, through an affiliate, a residential property portfolio known as the Lexford Portfolio from Equity Residential Properties Trust (NYSE: EQR) for $1,083,000,000. Our sponsor acquired the Lexford Portfolio utilizing $957,100,000 of senior debt financing and $112,600,000 of mezzanine debt financing. The Lexford Portfolio consists of 289 properties located in Maryland, Georgia, Indiana, Kentucky, Tennessee, South Carolina, Ohio, Pennsylvania, Michigan and Florida comprising a total of 27,115 residential apartment units constructed between 1976 and 1989. The Lexford Portfolio property management division has approximately 1,100 employees. On May 9, 2007, our sponsor refinanced the Lexford Portfolio for $1,413,800,000 by means of the following:

•	a loan from Merrill Lynch in the principal amount of $1,050,000,000 due June 8, 2017;
•	a loan from Fannie Mae in the principal amount of $293,800,000 due June 8, 2017; and

•	a preferred equity investment from Arbor Realty Funding LLC of $70,000,000.

Our sponsor refinanced the Lexford Portfolio in 2007 because interest rates were favorable and our sponsor was able to monetize part of the appreciation in the value of the portfolio.

Other Multifamily Properties

From January 1, 1998 through March 31, 2009, our sponsor acquired:

•	Empirian on Central, a 414 unit residential property located in Phoenix, Arizona;
•	Empirian at Steele Park, a 399 unit residential property located in Phoenix, Arizona;
•	Riverfront Towers, now known as Empirian at Riverfront, a 561 unit residential property located in Detroit, Michigan;
•	Candlewood Apartments, now known as Empirian Candlewood, a 63 unit residential property located in Tampa, Florida;
•	Country Square Apartments, now known as Empirian Country Square, a 72 unit residential property located in Tampa, Florida;
•	Lanier Phase II, an 82 unit residential property located in Gainesville, Georgia;
•	Villas at Kings Crossing, now known as Empirian Kings Crossing, a 133 unit residential property located in Jacksonville, Florida;
•	Longleaf Apartments, now known as Empirian Longleaf, a 76 unit residential property located in Lawrenceville, Georgia;
•	Vineyard Pointe Apartments, now known as Empirian Vineyard Pointe, a 108 unit residential property located in Riverdale, Georgia and
•	Southlake Cove apartments, now known as Empirian Southlake Cove, a 346 unit residential property located in Jonesboro, Georgia.

Commercial Properties

Since 2001, our sponsor has acquired a number of commercial properties nationwide. On August 7, 2001, our sponsor acquired a commercial building in Toms River, New Jersey comprising 8,846 square feet for $725,000, and subsequently sold it on August 24, 2004 for $730,000. On May 1, 2003, our sponsor acquired a commercial property in Lakewood, New Jersey for $5,800,000 comprising 74,400 square feet. On January 14, 2004, our sponsor acquired a commercial building in Montvale, New Jersey for $6,200,000 comprising 50,700 square feet, which currently houses our sponsor’s headquarters. On February 13, 2007, our sponsor acquired a commercial building in Reynoldsburg, Ohio for $3,117,950 comprising 54,168 square feet. On June 28, 2007, our sponsor acquired a commercial building in West Palm Beach, Florida for $11,492,184.94 comprising 202,433 square feet.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 250,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 100,000,000 shares in this offering, with both scenarios contemplating a price of $10.00 per share. Our advisor or its affiliates may advance, and we will reimburse for, organizational and offering costs incurred on our behalf, but only to the extent that the reimbursement of the selling commissions, dealer manager fee and organization and offering costs would not cause such organization and offering expenses to exceed 15% of the gross proceeds of our offering. Assuming the maximum number of shares is sold, we estimate that at least 25.5% of the money raised in this offering. The table below does not give effect to special sales or volume discounts which could reduce selling commissions or sales of our shares pursuant to our distribution reinvestment plan and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. We intend to use the net proceeds of this offering to acquire a diverse portfolio of multifamily properties located in the United States and real estate-related debt and securities.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$2,500,000	100%	$1,000,000,000	100%
Less offering expenses
Selling commissions and dealer manager fee(1)	$250,000	10%	$100,000,000	10%
Organizational and offering expenses(2)	$37,500	1.5%	$15,000,000	1.5%
Net proceeds	2,212,500	88.5%	885,000,000	88.5%
Acquisition costs
Acquisition fees(3)	$55,313	2.2%	$22,125,000	2.2%
Acquisition expenses(4)	$20,000	0.8%	$8,000,000	0.8%
Initial working capital reserves (5)	$—	—%	$—	—%
Total proceeds available for investment(6)	$2,137,187	85.5%	$854,875,000	85.5%

(1)	Includes selling commissions equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Our broker dealer, in its sole discretion, intends to reallow selling commissions of up to 7% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts.
(2)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers) and other marketing, coordination, administrative oversight and organization costs, other than selling commissions and the dealer manager fee. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 15% of the gross offering proceeds. We currently estimate that approximately $11,150,000 of organization and offering costs will be incurred if the maximum offering of 100,000,000 shares is sold.
(3)	Acquisition fees do not include acquisition expenses. Acquisition fees also exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Fees payable to our advisor in the amount of 2.5% of the gross contract purchase price (including any mortgage assumed) of the asset purchased. For purposes of this table we have assumed that all of the net proceeds after organizational and offering expenses (including selling commissions and dealer manager fees) have been invested in assets. Our advisor will receive acquisition fees but only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract price of the asset. Assuming that we incur leverage up to 50% of the combined market value of all of our assets, as set forth in our investment guidelines, the minimum and the maximum acquisition fees would be $110,625 and $44,250,000, respectively.
(4)	Acquisition expenses are estimated by us, for illustrative purposes, based on the prior experience of our sponsor in acquiring the types of properties that we intend to acquire. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of asset acquired, the aggregate purchase price paid to acquire the asset, the aggregate amount borrowed, if any, to acquire the asset, the number of assets acquired, and the type of consideration, cash or common stock, used to pay the expenses. Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of assets, whether or not acquired. For purposes of this table, we have assumed expenses of 0.8% of net proceeds; however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular asset will not exceed, in the aggregate, 6% of the contract purchase price of the asset. We will reimburse our advisor for acquisition expenses up to a maximum amount, which collectively with all acquisitions fees and expenses will not exceed, in the aggregate, 6% of the contract price of the asset.

For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage, or the amount actually paid or allocated in respect of the purchase of other real-estate related assets, in each case exclusive of acquisition fees and acquisition expenses, but in each case including any indebtedness assumed or incurred in respect of such investment.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish working capital reserves with respect to particular investments.
(6)	We intend to commence distributions in the first month after we achieve the minimum offering. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. If we pay such distributions from offering proceeds, then we will have less offering proceeds available for investment.

MANAGEMENT

Overview

Our sponsor is a national real estate investment firm based in New Jersey that focuses on acquiring, managing and redeveloping residential and commercial properties across the United States. Our sponsor has been ranked by the National Multi Housing Counsel in its publication, the NMHC 50, as of January 1, 2009, as the 28th largest U.S. apartment owner and the 24th largest U.S. apartment manager. Our sponsor employs approximately 40 staff and professionals. Since 1983, our sponsor has acquired residential properties across the United States, currently totaling approximately 328 properties with more than 40,000 residential units in 17 states.

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Investment decisions will be made either by our advisor or by the board of directors. Our advisor will be responsible for making investment decisions where the purchase price of a particular asset is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors upon the recommendation of our advisor.

We currently have seven directors, four of whom are independent directors. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.

In addition to the investment policies set forth in our charter and bylaws, our board of directors has approved a written statement of our objectives and strategies on investments and borrowing for us as described in this prospectus. The directors may establish further written objectives and strategies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our objectives and strategies are being fulfilled and are in the best interest of the stockholders. We will follow our objectives and strategies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our charter and bylaws.

Our Directors and Officers

Pursuant to our charter, the term of office for each director is one year and until his or her successor is duly elected and qualifies. Pursuant to our bylaws, officers are elected annually, except that our Chief Executive Officer and President may appoint Vice-Presidents, Assistant Secretaries or Assistant Treasurers. The following table sets forth information with respect to our directors and officers.

Name	Age	Position and Office
Ezra Beyman	54	Chief Executive Officer, President and Chairman of the Board of Directors
David Newman	48	Chief Operating Officer and Director
David Teiler	43	Chief Financial Officer
Martel Day	59	Director
David T. Provost	55	Director
Gary Torgow	52	Director
Victor Weiss	67	Director
David Cohen	43	Secretary and General Counsel
Jason Gelfond	32	Controller and Treasurer
*		Director

*	To be added by amendment

Ezra Beyman is our President, Chief Executive Officer and Chairman of our board of directors. For over 25 years, Mr. Beyman has been involved in all aspects of the real estate industry. Mr. Beyman is the founder of our sponsor, and has served as its President and Chief Executive Officer since 2006. As President and Chief Executive Officer, Mr. Beyman directs all facets of the management, acquisition, renovation, and financing of a diverse portfolio of multifamily properties located in 17 states that includes 328 residential apartment communities with over 40,000 units. In December 1983, Mr. Beyman founded Empire Equity Group, Inc., a New York State-licensed mortgage brokerage firm which he later sold in 2008. Mr. Beyman is also the owner-operator of Empire Insurance Holdings, which owns and operates 3 insurance agencies with multiple lines of personal and commercial insurance coverage. Mr. Beyman has served as Empire Insurance Holdings’ President since August, 2005. Mr. Beyman earned a First Talmudic Degree equivalent to a B.A. from Mesivtha Tifereth Jerusalem in New York, New York in 1975.

David Newman is our Chief Operating Officer and one of our directors. Mr. Newman has over 17 years of experience in the real estate industry involving many aspects of real estate investment, management and development. Mr. Newman is currently the Chief Investment Officer of our sponsor and joined our sponsor in December of 2008. From April, 2004 until joining our sponsor in December of 2008, Mr. Newman was part of the Related Retail development group at The Related Companies as a consultant. At The Related Companies, Mr. Newman participated in the transition and development of the Gateway Center at Bronx Terminal Market — a one million square foot retail development facility just south of Yankee Stadium in the Bronx New York. From 1992 until 2004, Mr. Newman served as General Counsel to Strategic Development Concepts, Inc., a Westchester based real estate company, where he was responsible for helping manage the company’s legal affairs, business operations and commercial property activities. Mr. Newman commenced his career as an attorney with the corporate practice group of Kramer Levin Naftalis & Frankel and subsequently worked in the corporate practice group of Wachtel & Masyr, with a concentration in corporate and securities law. Since April, 2004, Mr. Newman has served as President of David B. Newman Consultants, Inc., a New York based corporation. Mr. Newman earned a Juris Doctorate from the Fordham University School of Law in New York, New York in 1985 and a Bachelor of Business Management degree, cum laude, from Hofstra University in Hempstead, New York in 1982.

David Teiler is our Chief Financial Officer. Mr. Teiler has over 20 years of experience in financial operations and management. Since September of 2005, Mr. Teiler has been the Director of Finance of our sponsor. From 2001 until joining our sponsor in September of 2005, Mr. Teiler was the Controller of Cambridge Pharma Consultancy, a management consulting company in the pharmaceutical industry. As Controller of Cambridge Pharma, Mr. Teiler was responsible for all financial statements and reporting, profit/loss analysis, forecasting, cash management, audits, reconciliations, annual budget preparation, budget compliance, GAAP/Sarbanes-Oxley compliance, leasing and real estate, cost accounting, accounts receivable and accounts payable, and insurance. Mr. Teiler also maintained a role as a key strategic planning member of Cambridge Pharma’s management team. Mr. Teiler attended Touro College in Brooklyn, New York from the Fall of 1986 through the Spring of 1989.

Martel Day is one of our directors. In July, 2009, Mr. Day joined our sponsor as Executive Vice President, our dealer manager as President and our advisor as Executive Vice President. Mr. Day is primarily responsible for the development and distribution of our sponsor’s investment products. From 1984 until joining our sponsor, our dealer manager and our advisor in 2009, Mr. Day enjoyed an extensive career with the Inland Group of Companies (“Inland”). From 1984 until December, 1991, he served as a Regional Representative of Inland. In January, 1992, Mr. Day was promoted to Regional Vice President of Inland, and served in such position until December, 1997. In January, 1998, he was promoted to Senior Vice President —  National Sales and Marketing of Inland, and served in such position until August, 1999. In September, 1999, Mr. Day was promoted to Executive Vice President — National Sales Director of Inland, and served in such position until December, 2004. Finally, in January, 2005, Mr. Day was promoted to Executive Vice President — Director of Business Development of Inland, and served in such position until June, 2009. He is also a member of the Board of Trustees and currently serves as President of the Investment Program Association, a member of the Financial Planning Association and a member of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Day holds General Securities and Registered Investment Advisor licenses with FINRA and earned a Bachelor of Science degree from The Georgia Institute of Technology in Atlanta, Georgia in 1971.

David T. Provost is one of our independent directors. Mr. Provost is CEO and Executive Managing Director of First Michigan Bank. Prior to joining First Michigan Bank in early 2008, Mr. Provost served as Chairman and CEO of The PrivateBank – Michigan, a subsidiary of Chicago-based PrivateBancorp, Inc. In 1989, Mr. Provost co-founded Bloomfield Hills Bancorp., Inc., and its subsidiary, The Private Bank (formerly known as The Bank of Bloomfield Hills). He served as President and CEO of Bloomfield Hills Bancorp, and Chairman and CEO of The Private Bank. Prior to founding The PrivateBank, Mr. Provost served 13 years in various capacities at

Manufacturers National Bank of Detroit and Manufacturers National Bank of Novi, now known as Comerica Bank. He also serves on the Board of Directors and as Chairman of the Audit Committee for Plastipak Packaging, Inc. Mr. Provost earned a Bachelor’s degree from Alma College in Alma, Michigan in 1976, a Masters in Business Administration from Eastern Michigan University in Ypsilanti, Michigan in 1984 and a degree from the Graduate School of Banking at the University of Wisconsin in Madison, Wisconsin in 1984.

Gary Torgow is one of our independent directors. Mr. Torgow is the Chairman, CEO and President of the Sterling Group, a Detroit-based real estate development, investment and management company founded in 1988. Mr. Torgow has been the Chairman, CEO and President of the Sterling Group since 1988. The Sterling Group is active in the commercial, retail and residential real estate markets. Mr. Torgow has served as a volunteer on numerous civic and communal boards including the Detroit Economic Growth Corporation and the Michigan Civil Rights Commission, both of which he served as Chairman. He has also served on the Board of Directors of Detroit 300 Conservancy. Mr. Torgow is a member of the Jewish Federation Executive Board and also serves on the Executive Board of the Detroit Metro Convention and Visitors Bureau, and the John S. and James C. Knight Foundation Detroit Community Advisory Board. He also serves on the Boards of Blue Cross Blue Shield of Michigan and Jackson National Life Insurance of New York. Mr. Torgow is a 1982 graduate of the Wayne State University School of Law in Detroit, Michigan and is a member in good standing of the Michigan Bar Association.

Victor Weiss is one of our independent directors. Mr. Weiss is an attorney with over 23 years of experience in real estate and transactional law, including active participation in, and the successful completion of, residential and complex multifamily real estate transactions in New York, New Jersey, Pennsylvania, Massachusetts and Florida, as well as the sale and acquisition of businesses. Mr. Weiss is also involved in trust and estate law. Mr. Weiss has been in private practice since 1986. In addition, Mr. Weiss founded Gibraltar Abstract Corp. (“Gibraltar”) in October 2000 and has been its President since. As President, Mr. Weiss is responsible for the overall operations of Gibraltar. Prior to entering private practice in 1986, Mr. Weiss was a Law Clerk to an Associate Justice of the Appellate Division, First Judicial Department of New York State Supreme Court and acted in an advisory capacity to the Presiding Justice of the Appellate Division in the Office of Project Development. Mr. Weiss earned a Juris Doctorate from Brooklyn Law School in Brooklyn, New York in 1967 and is a member in good standing of the New York State Bar and the New York State Bar Association.

David Cohen is our General Counsel. Mr. Cohen has also been General Counsel of our sponsor since February, 2004. Mr. Cohen has approximately 13 years of experience in real estate law, with prior and additional experience in creditors’ rights and other practice areas. From 1997 until joining our sponsor in February, 2004, Mr. Cohen was an attorney in the real estate department of Kaye Scholer LLP. Mr. Cohen earned a Juris Doctorate from the University of Pennsylvania Law School in Philadelphia, Pennsylvania in 1991 and a Bachelor of Science degree from Cornell University in Ithaca, New York in 1998.

Jason Gelfond is our Controller and Treasurer and is the controller of Empire American Management, LLC, our property manager. Since December 2008, Mr. Gelfond has been the controller of Empirian. Mr. Gelfond has over ten years of experience in public and private accounting. As controller of Empirian, Mr. Gelfond is responsible for executing all of the company’s internal and external financial reporting as well as ensuring that these documents comply with GAAP. Prior to joining Empirian, from May 2005 through December 2008, Mr. Gelfond was an Audit and Tax Supervisor for Amper, Politziner & Mattia, LLP, a CPA and consulting firm in New York. There he was responsible for performing and supervising audits in a wide range of industries including: real estate, manufacturing, distribution, retail, technology, and professional service. From February 2001 through May 2005, Mr. Gelfond was an Accounting Officer at W.R. Gelfond & Associates P.A., a CPA firm in South Florida and from October 1996 through February 2001, Mr. Gelfond was the controller of Micro Typing Systems, a manufacturing company in South Florida. Mr. Gelfond obtained a Bachelor of Arts degree from Florida Atlantic University in 2006.

Principals and Key Employees of Empirian Property Management, Inc. and Empire American Management, LLC

Empirian manages all of our sponsor’s residential Program Properties and Non-Program Properties throughout the United States. Empirian is not our property manager and we do not expect Empirian to manage any of the properties that we acquire. However, we expect that certain principals and key employees of Empirian will be principals and key employees of our property manager. The following table sets forth information with respect to the principals and key employees of Empirian that we expect to provide services to us in connection with their positions with our property manager.

Name	Age	Position and Office of Empirian	Position and Office of Our Property Manager
Sam Moerman	46	Co-President	Co-President
Nathan Weldler	49	Co-President	Co-President
Wayne Zufall	62	Executive Vice President	Executive Vice President
Dan Kistel	59	Regional Vice President	Regional Vice President
Frederic Brinn	46	Senior Vice President	Senior Vice President
Jason Gelfond	32	Controller	Controller

Sam Moerman is a Co-President of Empirian. Mr. Moerman has over 15 years of management experience, a majority of in the multifamily, retail and commercial real estate sectors. Mr. Moerman has been the Co-President of Empirian since May of 2008. Prior to joining Empirian in May 2008, Mr. Moerman was Vice President of Management at The Lightstone Group, one of the largest private residential and commercial real estate owners and operators in the United States and a sponsor of two non-traded REITs, where he was instrumental in helping the management group effectively supervise a diversified property portfolio in over 45 states comprising over 20,000 multifamily units, retail properties and approximately 20 million square feet of office and industrial space. Mr. Moerman was Vice President of Management at The Lightstone Group from 1999 to May of 2008. Mr. Moerman attended Ocean County College in New Jersey in 1992.

Nathan Weldler is a Co-President of Empirian. Mr. Weldler has over 20 years of management, organizational and technical systems experience. At Empirian, Mr. Weldler is responsible for the property management and strategic planning of a portfolio of over 40,000 multifamily units located throughout the United States. Mr. Weldler has been the Co-President of Empirian since May of 2008. Prior to joining Empirian in May of 2008, Mr. Weldler held several key executive positions with The Lightstone Group, including Executive Vice President of Property Management, where he was responsible for supervising and directing the management of a nationwide portfolio of over 20,000 residential units. Mr. Weldler worked at The Lightstone Group from June of 2004 to April of 2008. Prior to joining The Lightstone Group, Mr. Weldler served as Vice President of Comverge Technologies’ software division, where he led a staff of engineers in implementing a command and control system for the utility industry. Mr. Weldler graduated from the City College of New York in 1982.

Wayne Zufall is Empirian’s Executive Vice President. Mr. Zufall has over 20 years of property management experience. At Empirian, Mr. Zufall is responsible for overseeing our sponsor’s multifamily communities throughout certain portions of the United States. Mr. Zufall has extensive experience in improving asset quality, risk management, budgeting, maintenance and renovation work for residential communities in the “A” to “C” level. Mr. Zufall has been Executive Vice President of Empirian since November of 2008. Prior to joining Empirian in November of 2008, Mr. Zufall was a Vice President at The Lightstone Group. Mr. Zufall was a Vice President of The Lightstone Group from June of 2006 to November of 2008. Prior to joining The Lightstone Group, Mr. Zufall was a Regional Vice President at Apartment Investment Management Company (AIMCO).

Dan Kistel is a Regional Vice President for Empirian. Mr. Kistel has over 25 years of operational experience in all aspects of property and asset management, sales and marketing. At Empirian, Mr. Kistel is responsible for Empirian’s portfolios located in the Southern United States. Mr. Kistel has been a Regional Vice President for Empirian since September of 2008. Prior to joining Empirian in September of 2008, Mr. Kistel was a Regional Vice President at Apartment Investment Management Company (AIMCO). Mr. Kistel worked as a Regional Vice President at AIMCO from February of 1998 to August of 2008. Prior to joining AIMCO, Mr. Kistel was a Senior Vice President at Insignia Residential Group, L.P. Mr. Kistel graduated from Florida State University in 1971.

Frederic Brinn is a Senior Vice President for Empirian. Mr. Brinn has over 20 years of experience in all aspects of residential property and asset management. Mr. Brinn is responsible for overseeing our sponsor’s conventional property portfolios throughout the United States. Mr. Brinn has been a Senior Vice President at Empirian since February of 2008. Prior to joining Empirian in February of 2008, Mr. Brinn was the Director of Management Services for 19 luxury properties in the Northeastern United States at Sterling Properties Group, LLC. Mr. Brinn was the Director of Management Services at Sterling Properties Group from January of 2003 to January of 2008. Prior to joining Sterling Properties Group, LLC, Mr. Brinn was an assistant director of Management Services for Macklowe Management Co., Inc. Mr. Brinn graduated from the City University of New York at Queens College in 1984.

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors, and in the case of the audit committee, all members are independent directors. Currently, we intend to form the committees listed below.

Audit Committee.  Our board of directors will establish an audit committee consisting of our four independent directors, Gary Torgow, Victor Weiss, [        ] and David T. Provost. Mr. Provost is a financial expert, as defined by applicable rules promulgated by the SEC. Our audit committee will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the audit committee charter will call upon the audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;
•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation, and when appropriate, the termination and replacement of our independent auditors;
•	review the annual engagement proposal and qualifications of our independent auditors;
•	prepare an annual report as required by applicable SEC disclosure rules;
•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;
•	review and approve all related party transactions, including all transactions with our advisor; and
•	manage our relationship with our advisor under the advisory agreement.

The audit committee will have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in an audit committee charter approved by our board of directors.

Nominating and Corporate Governance Committee.  Our board of directors may establish a nominating and corporate governance committee. Our nominating and corporate governance committee, if established, will be comprised of five directors (a majority of which will be independent) and will be formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. If our board of directors decide to establish a nominating and corporate governance committee, the nominating and corporate governance committee would initially consist of the following members of our current board of directors: Ezra Beyman, David Newman, David T. Provost, Gary Torgow and Victor Weiss. Our nominating and corporate governance committee, if established, will operate pursuant to a written charter to be adopted by our board of directors. Among other things, the committee charter will call upon the nominating and corporate governance committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;
•	select, or to recommend that the board select, the director nominees for each annual meeting of stockholders and the committee nominees; and
•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The nominating and corporate governance committee will consider nominees recommended by stockholders.

Independent Directors

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our charter, (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) rules of the New York Stock Exchange (the “NYSE”), although our shares are not listed on the NYSE. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Our charter provides that, in order to be considered an independent director, the director may not, other than in his or her capacity as a director:

•	own any interest in the sponsor, the advisor or their affiliates, other than us;
•	be or have been employed by the advisor, the sponsor or their affiliates, or by us or our affiliates, on the date of determination or for two years prior to the date of determination;
•	serve as an officer of the sponsor, the advisor or any of their affiliates;
•	perform services for us, other than as a member of our board of directors;
•	serve as a director, including as a member of our board of directors, of more than three REITs organized or controlled by the sponsor or advised by the advisor; or
•	maintain a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor and their affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, an independent director may not maintain, or have maintained, any of the foregoing prohibited associations either directly or indirectly. According to our charter, an indirect association with the sponsor or the advisor includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates or us.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including our sponsor and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or our sponsor;
•	an immediate family member of the director was employed by us or our sponsor as an executive officer;
•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period in direct compensation from us or our sponsor, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•	the director was affiliated with or employed by a present or former internal or external auditor of us or our sponsor;
•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or our sponsor;
•	an executive officer serves on our compensation committee or the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or
•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or our sponsor for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

In general, a majority of our independent directors must approve matters relating to minimum capital, duties of our directors, the advisory agreement, liability and indemnification of our directors, advisor and affiliates, advisor and affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment program.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors may determine, from time to time during or after this offering, to increase or decrease the fees and expenses payable to our advisor or any of its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;
•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;
•	the success of the advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;
•	additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by the advisor;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by the advisor for its own account.

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board requires broad expertise in the fields of real estate and real estate investing.

We pay each of our independent directors an annual fee of $30,000 and are responsible for reimbursement of their out-of-pocket expenses, as incurred. We also intend to issue to each of our independent directors 3,000 restricted shares of our common stock annually pursuant to our Employee and Director Incentive Restricted Share Plan. We may issue such restricted shares in lieu of paying an independent director his or her annual fee in cash. An independent director is also entitled to receive his or her annual fee in the form of our common shares or a combination of common shares and cash.

Compensation of Officers

Our officers will not receive any cash compensation from us for their services as our officers. We may compensate our officers with restricted shares of our common stock in accordance with our Employee and Director Incentive Restricted Share Plan. Our board of directors (including a majority of our independent directors) will determine if and when any of our officers will receive restricted shares of our common stock. Additionally, our officers are officers of one or more of our affiliates and are compensated by those entities (including our sponsor), in part, for their services rendered to us. See the section of this prospectus titled “Management — Our Directors and Officers” for information about our officers.

Compliance with the American Jobs Creation Act

Section 409A of the Code applies to amounts paid to officers, directors, employees, and independent contractors as compensation that constitutes “deferred compensation” as defined in Section 409A and related federal regulations and guidance. Under Section 409A, nonqualified deferred compensation plans must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. For example, a stock option with an exercise price that is less than the fair market value of the underlying stock as of the date of grant would be considered nonqualified deferred compensation.

If Section 409A applies to any of the awards issued under a long-term incentive plan adopted by us, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed upon the recipient on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Further, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a nonqualified deferred compensation plan under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. Nonetheless, there can be no assurances that any award, agreement or arrangement which we have entered into will not be affected by, or be subject to income taxation under, Section 409A.

Employee and Director Incentive Restricted Share Plan

We intend to adopt, prior to our effective date, our Employee and Director Incentive Restricted Share Plan to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common shares.

The Employee and Director Incentive Restricted Share Plan provides us with the ability to grant awards of restricted shares to our directors, officers and full-time employees (in the event we ever have employees), full-time employees or directors of our advisor, its affiliates or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the Employee and Director Incentive Restricted Share Plan is equal to 1% of our outstanding shares on a fully diluted basis at any time, not to exceed 1,000,000 shares.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares will be subject to the same restrictions as the underlying restricted shares.

The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property received in connection with the performance of services is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share grants will not be considered “nonqualified deferred compensation.”

Corporate Governance

Code of Business Conduct and Ethics.  Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code of business conduct and ethics to appropriate persons identified in such code; and
•	accountability for adherence to the code of business conduct and ethics.

Waivers to the code of business conduct and ethics may only be granted by unanimous written consent of the independent directors of our board of directors. In the event that the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website. The information on our website will not be a part of this prospectus.

Our Advisor

Our advisor is a Delaware limited liability company and is wholly owned by our sponsor. Our advisor was formed on March 26, 2009. The following table sets forth information regarding the executive officers and key employees.

Name	Age	Position
Ezra Beyman	54	Chief Executive Officer and President
David Newman	48	Chief Operating Officer
Martel Day	59	Executive Vice President
Eli Feller	31	Assistant Vice President of Property Acquisitions
David Cohen	43	General Counsel and Secretary
David Teiler	43	Chief Financial Officer
Ben Freed	45	Director of Finance
Abraham Miller	58	Vice President of Property Acquisitions

The biographies of Ezra Beyman, David Newman, David Cohen, Martel Day and David Teiler are set forth above in “Management — Our Directors and Officers.”

Ben Freed is the Director of Finance of our advisor. Mr. Freed is a certified public accountant with over 20 years of financial accounting experience in the residential real estate sector. Since 1997, Mr. Freed has been the Chief Financial Officer of our sponsor, where he has been responsible for our sponsor’s financial reporting and internal accounting procedures and systems. Prior to joining our sponsor in 1997, Mr. Freed was an assistant controller with Edge Property Group, LLC, a Northeast regional residential property developer. Mr. Freed graduated from Queens College, magna cum laude, in Flushing, New York in 1985. Upon graduation from Queens College, Mr. Freed commenced an auditing/accounting career at Deloitte Haskins & Sells, where he attained the requisite experience to become a certified public accountant.

Abraham Miller is the Vice President of Property Acquisitions for our advisor. Mr. Miller has over 30 years of residential property acquisition experience. Mr. Miller has experience purchasing real estate-related debt in connection with properties located throughout the United States. Since 1995, Mr. Miller has been the Vice President of Property Acquisitions of our sponsor, leading the acquisition team in successfully negotiating and acquiring a current portfolio of over 40,000 multifamily units throughout the United States. Mr. Miller also provides management systems analysis, capital improvement project review and cost reduction strategies for many ofour sponsor’s residential properties.

Eli Feller is the Assistant Vice President of Property Acquisitions for our advisor. Since 2007, Mr. Feller has been the Assistant Vice President of Property Acquisitions for our sponsor, where he has been responsible for identifying potential value added multifamily acquisition opportunities throughout the United States. Mr. Feller also reviews the origination, due diligence and asset management of potential investments with our sponsor’s acquisition team and top level senior management. From 2003 to 2007, Mr. Feller was employed by our sponsor and was responsible for analyzing and identifying potential commercial property acquisitions throughout the United States.

Our Advisory Agreement

Experience of Our Advisor.  Our advisor’s current team of senior management averages approximately 20 years of industry experience among them. The experience of our advisor, which is wholly owned by our sponsor, can be assessed by reference to our sponsor’s prior performance. For a summary of our sponsor’s prior performance, see “Prior Performance of Affiliates of Our Sponsor,” which includes a narrative summary of our sponsor’s experience in the last ten years for (i) all programs sponsored by our sponsor, which are referred to as Program Properties and (ii) investments for our sponsor’s own account, which are referred to as Non-Program Properties. The Prior Performance Tables for Program Properties are attached as Appendix A. In addition, our sponsor’s principal, Ezra Beyman, has over 25 years of experience in identifying, acquiring, financing, refinancing and operating real property investments. The board of directors will determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Duties of Our Advisor.  Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, will, subject to the authority of the board of directors:

•	locate, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;
•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;
•	acquire properties on our behalf in compliance with our investment objectives and strategies;
•	arrange for the financing and refinancing of properties;
•	administer our bookkeeping and accounting functions;
•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing our properties to be managed by another party; and
•	render other services as our board of directors deems appropriate.

Our advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such approval of the board of directors. Conversely, the advisor may acquire any real property with a purchase price that is lower than $15,000,000 without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness, and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

We expect that our leverage will be limited to 50% of the combined market value of all of our real estate and real estate-related investments. Since our charter places certain restrictions on our leverage, our advisor may not arrange for the financing or refinancing of properties that causes, when consummated, the total long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value, without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors (including a majority of independent directors) and disclosure to stockholders. The actual terms and conditions of financing and refinancing transactions will be determined in the sole discretion of the advisor, subject at all times to the approval of the board of directors. Conversely, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the aggregate long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The advisor can also arrange for short-term indebtedness having a maturity of two years or less without the approval of the board of directors.

Finally, the advisor may not arrange for the financing or refinancing of properties that causes, when consummated, the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets, without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors (including a majority of independent directors) and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation, reserve for bad debts or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. In addition, our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and reviewed by our board of directors at least quarterly. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of our advisor, subject at all times to approval of our board of directors. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets. In addition, our advisor may not arrange for mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

Term of the Advisory Agreement.  Our directors will evaluate the performance of the advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the meeting of the board of directors. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors, as the case may be, upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to Advisor.  The advisory agreement provides for the advisor to be paid fees in connection with services provided to us. These fees include acquisition and asset management fees.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisition fees and expenses, will not exceed, in the aggregate, 6% of our gross offering proceeds.

Other than as set forth in the following paragraph, our advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers, travel costs and other administrative expenses of its directors or officers.

We may reimburse our advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization costs in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering the shares and other organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services

(including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); and (v) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee.

Fees Payable Upon Termination of the Advisory Agreement.  If the advisory agreement is terminated by reason of a change of control, by us without cause, by the advisor for good reason or upon our liquidation, the advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.

The advisor will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination.

Reimbursement by Advisor.  Unless our stockholders amend our charter, our advisor must reimburse us for the amounts, if any, by which our total REIT operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or
•	25% of our net income for that fiscal year;

provided, however, that only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of any unanticipated, unusual or non-recurring factors. Within 60 days after the end of the quarter for which the excess occurred, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified. Operating expenses are defined for this purpose as being exclusive of those expenses incurred in the operation of properties we have acquired, acquisition fees and related expenses paid to our advisor, depreciation and amortization expenses, and financing related expenses such as fees paid to lenders and interest expense paid on borrowings by the REIT or the operating partnership.

Liability and Indemnification of Advisor.  Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details regarding these limitations and circumstances under which we are required or authorized to indemnify and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other Activities of Advisor and its Affiliates.  The advisor and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to our administration to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Amendment of the Advisory Agreement.  The advisory agreement can be amended by a written instrument that is signed by all of the parties to that agreement (or their successors or assigns, where applicable).

Potential Acquisition of Advisor.  Many REITs which are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third-party, such as our advisor and property manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). As the parent of our advisor and thus the recipient of the proceeds from such sale, our sponsor has an incentive to achieve our listing on a national stock exchange because listing would cause the independent directors to determine that we should become self-administered. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to our stockholders.

If at any time the shares become listed on a national securities exchange (NYSE or NASDAQ), we will negotiate in good faith with our advisor an appropriate fee structure. Our independent directors must approve the new fee structure negotiated with our advisor. The fee paid to our advisor likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act, and therefore, will be subject to restrictions on transferability. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation.

The Property Manager

Our property manager is an affiliate of our sponsor and provides property management services to us under the terms of a management agreement. The property manager will provide services in connection with the rental, leasing, operation and management of our properties. We have agreed to pay our property manager a monthly management fee of 5% of the monthly gross revenues from our properties.

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract their duties for a fee that may be all or part of the fee provided for in the management agreement. In the event that our property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be paid by the property manager from the monthly management fee payable to our property manager by us or paid directly by us and deducted from the fee payable to our property manager.

The management agreement can be amended by written instrument executed by the party against whom the amendment is asserted. Such management agreement can be terminated at any time for negligence or misconduct in the performance of the property manager’s duties and will terminate upon written notice from our operating partnership to the property manager. The management agreement will also terminate upon our property manager’s bankruptcy, receivership, reorganization or similar financial difficulties relating to its insolvency.

Our Dealer Manager

Our dealer manager has applied for membership as a member firm of FINRA, and intends to be registered under the applicable federal and state securities laws and to be qualified to do business as a securities broker-dealer throughout the United States. Until our dealer manager becomes a FINRA member and is properly registered in the states where it is required to be registered, it may not engage in the conduct of a securities business including, but not limited to, participating in this offering or serving as our dealer manager. It does not render these services to anyone other than affiliates of our sponsor, and it does not make sales directly to retail customers or maintain customer accounts. Martel Day, the President and Chief Executive Officer of our dealer manager, has over 25 years of experience in the financial services business, including extensive experience overseeing national sales and marketing.

We will pay our dealer manager selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Our dealer manager will provide wholesale marketing support in connection with this offering and expects to reallow 100% of commissions earned for those transactions that involve participating broker-dealers. We may also pay to our dealer manager a dealer manager fee of up to 3% of gross offering proceeds before reallowance to participating broker-dealers. Our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.

Set forth below is a table that demonstrates the approximate compensation that will be paid to our dealer manager.

		Offering Proceeds
	Per Unit	Total Minimum	Total Maximum
Price to public	$10.00	$2,500,000	$1,000,000,000
Selling commissions	(.70)	(175,000)	(70,000,000)
Dealer manager fee paid by us	(.30)	(75,000)	(30,000,000)
Proceeds	$9.00	$2,250,000	$900,000,000

EAH Holdings, LLC

EAH Holdings, LLC, a Delaware limited liability company formed on March 26, 2009, is an affiliate of our sponsor. EAH Holdings, LLC is a holding company that owns 100% of the outstanding limited liability company interests in each of our property manager, our dealer manager, our advisor and Empire American ALP, LLC. Except for the foregoing ownership interests, EAH Holdings, LLC has no operations nor equity interest in any other entity.

Certain Relationships and Related-Party Transactions

Advisory Agreement.  We will enter into an Advisory Agreement with Empire American Advisors, LLC, whereby Empire American Advisors, LLC will manage our day-to-day operations. In return, we will pay to Empire American Advisors, LLC an asset management fee equal to 0.75% of the gross purchase price of our assets, payable yearly in advance. We also will pay to Empire American Advisors, LLC 2.5% of the gross purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. Additionally, we will be required to pay to Empire American Advisors, LLC or its affiliates fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and a 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. We may also pay Empire American Advisors, LLC a commission upon the sale of one of more of our properties in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the property or (b) 1% of the sale price of the property. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the sale of the property. In the event that multiple advisors and/or their affiliates participate in the sale of one or more of our properties, the foregoing commissions may be distributed to all advisors and their affiliates that participated in the sales, provided that the commissions are distributed on a proportional method reasonably designed to reflect the value added by each respective advisor or affiliate involved. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the property or an amount equal to 6% of the sale price of such property. For a further description of this agreement, see the “Our Advisory Agreement” portion of this section above and “Compensation Table.” See also “Conflicts of Interest.”

Management Agreement.  We will enter into a Management Agreement with Empire American Management, LLC. We will pay to Empire American Management, LLC, on a monthly basis, fees in the amount of 5% of the gross revenues of our properties. Additionally, we may pay Empire American Management, LLC a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties. Ezra Beyman, our president, chief executive officer and chairman of our board of directors, is the president and chief executive officer of Empire American Management, LLC. David Newman, our Chief Operating Officer is the Chief Operating Officer of Empire American Management, LLC. David Teiler, our Chief Financial Officer is the Chief Financial Officer of Empire American Management, LLC. David Cohen, our Secretary and General Counsel is the Secretary and General Counsel of Empire American Management, LLC. For a further description of this agreement, see the “Property Manager” portion of this section above and “Compensation Table.” See also “Conflicts of Interest.”

Dealer Manager Agreement.  We will enter into a Dealer Manager Agreement with Empire American Realty, LLC, our dealer manager. We will pay 7% of the gross offering proceeds from this offering to our dealer manager, except that no selling commissions will be paid on shares sold under our distribution reinvestment program. Our dealer manager may reallow all of the selling commission to participating broker-dealers. Our dealer manager also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to our dealer manager a fee equal to 3% of the gross offering proceeds sold through broker-dealers. Empire American Realty, LLC may reallow all or part of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee for shares purchased through our distribution reinvestment program. Ezra Beyman, our president, chief executive officer and chairman of our board of directors, indirectly owns a majority of the ownership and voting interests of our dealer manager. Martel Day is the President of our dealer manager. For a further description of this agreement, see the “Dealer Manager” portion of this section above, “Compensation Table” and “Plan of Distribution.” See also “Conflicts of Interest.”

Empire American ALP, LLC.  Upon termination of the Advisory Agreement, Empire American ALP, LLC may be entitled to a performance fee if Empire American ALP, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 10% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 8% per year cumulative, non-compounded return. The payment of these fees to Empire American ALP, LLC is related to our successful performance because of the fact that Empire American ALP, LLC would receive this fee only if it is entitled to a subordinated participation in the net proceeds at the liquidation of the portfolio. The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance fee. The fee is calculated as 10% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 8% annual cumulative, non-compounded return. If our net sale proceeds do not result in an annual cumulative non-compounded return greater than 8%, then Empire American ALP, LLC would not earn this incentive fee.

We have the option to pay the subordinated participation in net sale proceeds or the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that Empire American ALP, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to Empire American ALP, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with Empire American ALP, LLC an appropriate fee structure. Our independent directors must approve the new fee structure negotiated with Empire American ALP, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. In the event the subordinated incentive listing fee is earned by Empire American ALP, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Empire American ALP, LLC any further subordinated participation in net sale proceeds.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers to us or our stockholders for money damages is limited to the fullest extent permitted. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and
•	the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director or officer and our advisor and its affiliates. We may, with the approval of the board of directors, provide indemnification and advance expenses to any of our employees or agents. Our charter currently prohibits us from indemnifying our directors, our advisor and its affiliates for any loss or liability that they suffer or holding harmless our directors, our advisor and its affiliates for any loss or liability that we suffer, unless:

•	the person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person was acting on our behalf or performing services for us;
•	the liability or loss was not the result of negligence or misconduct on the part of the person, except that if the person is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any director, our advisor, or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We may advance amounts to our directors, our advisor and its affiliates for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

Maryland General Corporation Law prohibits indemnification of a director, officer, employee or agent of a corporation if it is established that:

•	the act or omission of the person was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,
•	the person actually received an improper personal benefit in money, property or services or
•	in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification, even though the person did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by a corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland General Corporation Law permits the advance of reasonable expenses to a director, officer, employee or agent of a corporation only upon receipt of (a) a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into a contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. Our sponsor has purchased directors and officers liability insurance on behalf of our directors and officers and we will reimburse our sponsor for the premiums incurred under such policy.

We have been advised that, in the opinion of the SEC, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy, and therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of the date of this prospectus, we had one stockholder of record and 20,000 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Empire American Holdings, LLC(1)(2)	20,000	100%

(1)	The beneficial owner’s address is 25 Philips Parkway, Montvale, New Jersey 07645.
(2)	As of the date of this prospectus, our advisor owns 20,000 shares of our common stock. Our advisor is controlled by EAH Holdings, LLC, which is controlled by Empire American Holdings, LLC, our sponsor. Thus, Empire American Holdings, LLC has the power to direct how our advisor votes its shares of common stock. Our sponsor is controlled and wholly owned by Ezra Beyman.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We intend to acquire well-located multifamily properties that we believe present us with significant possibilities for short-term capital appreciation, such as those requiring repositioning, renovation or redevelopment, and those available at opportunistic prices from distressed sellers or time-constrained sellers. Distressed sellers are those that may need to sell a property (i) because the debt on such property is maturing, (ii) because the property is being foreclosed upon, or (iii) to raise capital in order to make loan payments on other properties. We plan to diversify our portfolio by size, property location and risk with the goal of attaining a portfolio of multifamily properties and real estate-related debt and securities that will generate attractive returns for our investors with the potential for capital appreciation. We will target mostly value-added properties, and to a less extent opportunistic properties, in various phases of redevelopment or in need of repositioning, as well as existing properties that are already well positioned and producing rental income. We will focus on responsibly reducing the operating costs of our properties while still maintaining high standards of repair and capital improvements.

We may also seek to invest in real estate-related securities that we believe present the potential for high current income or total return, including but not limited to mortgage, mezzanine bridge or subordinated loans, debt securities and preferred or other equity securities of other real estate companies, and may invest in entities that make similar investments. Subject to the provisions of our charter, some of our investments may be made in connection with programs sponsored, managed or advised by our affiliates or affiliates of our advisor, and we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition or improvement of properties with third parties or affiliates of our advisor. We may serve as mortgage lender to, or acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other programs sponsored by affiliates of our sponsor or advisor.

Our board of directors will approve our property acquisitions and dispositions. Notwithstanding the foregoing, our advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by our independent directors. Our investment guidelines will consist of the investment strategy and policies set forth in this section and will be approved by our board of directors prior to the effectiveness of this registration statement. Our investment guidelines set forth our investment strategy, our target portfolio and our financing strategy.

Investment Objectives

Our primary investment objectives are to:

•	preserve your investment in us without subjecting principal to undue risk;
•	generate cash flows from our operations for distributions to our stockholders;
•	realize growth in the value of our investments; and
•	invest in a diversified portfolio of multifamily properties.

Our Target Portfolio

We intend to acquire a diversified portfolio of multifamily properties and real estate-related debt and investments, with a focus on well-located, institutional quality multifamily properties with strong and stable cash flow. We plan to diversify our portfolio by size, property location and risk with the goal of attaining a portfolio of multifamily properties and real estate-related debt and investments that will generate attractive returns for our investors, with the potential for capital appreciation.

Our targeted portfolio is as follows:

•	Value-Added Properties. We intend to allocate approximately 50% of our portfolio to investments in well-located multifamily communities that offer a significant potential for short-term capital appreciation through repositioning, renovation or redevelopment. In addition, we will seek to acquire properties available at opportunistic prices from distressed sellers or time-constrained sellers in need of liquidity. In addition, we will seek to acquire properties available at opportunistic prices from distressed sellers or time-constrained sellers in need of liquidity.
•	Core Properties. We intend to allocate approximately 35% of our portfolio to investments in well-located, quality multifamily communities with strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. As appropriate, we intend to implement strategies at these properties that we anticipate will create sustainable long-term increases in property value and generate attractive returns for our investors by, among other benefits, generating higher rental revenue and reducing resident turnover.
•	Real Estate-Related Debt and Securities. We may allocate up to approximately 15% of our portfolio to investments in other real estate-related debt and securities with the potential for high current income or total returns. These allocations may include first and second mortgages, subordinated, bridge, mezzanine, construction and other loans, as well as debt securities related to or secured by real estate and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our advisor.

The above summarizes our targeted portfolio, however, we may make adjustments at any time based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate-related debt or investment which we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments. For instance, our entire portfolio may consist of a combination of value-added and quality multifamily properties if we determine that investments in real estate-related debt and securities are not consistent with our investment objectives on the terms presented to us. We expect to allocate approximately 5% – 10% of our net assets in any one individual property and approximately 1% – 5% of our net assets in any one investment in real estate-related investment, assuming we achieve the maximum offering.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of the investment;
•	how the investment will fit within our target portfolio objectives; and
•	the expected returns of the investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described above.

We will typically hold (through wholly owned subsidiaries) fee title in the properties we acquire. However, subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will consider doing so if we believe it to be more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. Also, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition or improvement of properties with third parties or affiliates of our advisor, including other present and future real estate programs sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other programs sponsored by affiliates of our advisor.

Our Target Markets

Although we intend to diversify our portfolio by geographic location, we expect to focus on markets with high potential for attractive returns located in the United States. As a result, our actual investments may result in concentrations in a limited number of geographic regions. Currently, we expect to acquire properties principally in the Northeast region, however we expect to acquire properties in other geographic locations. We will seek to focus on markets where affiliates of our sponsor have established relationships, transaction history, market knowledge and access to potential “off-market” investments directly from sellers, as well as an ability to direct property management and leasing operations efficiently. Our preferred target markets have strong demand, including strong economic predictors, such as employment growth, household income, economic diversity, favorable population demographics or other characteristics that tend to generate high demand. We may also selectively pursue properties that are attractively priced though they are not in preferred markets. We will review and may periodically adjust our target markets in response to changing market conditions and to maintain a diverse portfolio.

Investments in Value-Added Residential Properties

We intend to make investments in value-added multifamily properties with the potential for near-term capital appreciation. These assets generally will be well-located and fundamentally sound multifamily communities, but where there is an opportunity to improve net operating income and overall property value through one or more of the following:

•	investment of additional funds;
•	aggressive marketing and management to increase rental revenue;
•	creation of incremental sources of revenue; and
•	disciplined management procedures to reduce operating costs.

We intend to employ one or more of the following strategies with respect to the acquisition and management of these properties:

•	Renovating and/or repositioning properties if they are poorly managed, have significant deferred maintenance and/or suffer from a rental base that is below competing properties in the market and which, through a cost-effective renovation program and implementation of institutional-quality management practices and systems, can be repositioned to attract new residents at higher rental rates.
•	Redeveloping properties if they have excess land or unrealized development rights allowing for the addition of additional units and/or common areas in order to generate incremental sources of revenue, increased operational efficiencies or improved land use.
•	Acquiring properties at what we believe are opportunistic prices (i.e., at prices below what would be available in an otherwise efficient market) from sellers who are distressed or face time-sensitive deadlines and are in need of liquidity. Distressed sellers are those that may need to sell a property (i) because the debt on such property is maturing, (ii) because the property is being foreclosed upon, or (iii) to raise capital in order to make loan payments on other properties.
•	Investing in well-located, fundamentally sound properties that can be acquired at attractive values in markets that are temporarily overbuilt or oversold, but which have solid demographic characteristics, and where the market recovery is expected to favorably impact the value of these properties.
•	Investing in portfolios, which due to their large size, have an overly broad asset mix and which may attract a limited pool of qualified potential purchasers, and therefore, may be available at a bargain price for a well capitalized purchaser able to purchase the portfolio as a whole.

We generally intend to hold our value-added multifamily properties for 2 to 6 years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our properties at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Investments in Core Properties

We intend to make investments in well-located, quality multifamily properties demonstrating strong and stable cash flows, typically located in supply constrained sub-markets with relatively high expectations of rent growth. Such properties typically demonstrate a high potential to increase rents and generate capital appreciation through the implementation of our property management strategies and where we seek to create sustainable long-term increases in property value and lead to increased returns for our investors by, among other benefits, enhancing rental revenue and resident retention.

Investments in Real Estate-Related Debt and Investments

We may make investments in real estate-related debt and investments with a potential for high current income or total return, including mortgages, subordinated, bridge, construction and other real estate-related loans, debt securities related to or secured by real estate, and common and preferred equity securities, which may include equity securities of other REITs or real estate companies. We intend to purchase real estate-related investments that are secured by, or otherwise related to, the types of multifamily properties that we intend to purchase directly.

We may make investments in all types of real estate-related loans. Some of the types of loans in which we may invest, other than traditional mortgage loans, are described below:

•	Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness.
•	B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties, which share a single borrower and mortgage with the senior, participating A-Note and are secured by the same collateral.
•	Subordinated Loans. Subordinated loans are generally secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in subordinated loans, such senior or junior position denoting the particular leverage strip that may apply. Subordinated loans are generally not secured by mortgage interests in the borrower’s real estate, but may have a pledge of ownership interests in the borrowing entity.
•	Bridge Loans. Bridge loans are financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property.
•	Convertible Mortgages. Convertible mortgages are similar to equity participations, and generally benefit from the cash flow and/or any appreciation in the value of the subject property.

We may invest in debt securities in cases in which we believe there is a possibility of exercising our foreclosure rights against the property in order to acquire the underlying asset, where the amount of our debt investment provides an attractive cost basis for ownership.

These mortgage loan investments will typically have terms from 2 to 6 years. We will not invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage and the condition of title.

We will not invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. For example, we may find such justification in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the amount of our mortgage loan investment provides an attractive cost basis for ownership of the underlying property.

In evaluating prospective investments in loans, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which the note is secured;
•	the property’s potential for appreciation;
•	the stability and economic strength of the market, submarket and property;
•	the debt coverage ratio provided by historical and projected net operating income;
•	historical and projected levels of rental increase and occupancy rates;
•	the liquidity of the investment;
•	the current and future quality of the location;

•	the condition and use of the property;
•	the property’s income-producing capacity;
•	the quality, experience, creditworthiness and liquidity of the borrower;
•	the ability to acquire the underlying real estate; and
•	general economic condition of the market of the property.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we may invest. When determining whether to make investments in mortgage and other loans, we will consider such factors as:

•	positioning our overall portfolio to achieve an optimal mix of real estate investments;
•	the diversification benefits of the loans relative to the rest of the portfolio;
•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and
•	other factors considered important to meeting our investment objectives.

Subject to any required approvals and maintaining our status as a REIT, we may also invest in or acquire operating companies or other entities that own and operate real estate or real estate-related debt and investments that meet our investment objectives. We will consider doing so if we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may purchase the common or preferred stock or debt of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related debt or investments when we believe its stock is trading at a discount to that company’s net asset value, and may seek to obtain a controlling interest in the companies that we target.

Joint Venture Investments

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our advisor, for the acquisition, improvement and operation of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;
•	diversify our access to equity capital;
•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

We may invest in joint ventures with our directors, our advisor or affiliates of our advisor only if a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers. In determining whether to invest in a particular joint venture, our advisor will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our advisor will result in conflicts of interest. See “Conflicts of Interest.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.
•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights and/or forced liquidation rights to allow us to control the timing of our exit.
•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and/or forced redemption rights in connection with transfers.

Our Advisor’s Approach to Evaluating Potential Investments

Our advisor has developed the following disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:

•	Market Research. The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both real-time market data and the transactional knowledge and experience of our sponsor’s or advisor’s network of professionals.
•	Local Market Knowledge. The expertise, and access to coveted off-market opportunities, is provided by our local partners or real estate professionals with whom our sponsor or our advisor has developed strong relationships over the years.
•	Underwriting Discipline. Our advisor follows a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which includes a review of property fundamentals (including tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure), capital markets fundamentals (including cap rates, interest rates and holding period) and market fundamentals (including rental rates, concession and occupancy levels at comparable properties), as well as projected delivery and absorption rates. Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.
•	Risk Management. Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment size and risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, we generally consider the following factors as relevant:

•	strategically targeted markets;
•	income levels and employment growth trends in the relevant market;
•	employment and household growth and net migration of the relevant market’s population;
•	supply of undeveloped or developable real estate, local building costs and construction costs;
•	the location, construction quality, condition and design of the property;
•	the current and projected cash flow of the property and the ability to increase cash flow;
•	the potential for capital appreciation of the property;
•	purchase price relative to the replacement cost of the property;
•	the terms of leases, including the potential for rent increases;
•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;
•	the occupancy and demand by residents for properties of a similar type in the vicinity;
•	the prospects for liquidity through sale, financing or refinancing of the property;
•	the benefits of integration into existing operations;
•	purchase prices of, and yields on, the property;
•	competition from existing multifamily properties and properties under development and the potential for the construction of new multifamily properties in the area; and
•	potential for opportunistic selling based on demand and price of high quality assets.

Conditions to Closing

Our advisor will perform a diligence review on each property that we purchase. All of our property acquisitions will also be supported by an appraisal prepared by a certified independent appraiser who is in good standing. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller or developer. Such documents, where available, may include without limitation:

•	historical operating statements from ownership, with month and year-to-date statements for the last year and the current year;
•	audited income statements for the three most recent fiscal years that will comply with the requirements of Rule 3-14 of Regulation S-X;
•	detailed rent roll for the most recent month, including concessions, security deposits, delinquencies, in place rents and street rents, including updated rent rolls as appropriate;
•	capital expenditure history through the current year-to-date, including detail of any exterior work;
•	personal property inventory;
•	tax bills and assessment notices for the property for the past three years, including any correspondence relating to tax appeals;
•	utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date;
•	aged receivables;
•	all contracts and service agreements, including equipment leases;
•	tenant and vendor correspondence files;
•	correspondence with government agencies;
•	any current or prior code violations;
•	environmental, asbestos, soil, physical and engineering reports;
•	surveys;

•	form leases;
•	list of personnel, wages and benefits;
•	plans and specifications, including as-built and a list of the plans and specs;
•	certificates of occupancy;
•	unexpired warranties;
•	list of any pending litigation affecting either the property or the residents;
•	title commitment and recorded documents; and
•	business licenses and permits.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports, including without limitation, property condition, soils, mechanical-electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit and net operating income audit. We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.

Investment Approach

Our board, including a majority of our independent directors, may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. We will notify our stockholders within 30 days of any change in our investment policies by providing a statement to all stockholders describing the change and providing the reasons for the change. Our board will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that our board include the basis for their determination in minutes of their meetings and in an annual report delivered to our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the provisions in our charter, among others, that the consideration paid for each property we acquire is ordinarily based on the fair market value as determined by a majority of our directors. We may pruchase investments for cash or securities or a combination of cash and securities. We may offer shares of our stock or interests in our operating partnership, either common or preferred, in exchange for properties.

Property-Level Business Strategy

Our advisor’s investment approach also includes active and aggressive management of each property acquired. Our advisor believes that active management is critical to creating value.

Prior to the purchase of a property, our property manager will work closely with our advisor to develop a business strategy for the property. This will include a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review such property-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor will design this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

In an effort to keep properties in compliance with our underwriting standards and management strategies, our advisor will remain involved through the investment life cycle of each acquired property and will actively consult with our property manager throughout the holding period.

Dispositions

We intend to hold our properties typically for 2 to 6 years, depending on the factors described below. We believe this time period to be optimal to enable us to implement our strategies and capitalize on the potential for increased income and capital appreciation.

Our advisor will develop a well-defined exit strategy for each investment. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will thereafter continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

We expect that third parties that acquire our properties will purchase them for cash. However, in some instances we may sell our properties by providing financing to purchases. For instance, it may be beneficial for us to provide financing to purchasers if providing such financing would accelerate the time in between signing and closing. Any such financing would be on terms consistent with the prevailing market conditions for similar financings.

Borrowing Policies

We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments that would otherwise be possible, resulting in a larger and more diversified portfolio.

As set forth in our investment guidelines, we intend to limit our leverage to 50% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year by our board of directors. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may finance the acquisition of certain real estate-related debt and investments with warehouse lines of credit. We expect to incur non-recourse indebtedness, however, we may grant our lenders recourse to assets not securing the repayment of the indebtedness if we determine that it is beneficial for us to enter into such recourse loans. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. The form of our indebtedness may be long-term or short-term, fixed or floating rate, or in the form of a revolving credit facility. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to: finance acquisitions of new properties or assets; pay for capital improvements or repairs; refinance existing indebtedness; pay distributions; or provide working capital.

We intend to focus our investment activities on obtaining a diverse portfolio of properties and other real estate investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Except the limitations in our charter and described below, there is no limitation on the amount we may borrow for the purchase of any single property or other investment. Our charter limits our borrowings to 300% of our net assets as of the date of any borrowing and limits our aggregate long-term borrowings to 75% of the aggregate fair market value of all properties, unless excess borrowings approved by a majority of our independent directors and disclosed to our stockholders. Nevertheless, we may exceed the foregoing limits if a majority of our independent directors approve each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our immediately subsequent quarterly report with an explanation from our independent directors of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Our board of directors must review our aggregate borrowings at least quarterly. We have no agreements or letters of intent in place for any financing sources at this time. Notwithstanding the foregoing, as a matter of policy we intend to limit our long-term borrowings to 50% of the aggregate fair market value of our real estate and real estate-related assets.

Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.

When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties and other assets for cash with the intention of obtaining a loan for a portion of the purchase price at a later time. Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, an existing mortgage matures or an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. There are no formal restrictions on our advisor’s ability to refinance properties during the term of the loan. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in property ownership if refinancing proceeds are reinvested in real estate. We may reinvest refinancing proceeds in additional real estate during the offering period only.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Our secured and unsecured borrowings will be reasonable in relation to our net asses and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including without limitation, the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market conditions. We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

Listing or Liquidation Policy

We presently intend to complete a transaction providing liquidity for our stockholders within 7 to 10 years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public offerings and have not done so for one year. A liquidity event could include: the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation; a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company; or a listing of our shares on a national securities exchange. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond 10 years from the termination of our offering stage. The sale of all, or substantially all, of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance, however, that we will list our shares or that a public market will develop if we list our shares.

If we do not begin the process of listing our shares of common stock on a national securities exchange by the end of the mentioned period, or have not otherwise completed a liquidity event by such date, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of our independent directors, does determine that liquidation is not then in the best interests of our stockholders, our charter requires that a majority of our board of directors, including a majority of our independent directors, revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of our independent directors, again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets.

Even if we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on stockholders that may prevail in the future. We cannot assure you that we will be able to liquidate any or all of our assets. After commencing a liquidation, we would continue in existence until all properties and other assets are liquidated.

Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Until our shares are listed on a national securities exchange, we are subject to the following restrictions:

(i) Not more than ten percent (10%) of our total assets shall be invested in unimproved real property or mortgage loans on unimproved real property.

(ii) We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

(iii) We will not invest in or make any mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of independent directors so determine, and in all cases in which the transaction is with the advisor, the sponsor, any director or any affiliates thereof, such appraisal of the underlying property must be obtained from an independent appraiser. Such appraisal shall be maintained in our records for at least five (5) years and shall be available for inspection and duplication by any stockholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv) We will not make or invest in any mortgage, including a construction loan, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(v) We will not invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of the advisor, the sponsor, any director or any affiliate thereof.

(vi) We will not issue equity securities redeemable solely at the option of the holder (except that stockholders may offer their common shares to us pursuant to the share repurchase program);

(vii) We will not issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

(viii) We will not issue equity securities on a deferred payment basis or under similar arrangements;

(ix) We will not issue options or warrants to purchase shares to the advisor, the directors, the sponsor or any affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the advisor, the directors, the sponsor or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, the directors, the sponsor or any affiliate thereof shall not exceed ten percent (10%) of the outstanding shares on the date of grant. The voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

(x) Our aggregate leverage shall be reasonable in relation to our “net assets” as defined in our charter and shall be reviewed by our Board of Directors at least quarterly. Subject to the immediately following sentence, the maximum amount of such leverage shall not exceed seventy-five percent (75%) of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of our assets as of the date of any borrowing, provided, that leverage on any individual asset may exceed such limit. Any excess in borrowing over such seventy-five percent (75%) level shall be approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess.

(xi) We will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the Board of Directors determines, in its sole discretion, that REIT qualification is not in our best interests.

(xii) We will not invest in real estate contracts of sale unless such contracts are in recordable form and appropriately recorded in the chain of title.

(xiii) We will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of the directors or any of our executive officers.

(xiv) We will not invest in any equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable, however, this restriction will not apply to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity” if the purchases are otherwise approved by a majority of our disinterested directors, including a majority of our disinterested independent directors; or (iii) the securities of a REIT or other real estate operating company.

(xv) We will not engage in any short sale.

(xvi) The value of all investments in debt secured by a mortgage on real property that is subordinate to the lien of other debt shall not exceed twenty five percent (25%) of our tangible assets.

(xvii) We will not engage in trading, as opposed to investment activities.

(xviii) We will not engage in underwriting activities or distribute, as agent, securities issued by others.

(xix) We will not invest in foreign currency or bullion.

(xx) The aggregate amount of borrowing shall not exceed three hundred percent (300%) of our “net assets” as defined in our charter as of the date of the borrowing unless the excess is approved by a majority of the independent directors and disclosed to the stockholders in the next quarterly report following such borrowing along with justification for such excess.

(xxi) We will not invest in the securities of other issuers solely for the purpose of exercising control.

(xxii) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in (i) through (xxi) above.

In addition, our charter includes other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Charter and Bylaw Provisions” below.

Regulatory Aspects of Our Investment Strategy

We do not intend to register as an investment company under the Investment Company Act. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of owning interests in real estate, including without limitation, mortgages and other liens on real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in qualifying real estate assets and at least another 25% of our portfolio in additional qualifying real estate-related assets. Participations in mortgage loans, subordinated loans, preferred equity investments, joint venture investments and the equity securities of other real estate companies may or may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. As a result, our ownership of such investments is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we fail to own a sufficient amount of qualifying real estate assets or other qualifying real estate-related assets to satisfy the requirements of Section 3(c)(5)(C) of the Investment Company Act, and cannot rely on any other exception or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase of properties and other investments for us and other programs sponsored by our sponsor. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Empire American Realty Operating Partnership, LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, the operating partnership issued to us 20,000 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other limited partnership units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the “Capital Contributions” portion of this section below.

Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See the “Management of the Operating Partnership” portion of this section below for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, limited partnership common units will also share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See the “Transferability of Interests” portion of this section for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to certain restrictions, exchange limited partnership units into cash or, at our option, shares of common stock in us. See the “Limited Partner Exchange Rights” portion of this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the “Extraordinary Transactions” portion of this section for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners according to the following (the return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Empire American ALP, LLC, the associate limited partner, and to us, which we will then distribute to our stockholders):

•	first, distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 8% per year on their net investment. “Net investment” refers to $10.00 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.
•	after this 8% threshold is reached, 90% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 10% of such amount will be payable by our operating partnership to the associate limited partner.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination. Generally, a limited partner may not exercise its exchange rights until it has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. See the “Limited Partner Exchange Rights” portion of this section for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us. However, we cannot pay a limited partnership common unit holder in shares of our common stock if the issuance of shares to such holder would:

•	be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;
•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933 (the “Securities Act”).

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common shares, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution, excluding cash available from the sale or other disposition of all or substantially all of the assets and properties of the operating partnership or a related series of transactions that when taken together result in the sale or other disposition of all or substantially all of the assets and properties of the operating partnership (a “Capital Transaction”), will be distributed to the partners based on their percentage interests. Distributions from cash available from a Capital Transaction will be distributed to partners according to the following. The return calculations described below apply to all regular and capital distributions received and not just capital distributions. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Empire American ALP, LLC, the associate limited partner, and to us, which we will then distribute to our stockholders:

•	First, to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement, until our stockholders and such limited partners have received distributions equal to their initial investment plus a cumulative non-compounded return of 8% per year on their net investment. “Net investment” refers to $10.00 per share or interest, less a pro rata share of any proceeds received from the sale or refinancing of properties.
•	After this 8% threshold is reached, 90% of the aggregate amount of any additional distribution will be payable to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement based our percentage interests, and 10% of such amount will be payable by the operating partnership to the associate limited partner.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership shall be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the associate limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem their units for cash equal to the value of an equivalent number of our common shares or, at our option, we may purchase such units for cash or by issuing one share of our common stock for each unit redeemed. We will make the decision whether to exercise our right to exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See the “Extraordinary Transactions” portion of this section for a description of exchange rights in connection with mergers and other major transactions. However, we cannot pay a limited partnership common unit holder in shares of our common stock if the issuance of shares to such holder would:

•	be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;
•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, we always have the option to satisfy the exchange right by issuing common stock, and we intend to reserve common stock for that purpose. We will make the decision whether to exercise our right to satisfy the exchange right by paying to the holder the exchange price or issuing common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged, on a case by case basis in our sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships.”

Associate Limited Partner

Empire American ALP, LLC is a Delaware limited liability company formed on June 3, 2009 and is an associate limited partner of our operating partnership. Empire American ALP does not hold any general partnership interests or limited partnership interests, as such terms are defined in the partnership agreement. Empire American ALP does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive certain fees in connection with our liquidation or listing on a national stock exchange.

The payment of these fees to Empire American ALP is related to our successful performance. The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance fee. The fee is calculated as 10% of the remaining net sale proceeds after the investors have received a return of their net capital invested and a 8% annual cumulative, non-compounded return. If our net sale proceeds do not result in an annual cumulative, non-compounded return greater than 8%, then Empire American ALP would not earn this incentive fee. If we list our common stock on a national securities exchange, Empire American ALP will be entitled to a fee equal to 10% of the amount, if any, by which (a) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of then returned capital raised from investors and the amount of cash flow necessary to generate a 8% annual cumulative, non-compounded return to investors.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner, limited partners and the associate limited partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships.”

Duties and Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discusses certain material U.S. federal income tax considerations associated with ownership of our shares of common stock, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, partnerships and trusts, financial institutions or broker-dealers. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS, or other tax authority. Proskauer Rose LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Proskauer Rose LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with 2010, we will elect to be taxable as a REIT under the applicable provisions of the Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Code, qualify as a REIT and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP is of the opinion, (i) assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our first taxable year, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, and (ii) that our operating partnership will be treated as a partnership, and not an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and our advisor. Our qualification and U.S. federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);
•	excluding amounts equal to:
•	the net income from foreclosure property; and
•	the net income derived from prohibited transactions;
•	deducting amounts equal to:
•	any net loss derived from prohibited transactions; and
•	the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;
•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT taxable income; and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our stockholders. We will, however, be subject to U.S. federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to U.S. federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we will be subject to a penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% Test (whichever amount is greater). We will also be subject to a penalty tax on the net income from any “prohibited transaction.” In addition, as a REIT we must make annual distributions to our stockholders of at least 90% of our annual REIT taxable income (excluding net capital gain). We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to UBTI. See the “Excess Inclusion Income” portion of this section below. Further, if we have income from prohibited transactions (as described below) such income would be subject to a 100% tax. Additionally, we will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

Finally, if we acquire, in exchange for our stock, any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate.

REIT Qualification Tests.

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
•	that would be taxable as a domestic corporation but for its status as a REIT;
•	that is neither a financial institution nor an insurance company;
•	that meets the gross income, asset and annual distribution requirements;
•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year; and
•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or entities;

The first five conditions must be met during each taxable year for which REIT status is sought, while the last two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests — 25% Asset Test” below. With respect to the operating partnership, a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock and in certain other circumstances. See “Description of Securities — Restrictions on Ownership and Transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options that may be granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under regulations of the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests.  At the close of each calendar quarter of the taxable year, we must satisfy two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See the “Excess Inclusion Income” portion of this section below.

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may also hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% Gross Income Test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (i) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (ii) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify.  If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited Transactions.  As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Excess Inclusion Income.

Under recently issued IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “ — Federal Income Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “ — Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations and accordingly no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations.

For a description of allocations by the operating partnership to the partners, see “Operating Partnership Agreement.”

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary income. Generally, a domestic stockholder is any person other than a nonresident alien individual or a foreign trust, estate or corporation. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2009) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the stockholder treated our distributions as long-term capital gains.

If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See the “Taxation of Non-U.S. Stockholders” portion of this section.

For taxable years beginning before January 1, 2011, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, this reduced tax rate will not apply to dividends paid by us because, generally, we are not subject to U.S. federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute UBTI unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Non-U.S. Stockholders.

General.  The rules governing the U.S. federal income taxation of nonresident alien individuals, foreign corporations and other foreign investors (collectively, “Non-U.S. Stockholders”) are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a foreign investor if (i) the distribution is received with regard to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the foreign investor does not own more than 5% of the class of stock at any time during the tax year within which the distribution is received. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

United States Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are

U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the “Taxation of Stockholders” portion of this section above. Stock received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A redemption of our shares will be treated under Section 302 of the Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State and Local Taxes.  We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Certain Material U.S. Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase our shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;
•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;
•	will result in UBTI to the plan (see “Certain Material U.S. Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);
•	will be sufficiently liquid;
•	is prudent under ERISA; and
•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Code, which operate similarly to the prohibited transaction rules of ERISA and Section 4975 of the Code. In addition, the fiduciary of any such plan must consider any applicable state or local laws and any restrictions and duties at common law imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Regulation Under ERISA and the Code

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving Plan Assets (defined below) with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. A person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the suitability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Therefore, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing plans and IRAs. Moreover, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and possibly other employees as plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Plan Assets — Definition

A definition of Plan Assets is not set forth in ERISA or the Code. The Department of Labor, however, provides guidance in a regulation (the “Plan Asset Regulation”) as to whether, and under what circumstances, the underlying assets of an entity will be deemed Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a plan or IRA makes an equity investment will generally be deemed to be assets of such plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment be:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in which equity participation by “benefit plan investors” is not significant; or
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;
•	the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;
•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or
•	the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the U.S. Supreme Court held that assets held in an insurance company’s general account may be deemed to be Plan Assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether the John Hancock case and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as Plan Assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the Plan Assets of any such plan.

DISTRIBUTION REINVESTMENT PROGRAM

We are registering 10,000,000 shares of our common stock to be sold pursuant to our distribution reinvestment program on the registration statement of which this prospectus is a part. We reserve the right to reallocate the common shares we are offering between the primary offering and our distribution reinvestment plan. Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter or securities laws. Participation in the distribution reinvestment program is limited to stockholders who purchase shares pursuant to this offering. Stockholders who have received a copy of this prospectus and participated in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and do not need to receive a separate prospectus relating solely to such program.

As further explained below, purchases under the distribution reinvestment program are made at a price, initially $9.50 per share until the termination of this offering, equal to 95% of the net asset value of a share of common stock on the date of purchase until such time as our shares are listed on a national securities exchange or included for quotation on a national market system.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired pursuant to the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that he or she will promptly notify us in writing if his or her financial condition changes at any time prior to listing the common stock on a national securities exchange or inclusion of them for quotation on a national market system.

Beginning with the first distribution paid after the effective date of the offering, participants in the distribution reinvestment program will acquire our shares at $9.50 per share. This reduced price reflects a decrease in costs associated with these issuances. No selling commissions or dealer manager fees are payable in connection with any shares purchased pursuant to our distribution reinvestment program. This will continue until the earlier of (i) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (ii) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the net asset value of a share until our shares are listed on a national stock exchange. In the event of listing, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase.

It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Because we have no intention of establishing this secondary market for our shares, it is unlikely that one will develop unless we list the shares on a national stock exchange. If a secondary market does develop, we may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. In the unlikely event that we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all of the participants in the program. We will not charge these investors for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange, any transfer, of which we have knowledge, of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will provide each participant with an individualized report on his or her investment, including the purchase date, purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request for such certificates, and ownership of these shares will be in book-entry form. The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto.

The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 10 days’ notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Certain Material U.S. Federal Income Tax Considerations — Taxation of Stockholders” for a full discussion of the tax effects of distributions.

SHARE REPURCHASE PROGRAM

Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. The prices at which stockholders who have held shares for the required one-year period may sell shares back to us are as follows:

•	For stockholders who have owned their shares for at least one year but less than five years, $9.00 per share; and
•	For stockholders who have owned their shares for at least five years, the lesser of (i) $9.50 per share or (ii) the purchase price per share if purchased at a reduced price in accordance with any applicable discounts.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering. In the event that the board of directors makes a future determination regarding the estimated value of our shares, our board of directors, in its sole discretion, may change the repurchase prices listed above. We will report any new repurchase prices in the annual report and the three quarterly reports that we publicly file with the Securities and Exchange Commission.

The terms on which we may repurchase shares may differ between repurchases upon the death of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 2.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 2.0% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

In the case of exceptional repurchases, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, even where the recipient has registered the shares in his or her own name or (3) in the case of the death of a settlor of a trust, the beneficiary of the trust, even where the beneficiary has registered the shares in his or her own name. We must, however, receive the written request within one year after the death of the stockholder. If spouses are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase upon death does not apply.

We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional purchases, and any shares held for less than one year by the deceased will be repurchased at a price equal to $9.00 per share. Further, the 2.0% limit described above will not apply to exceptional repurchases.

To request repurchase, the stockholder must submit a repurchase request to the repurchase agent at least five days prior to the repurchase date. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Accordingly, we may grant or reject requests for repurchase up to one business day prior to the repurchase date. Following the repurchase, we will send the stockholder of record the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program, without prior notice to stockholders. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases. See “Risk Factors” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to our dealer manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short term, low risk, highly liquid, interest bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gain). If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily housing industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 100,000,000 shares of our common stock, $.01 par value per share, at $10 per share (subject to certain volume discounts). We are also offering up to 10,000,000 shares of our common stock to be issued pursuant to our distribution reinvestment program pursuant to which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share. We reserve the right to reallocate the shares of common stock between the primary offering and our distribution reinvestment plan.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in our operating partnership.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. After we achieve the minimum offering, we intend to make regular cash distributions to our stockholders on a monthly basis. Our board of directors will determine the amount of the distributions to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements, the annual distribution requirements necessary to maintain our REIT status under the Code and applicable law. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” (excluding net capital gain) each year. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations and funds from operations (“FFO”). FFO is not equivalent to our net operating income or loss as determined under GAAP, but rather it is a measure promulgated by NAREIT, an industry trade group. The NAREIT’s belief is that FFO is a more accurate reflection of the operating performance of a REIT because of certain unique operating characteristics of real estate companies. We define FFO, consistent with the NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

The real estate industry, including us, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, therefore comparisons with other REITs may not be meaningful. Further, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock highlights material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is only a summary of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Our charter will be reviewed and ratified, and our bylaws will be adopted, by at least a majority vote of the directors (including at least a majority of independent directors) at, or before, the first meeting of the board of directors immediately prior to the initial effective date of this prospectus.

Common Stock

Our charter provides for the issuance of up to 300,000,000 shares of common stock and we have authorized the issuance of up to 110,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is neither convertible nor subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;
•	in the event of any voluntary or involuntary liquidation or dissolution of our company, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities; and
•	do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Shares of our common stock will be held in uncertificated form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer.        acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to        a transfer and assignment form, which we will provide to you upon written request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors; provided, however, that the voting rights per share sold in a private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share.

Our charter provides that generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•	amend our charter, including without limitation, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;
•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;

•	cause a merger or consolidation of our company; or
•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares who are present in person or by proxy at an annual meeting at which a quorum is present may vote to elect a director and that any or all of our directors may be removed from office at any time by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland General Corporation Law and our charter, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. If the issuance of preferred stock is made in connection with a transaction that involves our directors, our advisor or its affiliates as a party, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, a private or public offering or another financial arrangement. Our board of directors, without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of U.S. federal income tax laws, more than 9.8% in value or in number, whichever is more restrictive, of outstanding shares of any class or series of our stock.

Our charter provides for certain circumstances where our board of directors may except a holder of our shares from the 9.8% ownership limitation and impose other limitations and restrictions on ownership. Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;
•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or
•	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will, result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or other distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under U.S. federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1st of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Generally, our policy will be to pay distributions, at the discretion of our board of directors, from cash flow from operations. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may look to third-party borrowings to fund our distributions. In addition, from time to time, our advisor and its affiliates may, but are not required to, agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders. Thus, our ability to make distributions, especially during our early periods of operation, may be negatively impacted by one or more of the factors mentioned above.

Once our board of directors has begun to authorize distributions, we intend to declare and pay distributions on a monthly basis. We intend to calculate these distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Distributions will be paid to stockholders as of the daily record dates on the payment dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT under the Code. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income (excluding net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition and applicable law. The board’s discretion will be directed, in substantial part, by its intention to cause us to comply with the REIT requirements. We intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities or our own securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or
•	distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Relationship to Operating Partnership

Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the associate limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem their units for cash equal to the value of an equivalent number of our common shares or, at our option, we may purchase such units for cash or by issuing one share of our common stock for each unit redeemed. We will make the decision whether to exercise our right to exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. However, we cannot pay a limited partnership common unit holder in shares of our common stock if the issuance of shares to such holder would:

•	be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Securities — Restrictions on Ownership and Transfer” herein;
•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

See also “Operating Partnership Agreement — Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Limited partnership unit holders cannot exchange units for our shares within one year of issuance.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (i) stockholders receiving our common stock directly for their equity interests in our assets, (ii) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (iii) persons receiving interests in the operating partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

In order for any person to conduct a tender offer, including a “mini-tender” offer, our charter requires that the person comply with Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;
•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant person’s shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 100,000,000 shares of our common stock to the public in our primary offering through our dealer manager, Empire American Realty, LLC, an affiliate of our advisor. Our dealer manager has applied for membership as a member firm of FINRA. Our dealer manager is not yet a member firm of FINRA and is not registered as a broker dealer in any state. Until our dealer manager becomes a FINRA member firm and properly registered in the states where it is required to be registered, it may not engage in the conduct of a securities business including, but not limited to, participating in the offering or serving as our dealer manager. The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers. Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares of our common stock pursuant to our distribution reinvestment program at a price of $9.50 per share. Therefore, a total of 110,000,000 shares are being registered in this offering. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment program.

This offering will end no later than           , 2011, unless we elect to extend it to a date no later than           , 2012 in the states that permit us to make this one-year extension. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public or private offerings of our stock. Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment program up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension. Our board of directors may terminate this offering at any time prior to the termination date. Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Dealer Manager and Other Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized on March 26, 2009 for the purpose of participating in and facilitating the distribution of securities being offered in this offering. Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 3% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the distribution reinvestment program. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of the gross proceeds from shares sold in our primary offering. FINRA and many states also limit our total organization and offering expenses, which include underwriting compensation, reimbursement of bona fide due diligence expenses and issuer expenses, to 15.0% of the gross proceeds from shares sold in our primary offering. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including underwriting compensation and reimbursement of due diligence expenses, shall not exceed the 15.0% FINRA limitation. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

	Price	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)(1)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Program
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$95,000,000	$—	$—	$95,000,000
Total	$1,095,000,000	$70,000,000	$30,000,000	$995,000,000

(1)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers) and other marketing, coordination, administrative oversight and organization costs, other than selling commissions and the dealer manager fee. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 15% of the gross offering proceeds. We currently estimate that approximately $11,150,000 of organization and offering costs will be incurred if the maximum offering of 100,000,000 shares is sold.

We will not pay any selling commissions to our dealer manager in connection with:

•	the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates;
•	the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement;
•	sales by us directly to certain institutional investors;
•	if the investor has engaged the services of a registered investment adviser or other financial advisor, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice; or
•	if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.

The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock. In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the aggregate amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, our dealer manager may reallow a portion of its dealer manager fee in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers. The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review, and when permitted, success of its sales efforts, each as compared to those of the other participating broker-dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced. We will not pay selling commissions or dealer manager fees for sales pursuant to our distribution reinvestment program.

We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rules 2710(i)(2), 2810(c) and 5110(c) of the FINRA Manual. Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Other Discounts

Our dealer manager has agreed to sell shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.00 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions and the dealer manager fee will be the same as the net proceeds we receive from other sales of shares.

In addition, our dealer manager may sell shares to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be the same as our net proceeds from other sales of shares.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement (attached to this prospectus as Appendix C), according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares. You should make your check payable to “              , Escrow Agent for Empire REIT.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest, among other things, that you:

•	have received this prospectus;
•	agree to be bound by the terms of our charter;
•	meet the suitability requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective upon our (i) acceptance and countersigning of the subscription agreement and (ii) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor. In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent. We reserve the right, in our sole and absolute discretion, to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to us.

We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor. We expect to admit new investors at least monthly.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $50,000,000 have been received and accepted by us. If we have not raised a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.

Admission of Stockholders

Investors may be admitted as stockholders at any time, and we expect to admit stockholders on at least a monthly basis. The proceeds of this offering will be received and held in trust for the benefit of the investors to be used for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

       has agreed to act as an IRA custodian for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with       , and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter,        has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “single purchaser” (as defined below), the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

For a “Single Purchaser”	Purchase Price per Share for Incremental Share in Volume Discount Range	Selling Commission per Share for Incremental Share in Volume Discount Range
$2,000 – $250,000	$10.00	$0.70
250,001 – 500,000	9.85	0.55
500,001 – 750,000	9.70	0.40
750,001 – 1,000,000	9.60	0.30
1,000,001 – 5,000,000	9.50	0.20

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,459. The discount would be calculated as follows: on the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share; on the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more may, in our sole discretion, be reduced to $0.20 per share or less. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any single purchaser (defined below), provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a single purchaser. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all such subscriptions were made by a single purchaser.

For the purpose of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their children, grandchildren, nieces and nephews and any other members of their extended family who purchase the shares for his, her and/or their own accounts;
•	any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;
•	any group of entities owned or controlled by the same beneficial owner or owners;
•	any individuals or entities acquiring shares as joint purchasers;
•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;
•	all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or
•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions of any group of purchasers may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find Additional Information.”

Our amended and restated charter will be filed with the State Department of Assessments and Taxation of Maryland, after it is approved by our board of directors and our initial stockholder, which we expect to occur concurrently with the commencement of this offering. Neither our charter nor bylaws have an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

CHARTER AND BYLAW PROVISIONS

The stockholders’ rights and related matters are governed by our charter, our bylaws and Maryland law. Some provisions of our charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. It is the duty of our directors, including the independent directors, to take reasonable steps to insure that the foregoing requirement is met. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman, the president, the chief executive officer, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of all the votes entitled to be cast at such meeting make a written request for the meeting. The written request may be delivered in person or by mail and must state the purpose(s) of, and matters proposed to be acted upon at, the meeting. Any special meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the notice. With respect to special meetings, the notice will state the purpose of the meeting and the matters to be acted upon. In general, the presence, in person or by proxy, of 50% of all the votes entitled to be cast at such meeting will constitute a quorum.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our charter provides that we may not have less than three, nor more than ten, directors. Upon commencement of this offering, a majority of the directors must be independent directors. Any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, except that upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. Any director may resign at any time by written notice to the board of directors. Further, any director may be removed, with or without cause, at a meeting called for that purpose by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have at least three years of relevant real estate experience. At least one of the independent directors must be a financial expert with at least three years of financial experience.

Stockholder Liability

Our stockholders are not liable in any manner whatsoever for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us, nor subject to any personal liability whatsoever in connection with our assets or affairs, by reason of being a stockholder.

Stockholder Voting Rights

Each share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights nor preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive the affirmative vote of a majority of the shares entitled to vote, present in person or by proxy, at a stockholders’ meeting, provided there was a quorum present when the meeting commenced. A quorum is obtained when the stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter are present in person or by proxy. Any or all directors may be removed, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter unless our charter or the MGCL require otherwise. Unless otherwise provided in a corporation’s charter (which our charter does not), Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by the unanimous written or electronic consent of all stockholders entitled to vote.

Our charter provides that our board of directors may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to cast on the matter:

•	amend our charter, including, without limitation, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to increases or decreases in the number of shares of stock of any class or series or the aggregate number of shares of stock, a change of our name, a change of the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock and certain reverse stock splits;
•	sell all or substantially all of our assets other than in the ordinary course of our business or in connection with our liquidation or dissolution;
•	cause a merger or consolidation of our company; or
•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, holders of a majority of voting shares may vote to amend our charter, dissolve or liquidate our company or remove the directors.

Neither our advisor, our directors, nor any of their affiliates may vote their shares regarding, or consent to, matters submitted to the stockholders pertaining to the removal of our advisor, such directors or any of their affiliates, or any transaction between us and any of them. For purposes of determining the necessary percentage in interest of shares needed to approve a matter on which our advisor, our directors or any of their affiliates are prohibited from voting or consenting, the shares of our common stock owned by any of the foregoing will not be included.

Stockholder Lists; Inspection of Books and Records

A stockholder, or its designated representative, will be permitted, at reasonable times, to access all of our records to which it is entitled by applicable law, and it may inspect and copy any of such records for a reasonable charge for the purposes specified below. At our principal office, we maintain an alphabetical list of names, record addresses and telephone numbers, if any, of all stockholders, along with the number of shares held by each stockholder. The stockholder list is updated at least quarterly to reflect changes in the information contained therein. A stockholder, or its designated representative, may request a copy of the stockholder list to inquire about matters relating to the stockholder’s voting rights and its exercise of such rights under federal proxy laws. We will mail the stockholder list, printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type), to any stockholder requesting such within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or board of directors neglect, or refuse, to exhibit, produce or mail a copy of the stockholder list if requested in accordance with the foregoing, then in accordance with applicable law and our charter, our advisor and directors will be liable to the stockholder who made the request. The advisor’s and/or directors’ liability may include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. Our advisor and board of directors may, however, refuse to supply the list without any liability to the stockholder if the advisor or board of directors reasonably believe that the stockholder’s actual purpose for the request is to secure the list for the purpose of selling it or using it for a commercial purpose unrelated to such stockholder’s interest in us. We may require the stockholder requesting the list to represent that the stockholder list is not requested for one of the foregoing restricted purposes. The foregoing stockholder remedies are in addition to, and in no way limit, other remedies available to stockholders under federal law, or the laws of any state.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our bylaws may be amended in a manner not inconsistent with our charter by a majority vote of the directors.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. If our shares are listed on a national stock exchange or traded in the over-the-counter market by the tenth anniversary of completion of our initial public offering, we will continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. If by        we are not listed on a national stock exchange or traded in the over-the-counter market and we are not dissolved, our board of directors must either (a) adopt a resolution that proposes an extension or elimination of this deadline by amendment to our charter, declaring that such amendment is advisable and directing that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution declaring that a proposed liquidation and dissolution is advisable and mandating submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment sought by our board of directors, then our board of directors will seek the plan of liquidation mentioned above. If our stockholders do not then approve the plan of liquidation, we will continue our business until dissolved in accordance with the foregoing. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors will seek the charter amendment extending the ten year deadline. If our stockholders do not then approve the amendment, we will continue our business until dissolved in accordance with the foregoing.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to notice of the meeting;
•	by or at the direction of our board of directors; or
•	by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	by or at the direction of the board of directors; or

•	provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in our bylaws.

A stockholder nomination or proposal of business in connection with an annual meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the meeting of the proxy statement for the prior year’s annual meeting; or
•	in the event that the number of directors is increased and there is no public announcement of such action, at least 130 days before the first anniversary of the date of the mailing of the proxy statement for the preceding year’s annual meeting, and with respect to nominees for any new positions created by such increase, not later than 5:00 p.m., Eastern Standard Time, on the tenth day following the day on which such public announcement is first made.

A stockholder nomination for a special meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the special meeting or the 10th day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion and Roll-Up Transactions

A “roll-up transaction,” in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of a roll-up entity. A “roll-up entity” is a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up transaction does not include a transaction involving (a) securities that have been listed on a national securities exchange for at least 12 months, or (b) our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;
•	our term of existence;
•	sponsor or advisor compensation; or
•	our investment objectives.

In the event of a proposed roll-up transaction, an appraisal of all our assets must be obtained from an independent appraiser, that is, a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by us or of other assets determined by our board of directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. If the appraisal is used in connection with the roll-up transaction, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement. We will include a summary of the appraisal, indicating all material assumptions underlying it, in a report to our stockholders in connection with a proposed roll-up transaction. We may not participate in any proposed roll-up transaction which would:

•	result in the common stockholders having rights which are more restrictive to them than those provided in our charter, including any restriction on the frequency of meetings;
•	result in the common stockholders having less voting rights than are provided in our charter;
•	result in the common stockholders having greater liability than provided in our charter;
•	result in the common stockholders having fewer rights to receive reports than those provided in our charter;

•	result in the common stockholders having access to records that are more limited than those provided for in our charter;
•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;
•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the roll-up transaction is rejected by the common stockholders.

Common stockholders who vote “no” on the proposed roll-up transaction will have the choice of:

•	accepting the securities of the roll-up entity offered; or
•	either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, reimbursement to our advisor for total operating expenses (excluding property level operating expenses) in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have the responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If, at the end of any fiscal quarter our total operating expenses for the 12 months then ended exceed the greater of the foregoing limit, we will disclose such in writing to the stockholders within 60 days of the end of such fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the reasons for such conclusion. If total operating expenses exceed the limitations described above and our directors are unable to conclude that the excess was justified, then our advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions With Affiliates

Our charter prohibits us from entering into certain transactions to purchase or lease an asset from, or sell or lease an asset to, our directors, our advisor or any of its affiliates. For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (a “person”) includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
•	any executive officer, director, trustee or general partner of such other person; and
•	and any legal entity for which such person acts as an executive officer, director, trustee or general partner.

However, while we and our advisor have no current plans to do so, we may enter into joint ventures and preferred equity investments to co-invest with our sponsor or its affiliates for the acquisition of properties. See “Investment Strategy, Objectives and Policies — Joint Venture Investments.”

Restrictions on Borrowing

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that, in general, aggregate long-term permanent borrowings will not exceed 65% of the aggregate fair market value of all properties. This anticipated amount of leverage will be achieved over time. We may also incur short-term indebtedness, having a maturity of two years or less. Any such short-term indebtedness would involve a line of credit from a potential seller of a property or properties, with the expectation that such short-term indebtedness would be refinanced with long-term indebtedness. In addition, our charter provides that the aggregate amount of borrowing (both long- and short-term) in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over the foregoing limitations will be:

•	approved by a majority of our independent directors; and
•	disclosed to stockholders in the immediately following quarterly report, along with justification for such excess.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. See “Investment Strategy, Objectives and Policies — Borrowing.”

Restrictions on Investments

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

(i) Not more than ten percent (10%) of our total assets shall be invested in unimproved real property or mortgage loans on unimproved real property.

(ii) We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.

(iii) We will not invest in any mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of independent directors so determine, and in all cases in which the transaction is with the advisor, the sponsor, any director or any affiliates thereof, such appraisal of the underlying property must be obtained from an independent appraiser. Such appraisal shall be maintained in our records for at least five (5) years and shall be available for inspection and duplication by any stockholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv) We will not invest in any mortgage, including a construction loan, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(v) We will not invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of the advisor, the sponsor, any director or any affiliate thereof.

(vi) We will not issue equity securities redeemable solely at the option of the holder (except that stockholders may offer their common shares to us pursuant to the share repurchase program);

(vii) We will not issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

(viii) We will not issue equity securities on a deferred payment basis or under similar arrangements;

(ix) We will not issue options or warrants to purchase shares to the advisor, the directors, the sponsor or any affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the advisor, the directors, the sponsor or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, the directors, the sponsor or any affiliate thereof shall not exceed ten percent (10%) of the outstanding shares on the date of grant. The voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

(x) Our aggregate leverage shall be reasonable in relation to our “net assets” as defined in our charter and shall be reviewed by our Board of Directors at least quarterly. Subject to the immediately following sentence, the maximum amount of such leverage shall not exceed seventy-five percent (75%) of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or the aggregate fair market value of our assets as of the date of any borrowing, provided, that leverage on any individual asset may exceed such limit. Any excess in borrowing over such seventy-five percent (75%) level shall be approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess.

(xi) We will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the Board of Directors determines, in its sole discretion, that REIT qualification is not in our best interests.

(xii) We will not invest in real estate contracts of sale unless such contracts are in recordable form and appropriately recorded in the chain of title.

(xiii) We will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of the directors or any of our executive officers.

(xiv) We will not invest in any equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable, however, this restriction will not apply to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity” if the purchases are otherwise approved by a majority of our disinterested directors, including a majority of our disinterested independent directors; or (iii) the securities of a REIT or other real estate operating company.

(xv) We will not engage in any short sale.

(xvi) The value of all investments in debt secured by a mortgage on real property that is subordinate to the lien of other debt shall not exceed twenty five percent (25%) of our tangible assets.

(xvii) We will not engage in trading, as opposed to investment activities.

(xviii) We will not engage in underwriting activities or distribute, as agent, securities issued by others.

(xix) We will not invest in foreign currency or bullion.

(xx) The aggregate amount of borrowing shall not exceed three hundred percent (300%) of our “net assets” as defined in our charter as of the date of the borrowing unless the excess is approved by a majority of the independent directors and disclosed to the stockholders in the next quarterly report following such borrowing along with justification for such excess.

(xxi) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in sentences (i) through (xx) above.

Subject to the above restrictions, a majority of our directors, including a majority of our independent directors, may alter our investment strategies or objectives if they determine that a change is in our best interests.

We intend to invest in a manner so that we are not considered an “investment company” as defined in the Investment Company Act. See “Investment Strategy, Objectives and Policies — Regulatory Aspects of Our Investment Strategy.”

HOW TO SUBSCRIBE

Investors who meet the suitability standards described above may purchase shares of common stock. See “Who May Invest” and the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.
•	Until we achieve the minimum offering, deliver a check for the full purchase price of the shares being subscribed for, payable to “ , escrow agent for Empire REIT.” along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement. After we achieve the minimum offering, your check should be made payable to “Empire American Realty Trust, Inc.”, except that investors from Pennsylvania should make checks payable to “ , escrow agent for Empire REIT” until we have received and accepted subscriptions for $50 million.

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;
•	You received a copy of our final prospectus not less than five business days prior to signing the subscription agreement;
•	You meet the minimum income, net worth and any other applicable suitability standards established for you;
•	You are purchasing our common stock for your own account; and
•	You acknowledge that our common stock is illiquid.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility, which our broker dealer will undertake as our agent, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material may also contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

It is the duty of our directors, including the independent directors, to take reasonable steps to insure that the foregoing requirements are met.

At the same time as any distribution, we will provide stockholders with a statement disclosing the source or sources of the funds distributed and the amount provided from each source. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;
•	the present or proposed use of the property and its suitability and adequacy for that use;
•	the terms of any material leases affecting the property;
•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and
•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflects each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

Within 90 days following the close of each of our fiscal years, each stockholder that is an ERISA Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

RELATIONSHIPS AND RELATED TRANSACTIONS

Our advisor has purchased 20,000 shares of our common stock for $10.00 per share in connection with our organization. Our advisor also made a capital contribution of $2,000 to our operating partnership in exchange for 200 limited partnership units of the operating partnership. The 200 limited partnership units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the prospectus included in this registration statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act, in reliance upon the exemption from registration in Section 4(2) of the Securities Act because the transactions did not involve any public offering.

We have entered into agreements to pay our advisor, our property manager, our dealer manager and their affiliates fees or other compensation for providing services to us, as more fully described in “Compensation Table.” See the section of this prospectus titled “Operating Partnership Agreement” for information about the partnership agreement among us, our advisor and Empire American ALP, LLC.

Statement Regarding Transactions with Affiliates

Upon the completion of this offering, we will adopt a policy regarding the approval of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts about the transaction. The general counsel will then assess and promptly communicate that information to our board of directors. Based on its consideration of all of the relevant facts and circumstances, the board of directors will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this board committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

LEGAL MATTERS

Proskauer Rose LLP, will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our sponsor, advisor and their affiliates.

Proskauer Rose LLP has reviewed the statements in the section of the prospectus titled “Certain Material U.S. Federal Income Tax Considerations” and elsewhere as they relate to U.S. federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP will pass upon the legality of the common stock and certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated financial statements of Empire American Realty Trust, Inc. and Subsidiary included in this prospectus have been audited by Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
OF
EMPIRE AMERICAN REALTY TRUST, INC.
(A Maryland Corporation)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Empire American Realty Trust, Inc.

We have audited the accompanying consolidated balance sheet of Empire American Realty Trust, Inc. and Subsidiary (a development stage company) (the “Company”) as of April 30, 2009 and the related consolidated statements of stockholder’s equity and cash flows for the period March 26, 2009 (date of inception) through April 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empire American Realty Trust, Inc. and Subsidiary as of April 30, 2009 and their cash flows for the period March 26, 2009 (date of inception) through April 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
June 17, 2009

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
As of April 30, 2009

April 30, 2009
ASSETS
Cash	$202,000
Total Assets	$202,000
STOCKHOLDER’S EQUITY
Stockholder’s equity:
Common stock, $0.01 par value; 200,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in-capital	199,800
Total Company’s stockholder’s equity	200,000
Non-controlling interests	2,000
Total Stockholder’s Equity	$202,000

See Accompanying Notes to These Consolidated Financial Statements.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
For the Period March 26, 2009 (Date of Inception) Through April 30, 2009

	Company’s Stockholder’s Equity
	Common Shares		Additional Paid-In Capital		Total Stockholder’s Equity
	Common Shares	Amount		Non-Controlling Interests
Balance, March 26, 2009 (Date of Inception)	—	$—	$—	$—	$—
Proceeds from issuance of common stock	20,000	200	199,800	—	200,000
Proceeds from issuance of limited partnership units				2,000	2,000
Balance, April 30, 2009	20,000	$200	$199,800	$2,000	$202,000

See Accompanying Notes to These Consolidated Financial Statements.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period March 26, 2009 (Date of Inception) Through April 30, 2009

Cash Flows From Operating Activities:
Net cash provided by (used in) operating activities	$—
Cash Flows From Investing Activities:
Net cash provided by (used in) investing activities	—
Cash Flows From Financing Activities:
Proceeds from issuance of common stock	200,000
Proceeds from issuance of limited partnership units	2,000
Net change in cash	202,000
Cash, beginning of period	—
Cash, end of period	$202,000

See Accompanying Notes to These Consolidated Financial Statements.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

Empire American Realty Trust, Inc. (the “Company”) was formed on March 26, 2009 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2010. The Company intends to offer (the “Offering”) a minimum of 250,000 shares and a maximum of 100,000,000 shares of common stock for sale to the public at a price of $10 per share (exclusive of the 10,000,000 shares available pursuant to the Company’s distribution reinvestment program and 300,000 shares reserved for issuance under the Company’s Employee and Director Incentive Restricted Share Plan). The Company sold 20,000 shares to Empire American Advisors, LLC (the “Advisor”) on April 30, 2009, for $10 per share. The Company invested the proceeds from this sale in partnership units of Empire American Realty Operating Partnership, L.P. (the “Operating Partnership”) and, as a result, holds a 99.01% interest in the Operating Partnership. The Advisor contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The holders of limited partnership units have the right to redeem these units for cash equal to the value of an equivalent number of the Company’s common shares, or, at the option of the Company, the Company may purchase such units for cash or by issuing an equal number of common shares of the Company, as permitted by the limited partnership agreement of the Operating Partnership. The Company has not commenced operations, and therefore, is in its development stage.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by the Advisor pursuant to an advisory agreement between the Company and the Advisor. The Company intends to use substantially all of the net proceeds from the Offering to acquire a diversified portfolio of real estate and real estate-related securities. Empire American Management, LLC (the “Property Manager”), a Delaware limited liability company formed on April 21, 2009, will provide property management services to the Company under the terms of a management agreement. The Property Manager will provide services in connection with the rental, leasing, operation and management of the Company’s properties.

The Company intends to retain Empire American Realty, LLC (the “Dealer Manager”) to serve as the dealer manager of the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Advisor, the Property Manager and the Dealer Manager are indirectly owned and controlled by the Company’s sponsor and are affiliates of the Company. The Advisor, the Property Manager and the Dealer Manager, all of which are considered related parties, will receive compensation and fees for services related to the Offering and for the investment and management of the Company’s assets. The compensation levels during the Offering, the acquisition and the operational stages are based on percentages of the offering proceeds sold, the cost of the acquired properties and the annual revenue earned from such properties, respectively. (See Note 4 — Related Party Transactions, for a summary of the related party fees.)

As of June 1, 2009, neither the Company nor the Operating Partnership had acquired or contracted to make any investments. The Advisor had not identified any assets in which there is a reasonable probability that the Company or the Operating Partnership will invest.

2. Summary of Significant Accounting Policies

Below is a discussion of the accounting policies that the Company’s management believes will be significant once the Company commences operations. The Company’s management considers these policies significant because they contribute to the understanding and evaluation of the Company’s reported financial results.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Operating Partnership. All significant intercompany, balances and transactions are eliminated in consolidation. The consolidated financial statements of the Company and its subsidiary are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant assumptions and estimates relate to the valuation of real estate, depreciable fixed assets lives, revenue recognition, the collectability

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. To date, the Company has not experienced any losses on its cash and cash equivalents.

Marketable Securities

Marketable securities are recorded at fair value, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized holding gains or losses are reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities are determined based on the specific identification of the securities sold. An impairment charge is recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. We consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below the Company’s amortized cost basis, any adverse changes in the financial condition of the issuers’ and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

Revenue Recognition

Minimum rents will be recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Recoveries from residential tenants for utility costs are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent period.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants experiencing financial difficulties are analyzed and estimates are made in connection with the expected uncollectible receivables. The Company’s reported operating results are directly affected by management’s estimate of the collectability of accounts receivable.

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of properties in accordance with SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Transaction costs and fees incurred related to acquisitions are expensed as incurred. Transaction costs and fees incurred related to the acquisition of a joint venture interest, accounted for under the equity method of accounting, are capitalized as part of the cost of the investment.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141(R), at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation, in no case later than within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial non-cancelable lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms. Optional renewal periods are not considered.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets, including related identifiable intangible assets, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on an ongoing basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements are capitalized and amortized over the initial term of each lease. Maintenance and repairs are charged to expense as incurred.

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the date the tenant’s lease obligation begins.

Income Taxes

The Company will make an election to be taxed as a REIT beginning with the year ending December 31, 2010. Accordingly, no provision for income tax has been recorded.

The Company will elect and plan to qualify to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, in conjunction with the filing of its 2010 federal tax return. To qualify and maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify and maintain treatment as a REIT and intends to operate in such a manner so that the Company will qualify and remain qualified as a REIT for federal income tax purposes.

Financial Instruments

The carrying amounts of cash and cash equivalents approximate its fair value because of the short maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash and cash equivalents.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

Net Income/Loss per Share

Net income/loss per share is computed in accordance with SFAS No. 128, Earnings per Share, by dividing the net income/loss by the weighted average number of shares of common stock outstanding. The Company does not have any common stock equivalents outstanding. As such, the numerator and the denominator used in computing both basic and diluted net income/loss per share allocable to common stockholders for each period presented are equal due to the net operating income/loss.

Organization and Offering Costs

The Advisor may advance or reimburse all of the organization and offering costs incurred on the Company’s behalf. These costs are not included in the consolidated financial statements of the Company because such costs are not a liability of the Company until the subscriptions for the minimum number of shares of common stock are received and accepted by the Company. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All organization and offering costs will be recorded as a reduction of additional paid in capital. Total organization and offering costs incurred through April 30, 2009 that were funded by the Advisor are $57,045.

New Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standards (“FAS”) 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” This FSP changes existing guidance for determining whether an impairment of debt securities is other than temporary. The FSP requires other than temporary impairments to be separated into the amount representing the decrease in cash flows expected to be collected from a security (referred to as credit losses) which is recognized in earnings and the amount related to other factors which is recognized in other comprehensive income. This noncredit loss component of the impairment may only be classified in other comprehensive income if the holder of the security concludes that it does not intend to sell and it will not more likely than not be required to sell the security before it recovers its value. If these conditions are not met, the noncredit loss must also be recognized in earnings. When adopting the FSP, an entity is required to record a cumulative effect adjustment as of the beginning of the period of adoption to reclassify the noncredit component of a previously recognized other than temporary impairment from retained earnings to accumulated other comprehensive income. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual periods ending after June 15, 2009. The Company does not believe the adoption of FSP FAS 115-2 and FAS 124-2 will have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” This FSP provides additional guidance on estimating fair value when the volume and level of activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. The FSP also provides additional guidance on circumstances that may indicate that a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company does not believe the adoption of FSP FAS 157-4 will have a material effect on the Company’s consolidated financial statements.

FSP 107-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP 107-1”), increases the frequency of fair value disclosures required by SFAS No. 107, Disclosures About Fair Value of Financial Instruments (SFAS No. 107). FSP 107-1 relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only required to be disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. FSP 107-1 is effective for interim reporting

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies  – (continued)

periods ending after June 15, 2009. The Company does not believe the adoption of FSP 107-1 will have a material effect on the Company’s consolidated financial statements.

In February 2008, the FASB issued FSP No. 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (“FSP 140-3”). FSP 140-3 provides guidance on the accounting for repurchase agreements related to transferred financial assets when the repurchase arrangement is between the same parties as the original transfer. Under this guidance, an initial transfer of a financial asset and a repurchase agreement are generally considered part of the same linked transaction in evaluating the initial transfer for sale accounting treatment. If certain criteria related to sale accounting are met, the initial transfer and repurchase financing will result in the purchased asset and the repurchase liability being separately reflected on the balance sheet. If the linked transaction does not meet the requirements for sale accounting, the linked transaction will generally be accounted for as a forward contract. FSP 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The adoption of FSP 140-3 did not have a significant impact on the Company’s consolidated financial statements.

In May, 2009, the FASB issued FASB Statement No. 165, Subsequent Events. This statement is effective for interim and annual periods ending after June 15, 2009. This statement is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date — that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. In particular, this statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

3. Stockholder’s Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Company’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Company’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Company’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of the Company’s common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of the Company’s assets) that might provide a premium price for holders of the Company’s common stock. To date, the Company had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Company will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of the Company’s stock, holders of the Company’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Company’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Stockholder’s Equity  – (continued)

Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Company’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Company’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Company’s common stock have equal dividend, distribution, liquidation and other rights.

Under its charter, the Company cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of the Company’s stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in which the Company is the acquirer, however, do not require stockholder approval. The Company had 20,000 shares of common stock outstanding as of April 30, 2009.

Equity Compensation Plans

The Company plans to adopt its Employee and Director Incentive Restricted Share Plan to provide for grants of awards to its directors, officers and full-time employees (in the event we ever have employees), full-time employees of its advisor and its affiliates, full-time employees of entities that provide services to it, directors of its advisor or of entities that provide services to it, certain of its consultants and certain consultants to the advisor and its affiliates or to entities that provide services to it. Such awards shall consist of restricted shares.

Restricted share awards entitle the recipient to common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

The Company accounts for stock-based compensation in accordance with, FAS No. 123(R), Share-Based Payment (FAS 123(R)). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. There were no restricted shares granted to date. Stock-based compensation will be classified within general and administrative expense in the consolidated statements of operations. As stock-based compensation expense recognized in the consolidated statements of operations will be based on awards ultimately expected to vest, the amount of expense will be reduced for estimated forfeitures. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures are estimated on experience of other companies in the same industry until entity-specific information is available.

Distribution Reinvestment Program

The Company has adopted a distribution reinvestment program (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. No selling commissions or dealer manager fees will be paid on shares sold under the DRP. The board of directors of the Company may amend or terminate

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Stockholder’s Equity  – (continued)

the DRP for any reason, provided that any amendment that adversely affects the rights or obligations of a participant shall only take effect upon 10 day’s written notice to participants.

Share Repurchase Plan

The Company’s board of directors has approved a share repurchase plan. The share repurchase plan allows for share repurchases by the Company when certain criteria are met. Share repurchases will be made at the sole discretion of the board of directors.

4. Related-Party Transactions

The Company anticipates executing an advisory agreement with the Advisor, a management agreement with the Property Manager and a dealer manager agreement with the Dealer Manager. These agreements will entitle the Advisor, the Property Manager and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of proceeds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Form of Compensation	Amount
Selling Commissions	Payable to the Dealer Manager up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. The Dealer Manager intends to reallow 100% of commissions earned for those transactions that involve participating broker dealers.
Dealer Manager Fee	Payable to the Dealer Manager up to 3% of gross proceeds of the Offering before reallowance to participating broker-dealers. The Dealer Manager, in its sole discretion, may reallow a portion of its dealer manager fee of up to 3% of the gross offering proceeds to be paid to such participating broker-dealers.
Organization and Offering Expenses	The Company will pay our advisor up to 1.5% of the gross offering proceeds for organizational and offering expenses. The Advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by the Company; provided, however, that in no event will the Company pay or reimburse organization and offering expenses in excess of 15% of the gross offering proceeds.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Related-Party Transactions  – (continued)

Form of Compensation	Amount
Operational Stage
Acquisition Fees	Fees payable to the Advisor in the amount of 2.5% of the gross contract purchase price (including any mortgage assumed) of the property, loans or other real estate-related assets purchased. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the gross contract purchase price (including any mortgage assumed) of the asset. The Advisor will be paid acquisition fees and we will reimburse the Advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract purchase price of the Company’s assets.
Acquisition Expenses	Expenses reimbursed to the Advisor incurred in connection with the purchase of property, loans or other real estate-related assets. The acquisition fees and expenses for any particular asset, including amounts payable to affiliates, will not exceed, in the aggregate, 6% of the gross contract purchase price (including any mortgage assumed) of the asset. The Advisor will be paid acquisition fees and we will reimburse the Advisor for acquisition expenses only to the extent that acquisition fees and acquisition expenses collectively do not exceed 6% of the contract purchase price of the Company’s assets.
Asset Management Fees	Payable to the Advisor in the amount of 0.75% of average invested assets. Average invested assets means the average of the aggregate book value of the Company’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. The Company will compute the average invested assets by taking the average of these book values at the end of each month during the quarter for which we are calculating the fee.
Property Management and Leasing Fees	Payable to the Property Manager on a monthly basis in the amount of 5.0% of the gross revenues. Additionally, the Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Related-Party Transactions  – (continued)

Form of Compensation	Amount
Operating Expenses	The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of the Company’s average invested assets, or (B) 25% of the Company’s net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company will not reimburse the Advisor or its affiliates for personnel employment costs incurred by the Advisor or its affiliates in performing services under the Advisory Agreement to the extent that such employees perform services for which the Advisor receives a separate fee.
Financing Coordination Fee	If the Advisor provides services in connection with the refinancing of any debt that the Company obtains, the Advisor will be paid a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.
Disposition Fee on Sale of Assets	The Company may pay the Advisor a commission upon the sale of one of more of the Company’s properties or other assets in an amount equal to the lesser of (a) one-half of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or (b) 1% of the sale price of the asset. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the sale of the asset. In addition, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the commission that would be reasonable, customary and competitive in light of the size, type and location of the asset or an amount equal to 6% of the sale price of such asset.

The Company will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan we will pay a disposition fee upon the sale of such property.

EMPIRE AMERICAN REALTY TRUST, INC. AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Related-Party Transactions  – (continued)

Form of Compensation	Amount
Subordinated Incentive Listing Fee	Upon listing the Company’s common stock on a national securities exchange, Empire American ALP, LLC, an indirect wholly owned subsidiary of the Sponsor, is entitled to a fee equal to 10% of the amount, if any, by which (a) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing, exceeds (b) the sum of the total amount of then-returned capital raised from investors and the amount of cash flow necessary to generate a 8% annual cumulative, non-compounded return to investors.
Subordinated Participation in Net Sale Proceeds	After investors have received a return of their capital contributions invested and a 8% annual cumulative, noncompounded return, then Empire American ALP, LLC is entitled to receive 10% of the remaining net sale proceeds.

APPENDIX A

Prior Performance Tables for Program Properties

The following introduction and tables below provide information relating to the non-public real estate investment program sponsored by our sponsor and its affiliates which raised funds from outside investors (the “Program”). The investments made under the Program are referred to as the “Program Properties.” The Program is substantially similar to our program because the Program (i) invested in multifamily properties, (ii) had all investment objectives to realize growth in the value of its properties, generate cash flows from operations and to invest in a diversified portfolio of multifamily properties and (iii) consisted mostly of value-added and opportunistic multifamily properties. The tables below provide information for use in evaluating the Program, the results of the operations of the Program, and compensation paid by the Program. The tables are included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. Please see the section of this prospectus titled “Prior Performance of Affiliates of our Sponsor—Non-Program Properties” for information regarding our Sponsor’s non-program properties.

Our sponsor presents the data in Prior Performance Table III for the Program on a tax basis for the years ended December 31, 2004 through December 31, 2007 and on a modified accrual basis for the year ended December 31, 2008 through the month ended March 31, 2009. In compliance with the SEC reporting requirements, Table III’s presentation of Revenues, Expenses and Net Income has been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which incorporate tax basis accounting. However, Table III is not presented on a GAAP basis.

While SEC rules and regulations allow our sponsor to record and report results for its non-public programs on an income tax basis, investors should understand that the results of these non-public programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate generally are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.
•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.
•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

The operating results for the Program Properties set forth in Table III would differ if such operating results were presented on a GAAP basis. Specifically, if Table III were presented on a GAAP basis the Program Properties would be considered impaired assets and, accordingly, an impairment loss would be recognized to decrease the value of the properties to their fair value. Additionally, although under GAAP all costs associated with the acquisition of assets are written off, under the tax method of accounting the costs incurred in connection with our acquisitions were capitalized and were recovered, either in whole or in part, from depreciation.

Prospective investors should read these tables carefully together with the summary information concerning the Program as set forth in “Prior Performance of Affiliates of our Sponsor” elsewhere in this Prospectus.

INVESTORS IN EMPIRE AMERICAN REALTY TRUST, INC. WILL NOT OWN ANY INTEREST IN THE PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PROGRAM.

Additional information about these tables can be obtained by calling us at (201) 326-3300.

The following tables use certain financial terms. The following briefly describes the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.
•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PROGRAM PROPERTIES

Table I provides a summary of the experience of Empire American Holdings, LLC and its predecessor entites and affiliates as a sponsor in raising and investing funds in non-public programs for the five years and the three months ended March 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	Empire Asset Group, LLC		%	Empirain Bay Investors, LLC	%
Dollar Amount Raised from Investors	$153,270,118			$2,218,779
Less offering expenses:(i)
Selling commissions and discounts	$919,070		0.60%	$—	—
Retained by affiliates	$—		0.00%	$—	—
Organizational expenses	$124,485		0.08%	$—	—
Other wages and commissions(ii)	$7,498,176		4.89%	$—	—
Available for investment	$144,728,387		94.43%	$2,218,779	100.00%
Acquisition costs:	$946,876,741		617.78%	$17,200,000	775.20%
Prepaid items and fees related to purchase of property	$13,016,879		8.49%		0.00%
Cash down payment – (deposit)	$21,553,654			$300,000	13.52%
Other (explain)			0.00%	—	0.00%
Total Acquisition Costs	$960,578,779		626.72%	$17,200,000	775.20%
Percent leverage (mortgage financing divided by total)	87.7%			95.00%
Date Offering Began	11/26/2003			4/8/2003
Length of Offering (in months)	64			13
Month(s) to invest 90% of amount available for investment	N/A	(iii)		1

(i)	All offering expenses of Empirain Bay Investors, LLC were attributed to Empire Asset Group, LLC because the programs were offered to the same investors during the same time period.
(ii)	Includes wages for Empire Asset Group, LLC employees for the reported period of $1,855,864 and purchase commissions of $5,642,312.
(iii)	Empire Asset Group, LLC currently continues to raise additional capital for property acquisitions.

TABLE II

COMPENSATION TO SPONSOR FROM PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to Empire American Holdings, LLC and its predecessor entites and affiliates from its non-public program during the five years ended December 31, 2008 and the three months ended March 31, 2009.

	Empire Asset Group, LLC	Empirian Bay Investors, LLC
Date offering commenced	2003	2003
Dollar amount raised	$153,270,118	$2,218,779
Amount paid to sponsor from proceeds of offering
Underwriting fees	$—	$1,000
Acquisition fees	N/A	N/A
Real estate commissions	$5,642,487	$—
Advisory fees – acquisition fees	$272,432	$977
Other (identify and quantify)		$—
Dollar amount of cash generated from operations before deducting payments to sponsor	$2,129,704	$1,354,138
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	$—	$—
Reimbursements	$—	$—
Leasing commissions	$—	$—
Other (explain)	$—	$—
Total amount paid to sponser from operations	$—	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$78,202,294	$—
Notes		$—
Amount paid to sponsor:
Real estate commissions	$—	$—
Incentive fees	$—	$—
From property sales and refinancing	$78,202,294	$—

TABLE III

OPERATING RESULTS OF PROGRAM PROPERTIES

Table III summarizes the operating results of Empire Asset Group, LLC, which holds rental apartments.

	Year Ended December 31,
	2004	2005	2006	2007	2008(i)	2009(iii)
Gross revenues	$9,238,917	$21,566,839	$41,914,035	$41,249,632	$46,620,119	$27,707,839
Profit (loss) on sales of properties
Less:
Operating expenses	$4,086,691	$12,079,248	$18,406,807	$20,197,251	$21,578,521	$14,241,284
Interest expense	$1,808,766	$7,065,736	$20,197,840	$24,114,910	$29,795,132	$12,595,491
Depreciation	$1,701,633	$5,106,412	$11,274,275	$12,039,350	$10,345,466	$3,410,869
Amortization	$80,750	$1,641,770	$9,268,128	$2,789,952	$2,927,615	$804,411
Net income – Tax Basis	$1,561,077	$(4,326,327)	$(17,233,015)	$(17,891,831)	$(18,026,615)	$(3,344,216)
Taxable income (loss) from:
operations	$1,561,077	$(4,326,327)	$(17,233,015)	$(17,891,831)	$(18,026,615)	$(3,344,216)
gain (loss) on sale		$1,988,533	$20,110,047
Cash generated from operations	$3,343,460	$2,421,855	$3,309,388	$(3,062,529)	$(4,753,534)	$871,064
Cash generated from sales		$10,215,924	$18,035,828
Cash generated from refinancing	$—	$7,652,815	$49,192,649	$1,770,603	$—	$8,423,730
Cash generated from operations, sales and refinancing	$3,343,460	$20,290,594	$70,537,865	$(1,291,926)	$(4,753,534)	$9,294,794
Less: Cash distribution to investors from:
operating cash flow	$591,412	$2,874,381	$3,563,448	$—	$—	$—
sales and refinancing		$1,889,020	$3,126,987	$6,196,530	$4,543,183	$1,333,535
other(ii)	$171,000	$5,489,491	$13,617,051	$34,271,426	$7,133,808	$1,023,214
Cash generated after cash distributions	$2,581,048	$10,037,702	$50,230,379	$(41,759,882)	$(16,430,525)	$6,938,045
Less: Special items	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$2,581,048	$10,037,702	$50,230,379	$(41,759,882)	$(16,430,525)	$6,938,045
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss) from:
operations	$44	$(47)	$(183)	$(268)	$(202)	$(36)
recapture	$—	$—	$36	$—	$—	$—
Capital gain (loss)	$—	$22	$214	$—	$—	$—
Cash distributions to investors
Source (on Tax Basis)
Investment income	$16	$52	$71	$93	$51	$15
Return of capital	$5	$60	$145	$513	$80	$11
Source (on cash basis)
Sales	$—	$—	$—	$—	$—	$—
Refinancing
Operations	$16	$31	$38	$—	$—	$—
Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)						91%

(i)	The year ended December 31, 2008 and the three months ended March 31, 2009 are reported on Modified Accrual Basis. Consistent with past practices, the tax returns have not been filed. An extension was timely requested and granted.
(ii)	Return of Capital
(iii)	For the three months ended March 31, 2009.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAM PROPERTIES
EMPIRIAN BAY INVESTORS, LLC
(Unaudited)

Table III summarizes the operating results of Empirian Bay Investors, LLC(i), which holds rental apartments(1).

	Year Ended December 31,
	2004	2005	2006	2007	2008	2009
Gross revenues	$3,644,412	$3,445,545	$—	$—	$—	$—
Profit (loss) on sales of properties
Less:
Operating expenses	$1,720,817	$1,648,808	$—	$—	$—	$—
Interest expense	$1,021,983	$1,344,211	$—	$—	$—	$—
Depreciation	$654,487	$752,244	$—	$—	$—	$—
Amortization	$46,635	$65,517	$—	$—	$—	$—
Net income – Tax Basis	$200,490	$(365,235)	$—	$—	$—	$—
Taxable income (loss) from:
operations	$200,490	$(365,235)	$—	$—	$—	$—
gain (loss) on sale	$—	$—	$—	$—	$—	$—
Cash generated from operations	$901,612	$452,526	$—	$—	$—	$—
Cash generated from sales	$—	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$901,612	$452,526	$—	$—	$—	$—
Less: Cash distribution to investors from:
operating cash flow	$101,703	$22,235	$—	$—	$—	$—
sales and refinancing	$—	$—	$—	$—	$—	$—
other(ii)	$7,279	$1,220,176	$—	$—	$—	$—
Cash generated after cash distributions	$792,630	$(790,326)	$—	$—	$—	$—
Less: Special items	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$799,909	$430,291	$—	$—	$—	$—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss) from:
operations	$91	$(369)	$—	$—	$—	$—
recapture	$—	$—	$—	$—	$—	$—
capital gain (loss)	$—	$—	$—	$—	$—	$—
Cash distributions to investors
Source (on Tax Basis)
Investment income	$46	$22	$—	$—	$—	$—
Return of capital	$—	$—	$—	$—	$—	$—
Source (on cash basis)
Sales	$—	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—	$—
Operations	$46	$22	$—	$—	$—	$—
Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)						0.00%

(1)	During 2005, all the investors of this program transferred their investment interest to another program, Empire Asset Group, LLC.
(i)	During 2005 all the investors of this program transferred their investment interest to another program, Empire Asset Group, LLC.
(ii)	Return of Capital

TABLE IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV presents the results of the completed program, Empirian Bay Investors, LLC, which has sold its property and completed operations during the four years prior to December 31, 2006(1).

Dollar amount raised	$2,218,779
Number of Properties Purchased	1
Date of Closing of Offering	4/8/2004
Date of First Sale of Property	3/21/2006
Date of Final Sale of Property	3/21/2006
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
from operations	$(277)
from recapture	$—
Capital gain (loss)	$—
Cash Distributions to Investors
Sources (on Tax Basis)
Investment Income	$68
Return of Capital	$—
Sources (on Cash Basis)
Sales	$—
Refinancing	$—
Operations	$68

(1)	The investors in this program elected to have their funds rolled over to another program (Empire Asset Group, LLC) during 2005. Investors participated in this program from April, 2003 until June, 2005. Empirian Bay Investors, LLC retained no investor funds during the year it was sold.

TABLE V

SALES OR DISPOSALS OF PROGRAM PROPERTIES

This table provides summary information on the results of sales or disposals of properties by non-public prior programs having similar investment objectives to ours. All figures below are through March 31, 2009.

			Selling Price, Net of Closing Costs and GAAP Adjustements					Costs of Properties Including Closing and Soft Costs
Property	Date Acquired	Date Sold	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Proeprty Operating Cash Receipts Over Cash Expenditures
Winter Oaks	5/12/2004	2/16/2006	$5,134,951	$23,000,000	$—	$—	$28,134,951	$13,650,000	$1,050,000	$14,700,000	$1,512,809
Fort Pierce	6/3/2004	2/16/2006	$1,322,167	$5,760,000	$—	$—	$7,082,167	$5,760,000	$691,000	$6,451,000	$55,313
Goldenpoint	6/3/2004	2/9/2006	$2,583,640	$8,480,000	$—	$—	$11,063,640	$8,480,000	$1,017,000	$9,497,000	$(69,090)
Melbourne	6/3/2004	2/9/2006	$5,008,504	$11,480,000	$—	$—	$16,488,504	$11,480,000	$1,377,000	$12,857,000	$(35,165)
Wedgewood	6/3/2004	2/9/2006	$812,005	$5,140,000	$—	$—	$5,952,005	$5,140,000	$617,000	$5,757,000	$(46,412)
Windover West	6/3/2004	2/16/2006	$3,174,561	$9,320,000	$—	$—	$12,494,561	$9,320,000	$1,118,000	$10,438,000	$(155,303)
Orlando World Gateway	11/10/2004	9/30/2005	$10,215,924	$28,205,360	$—	$—	$38,421,284	$23,512,500	$7,550,698	$31,063,198	$(836,061)
Empirian Bay	3/14/2003	3/21/2006	$4,953,303	$21,992,526	$—	$—	$26,945,829	$16,400,000	$800,000	$17,200,000	$706,586

APPENDIX B

DISTRIBUTION REINVESTMENT PROGRAM

EMPIRE AMERICAN REALTY TRUST, INC.

Empire American Realty Trust, Inc., a Maryland corporation (“Empire”), has adopted this Distribution Reinvestment Program (the “Program”), to be administered by Empire, Empire American Realty, LLC (“the Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Program (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of Empire, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Program may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants are generally required to have the full amount of their cash distributions with respect to their Shares (the “Distributions”) reinvested pursuant to the Program. However, the Administrator shall have the sole discretion, upon request by the Participant, to accommodate the Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Program.

2. Distribution Reinvestment.  The Administrator will receive all Distributions paid by Empire. Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter.

3. General Terms of Program Investments.

(a) Distributions reinvested pursuant to the Program will be applied to the purchase of Shares at a price equal to $9.50 per share until the termination of the initial public offering. Thereafter, Distributions reinvested pursuant to the Program will be applied to the purchase of Shares at a price equal to the higher of (i) 95% of the then current net asset value as estimated by Empire’s board of directors or (ii)$9.50 per share, regardless of the price per Share paid by the Participant. A stockholder may not participate in the Program through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to Empire’s prospectus outside of the Program at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Program.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Program.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Program. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to Empire and will become property of the company.

(f) Participants may acquire fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of Empire or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Program to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by Empire’s Amended and Restated Charter. For purposes of this Program, “Ownership Limit” shall mean the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of any class or series outstanding equity securities of Empire.

4. Absence of Liability.  Empire, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Empire, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Program, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in Empire’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Program during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Program will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Program.

8. Termination.

(a) A Participant may terminate or modify his participation in the Program at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Program with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Program to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Program that conflict with the general terms and provisions of this Program, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Program.

10. Amendment to or Termination of the Program.

(a) The terms and conditions of this Program may be amended by Empire at any time, including but not limited to an amendment to the Program to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Program and Empire may terminate the Program itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Program or termination of a Participant’s participation in the Program, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

11. Governing Law.  This Program and the Participants’ election to participate in the Program shall be governed by the laws of the State of Maryland.

12. Notice.  Any notice or other communication required or permitted to be given by any provision of this Program shall be in writing and, if to the Administrator, addressed to                       , or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

13. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. Empire will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

EMPIRE AMERICAN REALTY TRUST, INC.

SUBSCRIPTION AGREEMENT

EMPIRE AMERICAN REALTY TRUST, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “, Escrow Agent for Empire REIT.”

Mail completed documents to:

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Empire American Realty, LLC
at   .

Instructions to Subscribers

Section 1: Indicate investment amount (Make all checks payable to “, Escrow Agent for Empire REIT”)

Section 2: Choose type of ownership

Non-Custodial Ownership

- Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 6.

- Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Dividend Allocation option

Section 5: To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager’s signature)

Section 6: Have ALL owners initial and sign where indicated on Page 6

Section 7: All investors must complete and sign the substitute W9

EMPIRE AMERICAN REALTY TRUST, INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT (Make all checks payable to “, Escrow Agent for Empire REIT.”)

Investment Amount $	Brokerage Account Number

The minimum initial investment is 200 shares ($2,000)                              (If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐  I/WE AM/ARE EMPLOYEE(S) OF EMPIRE AMERICAN REALTY, LLC, AN AFFILIATE, BROKER AND/OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I/WE ACKNOWLEDGE THAT I/WE WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

☐  CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
 Individual

 Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

 Tenants in Common

 TOD – Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.      .com)

 Uniform Gift/Transfer to Minors (UGMA/UTMA)

      Under the UGMA/UTMA of the State of

 Pension Plan (Include Plan Documents)

 Trust (Include title and signature pages of Trust Documents)

 Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)

Other (Include title and signature pages)	Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)

  ☐ IRA    ☐ ROTH/IRA    ☐ SEP/IRA
  ☐ SIMPLE    ☐ OTHER

Name of Custodian

Mailing Address

City, State Zip

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone

3.	INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)
A.	Individual/Trust/Beneficial Owner

First Name: Middle Name:
Last Name: Tax ID or SS#:
Street Address: City:
State: Zip:
Date of Birth: (mm/dd/yyyy) // If Non-U.S. Citizen, specify Country of
Citizenship:
Daytime Phone #: U. S. Driver’s License Number (if available):
State of Issue:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.
Any such request will be subject to our verification.

B.	Joint Owner/Co-Trustee/Minor

First Name: Middle Name:
Last Name: Tax ID or SS#:
Street Address: City:
State: Zip:
Date of Birth: (mm/dd/yyyy) // If Non-U.S. Citizen, specify Country of
Citizenship:
Daytime Phone #: U. S. Driver’s License Number (if available):
Daytime Phone #:

C.  Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:
City: State:
Zip:

D.  Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Date of Trust: //

Entity Name/Title of Trust: Tax ID Number:

E.  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth:	City State/Providence Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident Check which type of document you are providing:
☐ US Driver’s License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa ☐ Employment Authorization Document ☐ US Passport without U.S. Visa ☐ US Foreign national identity documents
Bank Name (required): Account No. (required):
Bank address (required): Phone No. required:

Number for the document checked above and country of issuance:

F.  Employer:      Retired: ☐

4.	DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of Empire American Realty Trust, Inc. and elect the distribution option indicated below:

A.	Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)
B.	Mail Check to the address of record
C.	Credit Dividend to my IRA or Other Custodian Account
D.	Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Empire American Realty Trust, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Empire American Realty Trust, Inc. in writing to cancel it. In the event that Empire American Realty Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:
Mailing Address: City: State:
Zip:
Account Number: Your Bank’s ABA/Routing Nbr:
Your Bank’s Account Number: Checking Acct:
Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM
IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature	Signature
5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker Dealer	Financial Advisor Name/RIA
Advisor Mailing Address
City	State Zip
Advisor No. Branch No.	Telephone No.
Email Address	Fax No.
Broker Dealer CRD Number	Financial Advisor CRD Number

☐  AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in).

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature:   Date:

Branch Manager Signature:   Date:

6.	SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner
a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Empire American Realty Trust, Inc.) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner	b) I/We have received the final prospectus of Empire American Realty Trust, Inc. not less than five business day prior to the date hereof.
Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that shares are not liquid.
Owner	Co-Owner	e) If an affiliate of Empire American Realty Trust, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
Owner	Co-Owner	f) My/our tax identification number(s) set forth in this Subscription Agreement is accurate and I/we am/are not subject to backup withholding.

Owner Signature:   Date:

Co-Owner Signature:   Date:

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee):   Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

California

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $100,000.

Kentucky

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Michigan, Ohio, Oregon, Pennsylvania and Washington

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Oregon, Pennsylvania or Washington resident’s net worth.

Arkansas and Iowa

•	Investors must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $100,000. In addition, shares will only be sold to Arkansas and Iowa residents that have a combined liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Kansas, Missouri and California

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Alabama

•	In addition to the general suitability standards above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Tennessee

•	In addition to the general suitability standards described above, Tennessee resident’s maximum investment in the issuer and its affiliates must not exceed 10% of their liquid net worth.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “EMPIRE” REFERS TO EMPIRE AMERICAN REALTY TRUST, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. — Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service.

For this Type of Account:	Give the SSN of:	For this Type of Account:	Give the EIN of:
1. An individual’s account	The individual	6. Sole proprietorship or single-owner LLC	The owner(3)
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)
		8. Corporate or LLC electing corporate status on Form 8832	The corporation
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
		10. Partnership or multi-member LLC	The partnership or LLC
4. (a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5. Sole proprietorship or single-owner LLC	The owner(3)	12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note.  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•	An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
•	The United States or any of its agencies or instrumentalities.
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
•	A foreign government or any of its political subdivisions, agencies or instrumentalities.
•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under Section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7. SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. SEE THE GUIDELINES BELOW FOR INSTRUCTIONS ON HOW TO FILL OUT THE SUBSTITUTE W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Number

Part 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)
CERTIFICATION INSTRUCTIONS — YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.

SIGNATURE:

DATE:

Name (Please Print):

Address (Please Print):

Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.
SIGNATURE:  Date:

EMPIRE AMERICAN REALTY TRUST, INC.

Common Stock

250,000 SHARES — MINIMUM OFFERING

110,000,000 SHARES — MAXIMUM OFFERING

PROSPECTUS

      , 2009

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Empire American Realty Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until      (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Assuming Sale of Maximum Offering).

Securities and Exchange Commission Registration Fee		$61,380.00
FINRA Filing Fee		$75,500.00
Printing and Mailing Expenses	$	*
Blue Sky Filing Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Advertising and Sales Literature	$	*
Due Diligence	$	*
Miscellaneous	$	*
Total	$	*

*	To be filed by amendment.

Sales to Special Parties.

Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment program for $9.50 per share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Empire American ALP, LLC, will receive an associate limited partner interest of our operating partnership. We may compensate certain individuals with grants of restricted stock pursuant to our Employee and Director Incentive Restricted Share Plan.

Recent Sale of Unregistered Securities

In connection with our organization, Empire American Advisors, LLC purchased from us 20,000 common shares for $10.00 per share, for an aggregate purchase price of $200,000. We made a capital contribution to Empire American Realty Operating Partnership, LP, our operating partnership, in the amount of $200,000 in exchange for 20,000 general partner units of the operating partnership. Our advisor also made a capital contribution to our operating partnership in the amount of $2,000 in exchange for 200 limited partner units of the operating partnership. The 200 limited partner units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Company’s charter does to the extent described above) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Subject to these restrictions, the charter and bylaws of the Company to obligate the Company to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company, (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (c) the advisor and its officers, directors and Affiliates (such persons and the advisor and its officers, directors and Affiliates being referred to herein as an Indemnitee) from and against any claim or liability to which an Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

However, the Company may not indemnify any director, the advisor or any affiliate of the advisor for any loss or liability suffered by such Indemnitee or hold such Indemnitee harmless for any loss or liability suffered by the Company unless (a) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (b) the Indemnitee was acting on behalf of the Company or performing services for the Company, (c) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct, and (d) the indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders. Further, the Company may not indemnify such Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (y) each claim or count involving alleged material violations of federal or state securities has been adjudicated in favor of the Indemnitee, or (z) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

The Company may advance amounts to such Indemnitee only if (w) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (x) the proceeding is initiated by a third party who is not a stockholder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (y) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (z) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification.

Our Charter and Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Charter Bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for any act or failure to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Maryland law prohibits indemnification of a director, officer, employee or agent of a corporation if it is established that:

•	the act or omission of the person was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,
•	the person actually received an improper personal benefit in money, property or services or
•	in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification, even though the person did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by a corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits the advance of reasonable expenses to a director, officer, employee or agent of a corporation only upon receipt of (a) a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Treatment of Proceeds from Stock Being Registered.

Inapplicable.

Financial Statements and Exhibits

(a) Financial Statements:

Inapplicable.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS
(Unaudited)

The table below presents information concerning the acquisition of properties during the five years ended December 31, 2008 by prior non-public programs sponsored by Empire American Holdings, LLC and its predecessor entities and affiliates.

	2004
Name Location	Winter Oaks Winterhaven, FL	Fort Pierce Fort Pierce, FL	Goldenpoint West Melbourne, FL	Melbourne West Melbourne, FL	Wedgewood Lakeland, FL	Windover West Orlando, FL
Type of Property Public/Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private
Number of units	460	120	187	257	90	200
Rentable Square Footage	525,852	89,920	156,208	246,192	82,866	146,639
Date of purchase	5/12/04	6/3/04	6/3/04	6/3/04	6/3/04	6/3/04
Contract purchase price plus acquisition fee	$14,700,000	$6,451,000	$9,497,000	$12,857,000	$5,757,000	$10,438,000
Cash down payment	$200,109	$71,200	$105,750	$146,850	$64,600	$111,600
Mortgage financing at date of purchase	$13,650,000	$5,760,000	$8,480,000	$11,480,000	$5,140,000	$9,320,000
Other cash expenditures expensed	$—	$—	$—	$—	$—	$—
Other cash expenditures capitalized	$—	$212,673	$291,596	$374,330	$197,186	$316,386
Total acquisition cost	$14,700,000	$6,663,673	$9,788,596	$13,231,330	$5,954,186	$10,754,386
Amount raised from investors(i)	(i)	(i)	(i)	(i)	(i)	(i)
Amount raised from sponsor(i)	(i)	(i)	(i)	(i)	(i)	(i)

	2004			2005
Name Location	Colonnade Germantown, TN	Southwind Memphis, TN	Orlando World Gateway Orlando, FL	Carrington Place Charlotte, NC	Cordova Cordova, TN	Waterford Memphis, TN
Type of Property Public/Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private
Number of units	252	306	304	274	256	320
Rentable Square Footage	292,948	294,832	362,921	309,285	281,452	356,857
Date of purchase	10/26/04	10/26/04	11/10/04	2/15/05	2/15/05	2/15/05
Contract purchase price plus acquisition fee	$20,650,000	$25,150,000	$31,000,000	$21,614,370	$22,817,696	$27,517,934
Cash down payment	$500,584	$500,000	$400,000	$433,333	$433,333	$433,333
Mortgage financing at date of purchase	$18,127,500	$21,502,500	$23,512,500	$19,682,000	$21,425,000	$24,893,000
Other cash expenditures expensed	$—	$—	$—	$—	$—	$—
Other cash expenditures capitalized	$182,059	$384,198	$63,198	$350,902	$434,292	$461,386
Total acquisition cost	$20,832,059	$25,534,198	$31,063,198	$21,965,272	$23,251,988	$27,979,320
Amount raised from investors(i)	(i)	(i)	(i)	(i)	(i)	(i)
Amount raised from sponsor(i)	(i)	(i)	(i)	(i)	(i)	(i)

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS – (continued)
(Unaudited)

	2005			2006
Name Location	Park Row Houston, TX	Stonegate Baltimore, MD	Inverness Tuscaloosa, AL	Chesapeake Chesapeake, VA	Highlands Charlotte, NC	Lanier Gainsville, GA
Type of Property Public/Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private
Number of units	390	220	208	374	309	292
Rentable Square Footage	438,110	217,560	267,517	381,186	353,838	321,768
Date of purchase	11/14/05	12/15/05	12/21/05	1/19/06	3/30/06	3/30/06
Contract purchase price plus acquisition fee	$35,592,500	$30,000,000	$22,750,000	$63,000,000	$28,895,495	$17,409,144
Cash down payment	$550,000	$1,000,000	$600,000	$2,000,000	$400,000	$400,000
Mortgage financing at date of purchase	$33,179,000	$27,067,500	$21,130,000	$56,500,000	$26,993,275	$16,107,000
Other cash expenditures expensed	$—	$—	$—	$—	$—	$—
Other cash expenditures capitalized	$1,534,564	$871,719	$667,920	$1,335,568	$342,046	$319,195
Total acquisition cost	$37,127,064	$30,871,719	$23,417,920	$64,335,568	$29,237,541	$17,728,340
Amount raised from investors(i)	(i)	(i)	(i)	(i)	(i)	(i)
Amount raised from sponsor(i)	(i)	(i)	(i)	(i)	(i)	(i)

	2006		2007	2008
Name Location	Waterford Landing McDonough, GA	Wildewood Columbia, SC	Gibraltar Indiana & Nebraska	Toledo Toledo, OH	Empirian Village Greenbelt, MD
Type of Property Public/Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private	Apartments Private
Number of units	260	240	2,412	1,060	2,881
Rentable Square Footage	289,928	275,548	2,460,748	1,049,186	2,547,481
Date of purchase	3/30/06	3/30/06	8/30/07	3/19/08	6/30/08
Contract purchase price plus acquisition fee	$20,725,172	$25,054,429	$173,000,000	$47,000,000	$275,000,000
Cash down payment	$400,000	$400,000	$3,000,000	$902,962	$8,500,000
Mortgage financing at date of purchase	$19,116,000	$22,465,725	$165,000,000	$43,600,000	$229,000,000
Other cash expenditures expensed	$—	$—	$—	$—	$—
Other cash expenditures capitalized	$311,854	$330,459	$2,940,405	$1,020,494	$759,609
Total acquisition cost	$21,037,025	$25,384,889	$175,940,405	$48,020,494	$275,759,609
Amount raised from investors(i)	(i)	(i)	(i)	(i)	(i)
Amount raised from sponsor(i)	(i)	(i)	(i)	(i)	(i)

(i)	All investments for this program were purchased from a pool of funds raised by the investors and the sponsor. There is no identifiable funds breakdown allocable to either specific group on any specific property.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, State of New Jersey, on the 14 day of August, 2009.

EMPIRE AMERICAN REALTY TRUST, INC.
By: /s/ Ezra Beyman Ezra Beyman Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Ezra Beyman Ezra Beyman	Chief Executive Officer, President and Chairman of the Board of Directors	August 14, 2009
/s/ David Newman David Newman	Chief Operating Officer and Director	August 14, 2009
/s/ David Teiler David Teiler	Chief Financial Officer	August 14, 2009
/s/ Jason Geldfond Jason Gelfond	Controller and Treasurer	August 14, 2009
* Martel Day	Director	August 14, 2009
* David T. Provost	Director	August 14, 2009
* Gary Torgow	Director	August 14, 2009
* Victor Weiss	Director	August 14, 2009
* By: /s/ David Newman David Newman Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Registration Statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement by and between Empire American Realty Trust, Inc. and Empire American Realty, LLC.
1.2	Form of Soliciting Dealers Agreement by and between Empire American Realty, LLC and the Soliciting Dealers.
3.1	Form of Articles of Amendment and Restatement of Empire American Realty Trust, Inc.
3.2†	Form of Bylaws of Empire American Realty Trust, Inc.
4.1†	Form of Agreement of Limited Partnership of Empire American Realty Operating Partnership, LP
5.1	Opinion of Venable LLP
8	Opinion of Proskauer Rose LLP as to tax matters.
10.1*	Form of Escrow Agreement by and between [ ], as escrow agent, Empire American Realty Trust, Inc. and Empire American Realty, LLC.
10.2	Form of Advisory Agreement by and between Empire American Realty Trust, Inc., Empire American Realty Operating Partnership, LP and Empire American Advisors, LLC
10.3	Form of Management Agreement by and between Empire American Realty Trust, Inc., Empire American Realty Operating Partnership, LP and Empire American Management, LLC.
10.4	Form of the Employee and Director Incentive Restricted Share Plan.
23.1	Consent of Amper, Politziner & Mattia, LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 8)
24.1	Power of Attorney (Victor Weiss and Gary Torgou)
24.2	Power of Attorney (David T. Proudst and Martel Day)

*	To be filed by amendment.
†	Previously filed.